                                                                    EXHIBIT 10.1

                           DATED: 28th February, 1997
                           --------------------------
   (as amended on 21st May, 1997, 18th June, 1999, 21st August, 2001 and 22nd
   --------------------------------------------------------------------------
                                November, 2002)
                                ---------------

                             CROWN CASTLE UK LIMITED
                (formerly Castle Transmission International Ltd.)
                                   as borrower

                        CROWN CASTLE UK HOLDINGS LIMITED
             (formerly Castle Transmission Services (Holdings) Ltd.)

                                       and

                       CROWN CASTLE COMMUNICATIONS LIMITED
                  (formerly Millennium Communications Limited)
                                  as guarantors

                        THE LENDERS listed in Schedule 1

      CREDIT SUISSE FIRST BOSTON, MIZUHO CORPORATE BANK, LTD, and THE ROYAL
                 BANK OF SCOTLAND PLC as mandated lead arrangers

      CREDIT LYONNAIS, THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND and
                     FORTIS BANK S.A./N.V. as lead arrangers

           SCOTIABANK EUROPE PLC and KBC FINANCE IRELAND as arrangers

                           CREDIT SUISSE FIRST BOSTON
                                    as agent

                          _____________________________

                   (Pounds)120,000,000 REVOLVING LOAN FACILITY
                               WITH A EURO OPTION

                          _____________________________

                                Slaughter and May
                                 One Bunhill Row
                                 London EC1Y 8YY
                                    (PHS/SRA)

LOAN AGREEMENT

DATE: 28th February, 1997 as amended on 21st May, 1997, on 18th June, 1999, on 21st August, 2001 and on 22nd November, 2002.

PARTIES

1. CROWN CASTLE UK LIMITED (formerly known as Castle Transmission International Ltd.), a company incorporated in England (number 3196207), of Warwick Technology Park, Gallows Hill, Heathcote Lane, Warwick CV34 6TN, as borrower;

2. CROWN CASTLE UK HOLDINGS LIMITED (formerly known as Castle Transmission Services (Holdings) Ltd.), a company incorporated in England (number 3242381), of Warwick Technology Park, Gallows Hill, Heathcote Lane, Warwick CV34 6TN and CROWN CASTLE COMMUNICATIONS LIMITED (formerly known as Millennium Communications Limited), a company incorporated in England (number 2903056), of Warwick Technology Park, Gallows Hill, Heathcote Lane, Warwick CV34 6TN, as guarantors;

3.     THE LENDERS listed in Schedule 1, as lenders;

4. CREDIT SUISSE FIRST BOSTON, MIZUHO CORPORATE BANK, LTD and THE ROYAL BANK OF SCOTLAND PLC as mandated lead arrangers;

5. CREDIT LYONNAIS, THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND and FORTIS BANK S.A./N.V. as lead arrangers;

6.     SCOTIABANK EUROPE PLC and KBC FINANCE IRELAND as arrangers; and

7.     CREDIT SUISSE FIRST BOSTON, as agent.

BACKGROUND

(A) At the request of the Borrower the Lenders are willing to provide a (Pounds)120,000,000 revolving loan facility to the Borrower on the terms of this Agreement. This facility will contain a euro option. In addition, the facility is to be guaranteed by the Guarantors and secured by the Charges granted by each of the Borrower and the Guarantors.

(B) Following the Amendment Date, the Borrower is to utilise all the amounts advanced to it under this Agreement for any or all of the following purposes:

       (i) to refinance the existing indebtedness outstanding under this Agreement; and

       (ii) to finance working capital, capital expenditure and other general corporate purposes including, without limitation, Permitted Acquisitions of the Borrower and its Restricted Subsidiaries.

The parties agree as follows:

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                                        2

                             PART I: INTERPRETATION

1.     INTERPRETATION AND CALCULATIONS

1.1    Definitions

       In this Agreement:

       "Advance" means an advance made, or to be made, under Clause 6.

       "Advance Date" means the date, or proposed date, of an Advance.

       "Advance Request" means a request made by the Borrower for an Advance made substantially in the form set out in Schedule 5.

       "Agent" means Credit Suisse First Boston, in its capacity as agent for the Lenders, acting through its office at One Cabot Square, London E14 4QJ or any other office in England which it may notify to the Borrower and the Lenders. If there is a change of Agent in accordance with Clause 22.12, "Agent" will instead mean the new Agent appointed under that Clause.

       "Amendment Date" has the meaning described in Clause 1.2(J)(ii).

       "Analogue Transmission Agreement" means the agreement between the Borrower and the BBC dated 27th February, 1997 as amended by amending agreements dated 16th July, 1998, 23rd December, 1999 and 31st March, 2001 relating to the analogue transmission by the Borrower of television and radio programmes produced by the BBC.

       "Analogue Transmission Business" means the business previously carried on by the BBC and assumed by the Borrower under the transfer scheme dated 24th February, 1997 made by the BBC in favour of, among others, the Borrower. This business is the provision of broadcasting, transmission and signal distribution services for radio and analogue television.

       "Applicable Margin" means the rate determined in accordance with Clause 8.8.

       "Authorised Person" means a person authorised to sign documents on behalf of a Company under this Agreement by virtue of a resolution of the directors of that Company a certified copy of which has been delivered to the Agent. A person will cease to be an "Authorised Person" upon notice by the appointing Company to the Agent.

       "Available Commitment" means the amount of a Lender's Commitment which is available for the Borrower. On any day, it is the Commitment of that Lender on that day less that Lender's aggregate participation in all outstanding Advances. Participations in Advances in the Optional Currency will be taken at their Original Sterling Amount.

       "BBC" means The British Broadcasting Corporation.

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                                       3

       "BBC DTT Transmission Agreement" means the BBC DTT Transmission Agreement No. 1 or the BBC DTT Transmission Agreement No. 2, as the context requires.

       "BBC DTT Transmission Agreement No. 1" means the DTT transmission agreement entered into between the Borrower and BBC dated 10th February, 1998 under which the Borrower has agreed to provide, amongst other things, distribution and transmission services to the BBC in relation to multiplex facilities for DTT.

       "BBC DTT Transmission Agreement No. 2" means the DTT transmission agreement entered into between the Borrower and BBC dated 23rd August, 2002 under which the Borrower has agreed to provide, amongst other things, distribution and transmission services to the BBC in relation to the DTT multiplex known as "multiplex B" and licensed to the BBC.

       "Bonds" means the (Pounds)125,000,000 Guaranteed Bonds due 2007 issued on 21st May, 1997 by CC Finance.

       "Borrower" means Crown Castle UK Limited, the first party to this Agreement.

         "Borrower's Group" means:

       (A)    if the Borrower has no Subsidiaries, the Borrower; and

       (B) if the Borrower has Subsidiaries, the Borrower and its Subsidiaries taken as a whole.

       "Borrower's Restricted Group" has the meaning described in Clause 19.1.

       "BT" means British Telecommunications plc.

       "BT Obligations" means the obligations of the Borrower to pay the Third Period Minimum Charge as defined in the Take or Pay Deed referred to in the definition of BT Site Acquisition Agreement.

       "BT Site Acquisition Agreement" means an agreement dated 15th November, 2000 as amended by amending agreements dated 4th April, 2002, 21 August, 2002 and 30 September, 2002 (and as supplemented by a Take or Pay Deed dated 15th November, 2000 and amended on or about 4th April, 2002) made between the Borrower and BT relating to the development of certain sites for transmission services.

       "Business Day" means a day on which banks are open for inter-bank payments in London.

       "CC Finance" means Crown Castle UK Finance plc (a company incorporated in England and Wales with registered number 3347387).

       "CCCL" means Crown Castle Communications Limited (formerly known as Millennium Communications Limited), one of the second parties to this Agreement.

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                                       4

       "CCIC" means Crown Castle International Corp.

       "CCIC Affiliate" means a wholly-owned Subsidiary of CCIC other than a member of the Borrower's Group.

       "Certifying Financial Officer" means:

       (A)    the senior financial officer of the Borrower; or

       (B) any other person authorised to sign certificates under this Agreement on behalf of the Borrower in place of the senior financial officer and who is so authorised by virtue of a resolution of the directors of the Borrower (a certified copy of which has been delivered to the Agent).

       "Charged Account" means the account of the Borrower with the Agent which is the subject of the Deposit Agreement and Charge on Cash Deposits. "Charges" means:

       (A)    the Debenture;

       (B)    the Deposit Agreement and Charge on Cash Deposits;

       (C)    each deed of accession executed and delivered pursuant to Clause
              28.2 of the Debenture including the deed of accession entered into between CCCL, the Parent and the Agent as of 27th October, 1998;

       (D) any other document creating in any foreign jurisdiction a form of security similar to that created under the Debenture in a form satisfactory to the Agent but which shall not contain terms materially more onerous than the Debenture;

       (E)    the Scottish Charge;

       (F)    the Northern Irish Charge; and

       (G) any other document executed in accordance with the terms of a "Charge" or this Agreement and expressed to be, or to be supplemental to, a Charge.

       "Commitment" means the amount which each Lender has committed to the Facility. Each Lender's initial "Commitment" is the amount set out next to its name in Schedule 1. This may be reduced or revised in accordance with this Agreement. In addition the amount of a Lender's "Commitment" may be adjusted by assignments and assumptions in accordance with Clause
       25.2 and novations in accordance with Clause 25.3

       "Company" means any of the Borrower and each Guarantor.

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                                        5

       "Costs Rate" means a rate per annum determined by the Agent and notified to the Borrower. This rate will be applied to an outstanding amount in sterling for a particular period. It will be calculated in accordance with Schedule 2.

       "Debenture" means the debenture creating fixed and floating charges or, in the case of the Parent, a charge over the shares held by it in the Borrower dated 28th February, 1997 and made between the Parent, the Borrower and Credit Suisse First Boston as trustee for the Lenders, any Hedging Bank and any Overdraft Bank, as acceded to by CCCL as of 27th October, 1998, as supplemented and amended with effect from 18th June, 1999 and as further supplemented and amended by the Supplemental and Amendment Deed.

       "Debt Coverage" has the meaning described in Clause 19.1.

       "Deposit Agreement and Charge on Cash Deposits" means the agreement dated 28th February, 1997 and made between the Borrower as depositor and Credit Suisse First Boston as trustee for the Lenders, any Hedging Bank and any Overdraft Bank, as amended with effect from 21st May, 1997 and 18th June, 1999 and as further amended by the Deposit Charge Amendment Agreement with effect from the Amendment Date.

       "Deposit Charge Amendment Agreement" means the agreement dated on or before the Amendment Date and made between the Borrower as depositor and Credit Suisse First Boston as agent and trustee for the Lenders amending the Deposit Agreement and Charge on Cash Deposits (as in effect before the Amendment Date).

       "Distribution" means any dividend or other distribution (as defined in section 263(2) of the Companies Act 1985, but ignoring section 263(2)(b)) or any loan to shareholders.

       "Dormant Subsidiary" means:

       (A)    each of those companies listed in Schedule 12; and

       (B) any other company that is dormant within the meaning of section 249AA(4) of the Companies Act 1985 or under any other law applicable to it in its jurisdiction of incorporation.

       "DTT" means digital terrestrial television.

       "DTT Transmission Business" means the business of providing DTT distribution and transmission services.

       "EBITDA" has the meaning described in Clause 19.1.

       "Equivalent Amount" means the amount in the Optional Currency equivalent to a specified amount in sterling. The "Equivalent Amount" will be calculated using the Exchange Rate applicable to the date on which the amount in the Optional Currency is to be or was advanced.

       "EURIBOR" means a rate per annum determined by the Agent and notified to the Borrower. This rate will be applied to an outstanding amount in euros for a particular period. It will be determined as follows:

       (A) "EURIBOR" will be the Screen Rate for deposits in euro for that period. This rate will be determined at or about 11.00 a.m. (Brussels time) on the Rate Fixing Date relating to the first day of that period.

       (B) If there is no Screen Rate for euro for that period, "EURIBOR" will be calculated using the rate at which deposits in euro are offered to the Reference Banks for that period by leading banks in the European inter-bank market. Each Reference Bank will notify the Agent of this rate when requested by the Agent. The rate notified will be the rate as at 11.00 a.m. (Brussels time) on the Rate Fixing Date relating to the first day of that period. The Agent will calculate the arithmetic mean of these rates, rounded upwards to five decimal places. This will be "EURIBOR" for the period. If fewer than two Reference Banks provide the Agent with notifications for a particular period, this method of determining "EURIBOR" will not be used for that period and Clause 11.3 will apply instead.

       "euro" means the single currency of the Participating Member States.

       "Exceptional Items" has the meaning described in Clause 19.1.

       "Excess Cash Flow" has the meaning described in Clause 5.4(G).

       "Exchange Rate" means a rate of exchange for converting an amount in sterling into an amount in the Optional Currency. The "Exchange Rate" applicable to any date will be the Agent's spot rate for the purchase of euro using sterling at or around 11.00 a.m. on the third Business Day before that date.

       "Extraordinary Items" has the meaning described in Clause 19.1.

       "Facility" means the revolving loan facility provided by this Agreement.

       "Facility Arrangers" means each of:

       (A) Credit Suisse First Boston, Mizuho Corporate Bank, Ltd and The Royal Bank of Scotland plc, in their capacities as Mandated Lead Arrangers;

       (B) Credit Lyonnais, The Governor and Company of the Bank of Scotland and Fortis Bank S.A./N.V. in their capacities as lead arrangers;

       (C) Scotiabank Europe plc and KBC Finance Ireland in their capacities as arrangers.

       "Facility Termination Date" means 18th June, 2006 or, if earlier, the date on which the Facility is cancelled in full in accordance with the terms of this Agreement.

       "Financial Indebtedness" has the meaning described in Clause 19.1.

       "Financial Model" means the management case model dated 26th September, 2002 which is described on its face in the Information Memorandum as "Management Case", in the agreed form.

       "Financing Document" means each of this Agreement and each Charge (and includes each amending agreement relating to any of them).

       "Generally Accepted Accounting Principles" means, at any time, accounting principles generally accepted and adopted in England at such time.

       "Group" means the Parent and its Subsidiaries.

       "Guarantee" means the guarantee of amounts due under this Agreement contained in Clause 15.

       "Guarantor" means:

       (A) the Parent, CCCL and each Restricted Subsidiary which has become an additional guarantor in accordance with Clause 20.1(R); and

       (B) the Borrower in respect of the obligations of each Restricted Subsidiary under an Overdraft Bank Agreement.

       "Hedging Bank" means any Lender or any affiliate of any Lender which is from time to time a party to a Hedging Contract.

       "Hedging Bank Agreement" means an agreement substantially in the form of
       Schedule 10.

       "Hedging Contract" means a contract entered into by the Borrower as part of its implementation of the Hedging Policy and includes all transactions entered into under that contract.

       "Hedging Policy" means the hedging policy of the Borrower and in a form satisfactory to the Agent which is delivered by the Borrower under paragraph 15 of Schedule 3.

       "Holding Company" has the meaning described in section 736 of the Companies Act 1985.

       "Hutchison 3G Agreement" means an agreement dated 23rd February, 2001 as amended by amending agreements dated 26th February, 2001, 10th April, 2001, and 28th June, 2002 and made between Hutchison 3G UK Limited and the Borrower concerning the provision of transmission site sharing facilities.

       "Indebtedness for Borrowed Money" of any person means:

       (A)    all obligations of that person for borrowed money;

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                                        8

       (B) any indebtedness under any acceptance credit opened on behalf of that person;

       (C) the face amount of any bills of exchange (issued for the purposes of raising finance) for which that person is liable;

       (D) all obligations of that person under any bond, debenture, note or similar instrument (but excluding any of the same which are issued in connection with the performance of obligations under contracts which are not payment obligations);

       (E) all obligations of that person in respect of any interest rate or currency swap or forward currency sale or purchase or other form of interest or currency hedging transaction (including without limit caps, collars and floors);

       (F)    all payment obligations of that person under any finance lease;

       (G) all obligations of that person in respect of the purchase price for goods or services payment of which is more than 90 days overdue;

       (H) all liabilities of that person (actual or contingent) under any guarantee, bond, security, indemnity or other agreement in respect of any Indebtedness for Borrowed Money of any other person; and

       (I) any other liability (actual or contingent) undertaken by that person for the purpose of raising finance.

       "Information Memorandum" means the information memorandum dated July, 2002 prepared to assist in the arrangement and syndication of the Facility, as supplemented by a revised proposal summary dated 26th September, 2002.

       "Instructing Group" means Lenders whose Commitments in aggregate exceed 66.6% of the total. If, however, an Advance has been made "Instructing Group" means Lenders whose participations in the Loan in aggregate exceed 66.6%. The amount of participations in Advances in the Optional Currency will be taken at their Original Sterling Amount.

       "Inter-Company Loan Agreement" means the inter-company loan agreement dated 21st May, 1997 between CC Finance and the Borrower, as amended on or around 18th June, 1999 and on or around the Amendment Date.

       "Interest" has the meaning described in Clause 19.1.

       "Interest Period" means each period described in Clause 8.1.

       "Investment Amounts" means, in relation to any period, the aggregate of:

       (A) Indebtedness for Borrowed Money incurred by, provided by or otherwise made available during that period by members of the Borrower's Restricted Group in

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                                        9

              relation to Unrestricted Entities. For this purpose any contingent liabilities will be taken at their maximum amount;

       (B) loans or other credit provided during that period by members of the Borrower's Restricted Group (to the extent not already included in paragraph (A) and with any contingent liabilities taken at their maximum amount);

       (C) any investments made during that period by members of the Borrower's Restricted Group; and

       (D) consideration paid during that period by members of the Borrower's Restricted Group in respect of Permitted Acquisitions. For this purpose the aggregate consideration paid will include any deferred purchase price payable (which, in the case of any earn-out, will be a fair estimate of the value of this earn-out) and any fair estimate of contingent costs or liabilities assumed in connection with the Permitted Acquisition (which shall include, in the case of joint ventures, any obligation of the type referred to in Clause 20.1(L)(i)(c)) details of which, in each case, must be set out in reasonable detail in the certificate delivered to the Agent by the Certifying Financial Officer under Clause 18.1(l). To the extent that amounts have already been taken into account in respect of any deferred purchase price payable or contingent costs or liabilities assumed these amounts will not be again taken into account during the period when they are paid, in each case, calculated so as to eliminate any double counting.

       "Lender" means a lender listed in Schedule 1 acting through the office appearing under its name on the signature pages or any other office in the United Kingdom which it may notify to the Agent. A lender which acquires an interest in the Facility by way of assignment or novation will become a "Lender" and will act through its office notified to the Agent. The expression also includes a successor in title to a Lender. A Lender will cease to be a "Lender" if it assigns or novates its entire interest in the Facility.

       "Lender Group Company" means a Lender or any Holding Company of a Lender.

       "LIBOR" means a rate per annum determined by the Agent and notified to the Borrower. This rate will be applied to an outstanding amount in sterling for a particular period. It will be determined as follows:

       (A) "LIBOR" will be the Screen Rate for deposits in sterling for that period. This rate will be determined at or about 11.00 a.m. on the Rate Fixing Date relating to the first day of that period.

       (B) If there is no Screen Rate for deposits in sterling for that period, "LIBOR" will be calculated using the rate at which deposits in sterling are offered to the Reference Banks for that period by leading banks in the London inter-bank market. Each Reference Bank will notify the Agent of this rate when requested by the Agent. This rate will be determined at or about 11.00 a.m. on the Rate Fixing Date relating to the first day of that period. The Agent will calculate the

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                                       10

              arithmetic mean of these rates rounded upwards to five decimal places. This will be "LIBOR" for the period. If fewer than two Reference Banks provide the Agent with notifications for a particular period, this method of determining "LIBOR" will not be used for that period and Clause 11.3 applies.

       "Loan" means the aggregate principal amount borrowed and not repaid under the Facility.

       "Mandated Lead Arrangers" means each of Credit Suisse First Boston, Mizuho Corporate Bank, Ltd and The Royal Bank of Scotland plc, in their capacities as mandated lead arrangers.

       "Material Adverse Effect" means a material adverse effect on:

       (A) the ability of the Borrower to perform its obligations under Clause 19.2;

       (B) the ability of the Borrower or (taken as a whole) the Guarantors to perform its or their payment obligations under the Financing Documents; or

       (C) the financial condition, business or assets of the Borrower's Group (taken as a whole).

       "Material Contract" means:

       (A)    each Transmission Agreement;

       (B)    the NTL Site Sharing Agreement;

       (C)    the BT Site Acquisition Agreement;

       (D)    the Hutchison 3G Agreement;

       (E)    the Sky Access and Technical Services Agreement;

       (F)    the Multiplex Related Agreements; and

       (G) any other contract generating 10% or more of the Borrower's gross revenues (measured annually on the basis of the latest set of annual audited accounts of the Borrower delivered to the Agent under Clause 18.1(a)).

       "Multiplex Related Agreements" means any agreement entered into by a member of the Borrower's Group under which such member agrees to provide multiplexing and/or distribution and transmission services in relation to:

       (A)    any of the MUX Licences; or

       (B) the licence granted to the BBC to operate the DTT multiplex known as "multiplex B",

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                                       11

       in each case with an annual contract value of (Pounds)5,000,000 or more (measured annually on the basis of the latest set of annual audited accounts of the Borrower delivered to the Agent under Clause 18.1(a)). This definition expressly excludes the MUX Licences and the licence granted to the BBC to operate the DTT multiplex known as "multiplex B".

       "MUX Licences" means the licences to operate:

       (A) the DTT multiplex formerly operated by ITV Digital plc and known as "multiplex C"; and

       (B) the DTT multiplex formerly operated by ITV Digital plc and known as "multiplex D".

       "Net Cash Interest" has the meaning described in Clause 19.1.

       "Net Disposal Proceeds" means, in respect of a disposal, the gross proceeds of that disposal minus:

       (A)    reasonable costs of the disposal;

       (B) liabilities (including, without limitation, liabilities to the BBC) which are required to be discharged as a result of the disposal (other than liabilities incurred in contemplation of it);

       (C) provisions which the directors reasonably determine need to be made for taxes arising as a result of the disposal; and

       (D) where the asset which is the subject of the disposal is being replaced, the cost of the replacement asset to the extent that it is acquired for cash within the period 6 months before or after the disposal.

       If the "Net Disposal Proceeds" would be a negative number it will be taken to be zero. Where a disposal is made for non-cash consideration, the gross proceeds of that disposal will be calculated as the market value of the assets disposed of, as certified to the Agent by the Borrower and, if the Agent requests, the Borrower's auditors.

       "Net Value Reduction" has the meaning described in Clause 20.1(EE)

       "New Subsidiary" has the meaning given to it in Clause 20.1(R)(ii).

       "Northern Irish Charge" means the agreement dated 1st July, 1999 and made by the Borrower in favour of the Agent as trustee for the Lenders creating a first fixed charge over certain real properties located in Northern Ireland as supplemented and amended by the Supplemental and Amendment Indenture.

       "NTL Site Sharing Agreement" means the agreement dated 10th September, 1991 between National Transcommunications Limited and the BBC relating to site sharing.

       "Optional Currency" means euro.

       "Original Sterling Amount" means the sterling equivalent of an amount in the Optional Currency. The "Original Sterling Amount" will be derived by using the Exchange Rate applicable to the date on which the amount in the Optional Currency is to be or was advanced.

       "Overdraft Bank" means any Lender or any affiliate of any Lender which from time to time provides Overdraft Facilities.

       "Overdraft Bank Agreement" means an agreement substantially in the form of Schedule 9.

       "Overdraft Facilities" means any overdraft facilities (which may be in sterling or other currencies) provided to the Borrower or any other member of the Borrower's Restricted Group by Overdraft Banks which have signed Overdraft Bank Agreements with the Borrower or, as the case may be, the other member of the Borrower's Restricted Group.

       "Parent" means Crown Castle UK Holdings Limited (formerly known as Castle Transmission Services (Holdings) Ltd.), one of the second parties to this Agreement.

       "Participating Member States" means those member states of the European Union from time to time that adopt or have adopted the euro as their lawful currency in accordance with legislation of the European Community relating to Economic Monetary Union.

       "Permitted Acquisition" has the meaning described in Clause 20.1(L)(i).

       "Permitted Disposal" has the meaning described in Clause 5.3(B)

       "Pledge" means the Security Agreement - Pledge dated 19th April, 2001 given by the Parent in favour of The Chase Manhattan Bank.

       "Potential Termination Event" means an event or state of affairs which is mentioned in Clause 21.1 but which has not become a Termination Event because a period has not elapsed or a notice has not been given.

       "Quarter" means a financial quarter of the Borrower's financial year.

       "Qualifying Lender" means a Lender which is:

       (A)    a U.K. Lender; or

       (B)    a Treaty Lender.

       "Rate Fixing Date" means the day on which quotes are customarily taken for the relevant period:

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                                       13

       (A) in the case of LIBOR, for deposits in sterling in the London inter-bank market; or

       (B) in the case of EURIBOR, for deposits in euros in the European inter-bank market,

       in either case for delivery on the Advance Date (which, in relation to euro, means a day on which the Trans-European Automated Real time Gross settlement Express Transfer system (TARGET) is open).

       "Real Property Transactions" has the meaning described in Clause
       20.1(EE).

       "Reduction Date" means each of 30th June, 2004, 31st December, 2004, 30th June, 2005 and 31st December, 2005. If any of those dates is not a Business Day that "Reduction Date" will instead be the next Business Day, unless that day is in another calendar month. Where it is in another calendar month that "Reduction Date" will instead be the preceding Business Day.

       "Reference Banks" means, initially, the principal London offices of Credit Suisse First Boston, The Royal Bank of Scotland plc and Scotiabank Europe plc (or, in the case of an amount in euros and except for Scotiabank Europe plc, their respective Brussels offices). The Agent, following consultation with the Borrower and the Lenders, may replace a "Reference Bank" with another Lender or an affiliate of a Lender. This replacement will take effect when notice is delivered to the Borrower and the Lenders.

       "Restricted Subsidiary" means any Subsidiary of the Borrower which is not then an Unrestricted Subsidiary and which, accordingly, is either:


       (A)    required to become a Guarantor for the purposes of Clause 20.1(R);
              or

       (B) not required to become a Guarantor for the purposes of Clause 20.1(R) as a result of Clause 20.1(R)(v).

       "Scottish Charge" means the standard security granted by the Borrower to the Agent as trustee for the Lenders (with the consent of the Parent and CCCL) dated 1st July, 1999 and recorded in the Divisions of the General Register of Sasines for the Counties of Orkney and Shetland, Ross and Cromarty and Argyll on 8th July, 1999 over certain heritable properties located in Scotland.

       "Screen Rate" means the rate shown on:

       (A)    in the case of LIBOR, Telerate page 3750; or

       (B)    in the case of EURIBOR, Telerate page 248.

       If either of these pages is replaced by another which displays the rates for inter-bank deposits offered by leading banks in London (in the case of LIBOR) or Europe (in the case of EURIBOR) the Agent may nominate an alternative page for the affected page.

       "Security" means security of any type created or existing over any asset. "Security" will also include retention of title arrangements, rights to retain possession and any arrangement providing a creditor with a prior right to an asset, or its proceeds of sale, over other creditors in a liquidation.

       "ServicesCo" means DTV Services Limited, a company incorporated in England (number 4435179) whose registered office is at 1 Fleet Place, London EC4M 7WS, in which the original shareholders are the Borrower, BBC Free to View Limited and Sky, which company shall be responsible for providing services to multiplex licence holders (including the holders of the MUX Licences) and content providers.

       "Sky" means British Sky Broadcasting Limited, a company incorporated in England (number 2906991).

       "Sky Access and Technical Services Agreement" means the agreement between the Borrower, the Parent, CCCL and Sky dated 23rd August, 2002 relating to the provision by Sky of programme and additional services and the provision by the Borrower of DTT multiplexing distribution and transmission services to Sky.

       "Standby L/C" means the Standby Letter of Credit no. SBN01/501173 issued on 18th April, 2001 and renewed on 4th April, 2002 by JPMorgan Chase Bank in favour of BT. It includes any further renewals of that Standby Letter of Credit.

       "Standby L/C Application" means the Application and Agreement for Irrevocable Standby Letter of Credit dated 10th April, 2001 made by the Parent to The Chase Manhattan Bank, pursuant to which the Standby L/C has been issued.

       "Subordinated Loan Agreement" means the agreement dated 27th February, 1997 between the Borrower, the Parent and the Agent relating to the provision of subordinated loans by the Parent to the Borrower. "Subsidiary" has the meaning described in section 736 of the Companies Act 1985.

       "Substitution Certificate" means a document substantially in the form set out in Schedule 4.

       "Supplemental and Amendment Deed" means the deed dated on or before the Amendment Date and made between the Parent, the Borrower, CCCL and Credit Suisse First Boston as trustee for the Lenders, any Hedging Bank and any Overdraft Bank supplementing and amending the Debenture (as in effect before the Amendment Date).

       "Supplemental and Amendment Indenture" means the Supplemental and Amendment Indenture between the Borrower and the Agent as trustee for the Lenders, dated on or about the Amendment Date supplementing and amending the Northern Irish Charge.

       "Termination Event" has the meaning described in Clause 21.1.

       "Total Annual Investment Limit" means, in each financial year, the figure which is 10% of the gross assets of the Borrower's Restricted Group (as shown in the statement extracted from the latest annual audited consolidated accounts of the Group delivered to the Agent under Clause 18.1(b)(ii) at the time the relevant calculation in respect of the financial year in question is being made).

       "Total Commitments" means the aggregate of the Commitments of all the Lenders.

       "Total Interest Payable" has the meaning described in Clause 19.1.

       "Transmission Agreements" means the Analogue Transmission Agreement, the BBC DTT Transmission Agreement No. 1 and the BBC DTT Transmission Agreement No. 2 or any of them as the context requires.

       "Treaty Lender" means a Lender which, on the date a payment of interest falls due under this Agreement:

       (A) is resident (as defined in the appropriate double taxation agreement) in a country with which the United Kingdom has a double taxation agreement giving residents of that country complete exemption from taxation imposed by the United Kingdom on interest; and

       (B) does not carry on a business in the United Kingdom through a permanent establishment with which the payment is effectively connected.

       "U.K. Lender" means a Lender in respect of which both of the following are true:

       (A) In respect of any payment of interest to be made to it, the Lender will be, at the date the principal amount on which that interest accrued is advanced, a bank for the purposes of section 349(3) of the Income and Corporation Taxes Act 1988.

       (B) In respect of any payment of interest to be made to it, the person beneficially entitled to that payment of interest at the time it is paid is within the charge to United Kingdom corporation tax in respect of that interest.

       "Unrestricted Entity" means each Unrestricted Subsidiary and any other entity in which a member of the Borrower's Restricted Group holds a less than majority interest.

       "Unrestricted Entities Investment Limit" means, at any time, the figure which is 10% of the gross assets of the Borrower's Restricted Group (as shown in the statement extracted from the latest annual audited consolidated accounts of the Group delivered to the Agent under Clause 18.1(b)(ii) at the time the relevant calculation in respect of the financial year in question is being made).

       "Unrestricted Subsidiary" has the meaning described in Clause
       20.1(R)(ii).

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                                       16

1.2  Interpretation of certain references

     Unless a contrary intention is indicated:

     (A) References to Clauses and Schedules are to Clauses of, and the Schedules to, this Agreement. References to paragraphs are to paragraphs in the same sub-clause. References to sub-paragraphs are to sub-paragraphs in the same paragraph.

     (B) References to other documents include those documents as they may be amended in the future.

     (C)  References to times are to London time.

     (D) References to assets are to present and future assets and include revenues.

     (E) References to "(Pounds)", to "pounds" and to "sterling" are to UK pounds sterling.

     (F) References to fees or expenses include any value added tax on those fees or expenses.

     (G) References to statutes and statutory instruments are to those statutes and statutory instruments as amended and in force from time to time.

     (H) References to any document in "agreed form" are to that document in the form agreed between the parties, as evidenced by the form of that document being initialled for the purpose of identification by Norton Rose and Slaughter and May.

     (I) References to a "financial year" of the Borrower are references to a year starting on 1st January and ending on 31st December. This applies even where the Borrower's statutory accounting reference date is a date other than 31st December.

     (J)  References to:

          (i) "this Agreement" are references to the Loan Agreement dated 28th February, 1997 between the Borrower, the Parent, the Lenders, the Agent and others as amended by the amendment agreements dated 21st May, 1997, 18th June, 1999, 21st August, 2001 and 20th November, 2002 and as supplemented by the additional guarantor agreement dated with effect from 27th October, 1998 under which CCCL acceded as a party to this Agreement.

          (ii) the "Amendment Date" are references to the date on which the fourth amendment to this Agreement becomes effective, which is expected to be 22nd November, 2002.

1.3  Headings

     All headings and titles are inserted for convenience only. They are to be ignored in the interpretation of this Agreement.

1.4  Calculations

     Interest and commitment fee will be calculated using the following formula:

                                     D
                                 I = -- x R x A
                                     Y

     where:
             I =    interest or commitment fee accrued;

             D = number of days in the period for which the interest or commitment fee is to be calculated, including the first day but excluding the last day;

             R = the rate of interest or commitment fee, expressed as a fraction;

             A = the amount on which interest or commitment fee is being calculated; and

             Y =    365 or, in the case of an amount in euro, 360.

     Interest and commitment fee will be treated as accruing uniformly over each period on a daily basis.

     In some cases "R" or "A" may change during a period for which interest and commitment fee is to be calculated. In this case the interest and commitment fee will be calculated for successive periods and then aggregated. These successive periods will be the periods during which "R" and "A" were constant.

1.5  Reimbursements

     If a party wishes to claim reimbursement of any amount to which it is entitled it will deliver a demand to the reimbursing party. This will set out the losses, expenses or other amounts to be reimbursed. It must also specify the currency of reimbursement. The reimbursing party agrees to pay those amounts to the party entitled to them no later than two Business Days after the delivery of the demand to the reimbursing party. Where there is an outstanding Termination Event, payment will be due instead on delivery of this demand.

1.6  The Contracts (Rights of Third Parties) Act 1999

(A) Clause 22.8(B) confers a benefit on the directors, employees and agents of the Agent (each a "Third Party") and, subject to the remaining provisions of this Clause 1.6, is intended to be enforceable and relied on by any Third Party by virtue of the Contracts (Rights of Third Parties) Act 1999.

(B) The parties to this Agreement do not intend that any of its terms, apart from Clause 22.8(B), should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to it.

(C) Notwithstanding the provisions of paragraph (A), this Agreement may be rescinded or varied in any way and at any time by the parties to this Agreement without the consent of any Third Party.

                              PART II: THE FACILITY

2.   THE FACILITY

2.1  Amount and nature

     The Facility is a (Pounds)120,000,000 revolving loan facility under which advances in either sterling or the Optional Currency may (subject to the terms and conditions of this Agreement) be made by the Lenders to the Borrower.

2.2  Purpose

     The Borrower agrees to use the proceeds of all Advances to:

     (A)  refinance existing Indebtedness for Borrowed Money; and

     (B) finance its working capital and capital expenditure and for its other general corporate purposes, including for the purpose of making Permitted Acquisitions permitted under Clause 20.1(L).

     Without prejudice to the obligations of the Borrower under this sub-clause 2.2, neither the Agent nor the Lenders nor any of them shall be obliged to concern themselves with the application of amounts to be used or raised by the Borrower under this Agreement.

2.3  Availability after the Amendment Date

     The Borrower may borrow under the Facility (in its amended form as set out in this Agreement) on or after the Amendment Date after the Agent has received all the items listed in Schedule 3 in a form satisfactory to the Agent or, where the form has been agreed prior to the signing of this Agreement, in the agreed form.

2.4  Expiry of availability

     The Borrower may not borrow Advances after the Facility Termination Date.

2.5  Security

     All amounts owing under this Agreement will be secured by the Charges.

3.   THE LENDERS AND THE BORROWER

3.1  Rights and obligations

     The rights and obligations of each Lender under the Financing Documents are separate and independent from the rights and obligations of each other Lender. A Lender may take proceedings against the Borrower or a Guarantor on its own without joining any other Lender to those proceedings.

3.2  Failure to perform

     If a Lender fails to perform its obligations the Borrower and the Guarantors will have rights solely against that Lender. The obligations of the Borrower and the Guarantors to the Agent, the Facility Arrangers and the other Lenders will not be affected by this failure.

3.3  Participations

     The participation of a Lender in an Advance will be calculated using the following formula:

                                        C
                                    P = - x A
                                        F

     where:

             P    =    the participation of that Lender in the Advance;

             C    =    the Available Commitment of that Lender on the Advance
                       Date for that Advance;

             F    =    the aggregate Available Commitments of all the Lenders on
                       that Advance Date; and

             A    =    the amount of the Advance.

     The Agent may round participations upwards or downwards to the nearest unit of currency.

4.   FEES AND EXPENSES

4.1  Front-end fee

     The Borrower agrees to pay a front-end fee to the Facility Arrangers. The amount of this fee, the timing of payment and the payees are described in a letter from Credit Suisse First Boston to the Borrower dated 27th September, 2002. This fee may be shared amongst the Facility Arrangers and Lenders in accordance with the agreement between the Facility Arrangers and each Lender (but that agreement shall be of no concern to the Borrower, who shall obtain a good discharge by making payment in accordance with the above-mentioned letter).

4.2  Agency fee

     The Borrower agrees to pay an agency fee to the Agent. The amount of this fee and the timing of payment are described in a letter from Credit Suisse First Boston to the Borrower dated 27th September, 2002.

4.3  Commitment fee

     A commitment fee will accrue on the aggregate of the Available Commitments of each Lender. This fee will accrue from the Amendment Date until the Facility Termination Date.

     The Borrower agrees to pay the fee to each Lender in arrears at three-monthly intervals and on the Facility Termination Date.

     The rate of the fee applicable to each three-monthly period or shorter period ending on the Facility Termination Date will be half the Applicable Margin per annum of the Available Commitment which would apply on the first day of the relevant period if an Advance was made on that date.

4.4  Reimbursement of initial expenses

     Credit Suisse First Boston, in its capacity as a Mandated Lead Arranger and as Agent, has incurred and will incur expenses in connection with the arrangement of the Facility. The Borrower agrees to reimburse Credit Suisse First Boston for the amount of these expenses to the extent reasonably incurred. They include the legal fees incurred in the negotiation, preparation and signature of the Financing Documents. They also include expenses incurred (after as well as before the Amendment Date) in perfecting any security constituted by the Charges and as part of the syndication process of the amended Facility arranged by the Facility Arrangers.

4.5  Documentary taxes

     This sub-clause applies if any registration fee, stamp duty or other documentary tax is required to be paid on or in connection with a Financing Document, any document referred to in or contemplated by a Financing Document or any judgment obtained in connection with a Financing Document. It also applies if a fee, duty or tax is payable in order for any of these documents to be valid, binding and enforceable, for the Security under the Charges to be perfected or for the Financing Documents to be admitted as evidence in court. In these circumstances the Borrower agrees to pay the fee, duty or tax together with any interest or penalty for late payment. Alternatively, the Agent or a Lender may make the payment. If it does so, the Borrower agrees to reimburse the

     Agent or that Lender for the amount paid and the losses and expenses incurred as a result of the payment.

4.6  Protection of rights

     A Facility Arranger, the Agent or a Lender may incur expenses in protecting, preserving or (if any Company is in breach of its obligations under the Financing Documents) enforcing its rights under the Financing Documents. The Borrower agrees to reimburse that Facility Arranger, the Agent or that Lender for the amount of these expenses.

4.7  Expenses relating to amendments

     The Borrower agrees to reimburse the Agent for the expenses that it or any of the Lenders incurs as a result of:

     (A) any request made by the Borrower to waive or amend a term of the Financing Documents; or

     (B) any amendments to the Financing Documents made as a result of the introduction or operation of the euro.

5.   CANCELLATION AND REDUCTION

5.1  Voluntary cancellation

     The Borrower may cancel the whole or part of the Total Commitments by giving notice to the Agent. This notice will take effect five Business Days after it is received by the Agent unless a later date is specified in the notice. In that case the notice will take effect on the specified date. A cancellation of anything less than the full amount of the Facility will, however, only take effect if the conditions in Clause 5.2 are satisfied. The Borrower may only cancel a part of the Total Commitments which is a minimum amount of (Pounds)5,000,000 and an integral multiple of (Pounds)1,000,000.

5.2  Conditions precedent to voluntary cancellation

     A voluntary cancellation of anything less than the full amount of the Facility under Clause 5.1 will only be effective if both the following are true:

     (A) The Agent has received a certificate signed by the Certifying Financial Officer or a director of the Borrower. The certificate must relate to the proposed cancellation. It must state that, after the cancellation takes effect, the Borrower will have sufficient sources of liquidity in existence to meet its ongoing working capital and general corporate requirements. The certificate must be received by the Agent no later than the time it receives the notice of cancellation.

     (B) Reasonable evidence of the sources of liquidity referred to in paragraph (A) has been delivered to the Agent before the cancellation is due to take effect. This is only required if Lenders comprising an Instructing Group request the Agent to demand this evidence. These requests must be received by the Agent by no later than 5.00 p.m. on the third Business Day before the date the proposed cancellation would otherwise take effect.

5.3  Mandatory cancellation on disposals

     (A) Obligation to cancel: The Borrower agrees to cancel all or part of the Total Commitments in accordance with this sub-clause.

     (B) Circumstances in which obligation to cancel arises: The Borrower will be obliged to make a cancellation under this sub-clause following the disposal of any of the assets of the Borrower or any of its Restricted Subsidiaries (a "Disposal Event"). This paragraph does not apply to the following disposals (each of (i), (ii), (iii) and (iv) below being a "Permitted Disposal"):

          (i)    Disposals of obsolete or unused assets or as waste.

          (ii) Disposals on arm's length terms where the aggregate fair market value of the assets disposed of in any financial year of the Borrower does not exceed the lower of:

                 (a) 10% of the gross assets of the Borrower's Restricted Group (as shown in the statement extracted from the latest annual audited consolidated accounts of the Group delivered to the Agent under Clause 18.1(b)(ii) at the time the relevant calculation in respect of the financial year in question is being made); and

                 (b) 10% of annualised EBITDA (calculated by multiplying by two the figure which is the aggregate of EBITDA for the last two Quarters).

          (iii) Disposals between the Borrower and any Restricted Subsidiary (which is a wholly-owned member of the Borrower's Restricted Group) or between Restricted Subsidiaries (each of which is a wholly-owned member of the Borrower's Restricted Group).

          (iv) Disposals of assets for other assets comparable or superior as to type, value and quality.

          (v)    Disposals where the asset which is the subject of the disposal is being replaced to the extent that the Net Disposal Proceeds are applied to acquire the replacement asset within the period 6 months before or after the disposal.

          (vi) Disposals by a Restricted Subsidiary where each of the following is true:

                 (a) the Restricted Subsidiary is prevented by applicable law from making an amount equal to the Net Disposal Proceeds available to the Borrower for it to make any payment resulting from a Disposal Event;

                 (b) the Borrower and that Restricted Subsidiary have used all reasonable endeavours to enable an amount equal to the Net Disposal Proceeds to be made available to the Borrower so that any payment resulting from the Disposal Event can be made; and

                 (c) the Borrower or that Restricted Subsidiary pays an amount equal to the Net Disposal Proceeds into a blocked interest-bearing account held with the Agent or a nominee of the Agent and charged to the Agent as trustee or agent (or both) for the Lenders under a document expressed to be a Charge.

          (vii) Disposals by way of assignment, sub-licence or other transfer (in any such case on an arm's length basis on commercial terms) of either or both of the MUX Licences or of any multiplex capacity conferred by such MUX Licences or either of them.

          (viii) Real Property Transactions permitted under Clause 20.1(EE).

     (C) Amount of mandatory cancellation: The amount of the Total Commitments which will be cancelled under this sub-clause will be an amount equal to the Net Disposal Proceeds.

     (D) Timing of mandatory cancellation: The amount of the Total Commitments due to be cancelled under this sub-clause will be cancelled on the date two Business Days after receipt by a member of the Borrower's Restricted Group of the proceeds of the disposal.

          Where the disposal proceeds are received as deferred cash consideration, the due date for cancellation will be deferred until the date two Business Days after the Borrower or any of its Restricted Subsidiaries realises cash from those proceeds.

          Where the disposal proceeds are applied towards the cost of a replacement asset as described in Clause 5.3(B)(v) and in paragraph
          (D) of the definition of "Net Disposal Proceeds" in Clause 1.1, the due date for cancellation will be deferred (by no more than 6 months) until the date two Business Days after the replacement asset is acquired (if this occurs after receipt by a member of the Borrower's Restricted Group of the Net Disposal Proceeds).

     (E) Insufficient undrawn Commitments: Clause 10.2 applies to the extent that the amount of the cancellation exceeds the Available Commitments.

     (F) Suspension of mandatory cancellation obligation: The requirement to make a cancellation under this sub-clause will, however, no longer apply after the date on which annualised Debt Coverage (computed in accordance with Clause 8.8(B)) is equal to or below 2.5:1 for two successive Quarters and for so long as:

          (i)    the annualised Debt Coverage remains at no more than 2.5:1; and

          (ii) the Certifying Financial Officer confirms in writing in a certificate delivered to the Agent under Clause 18.1(p), at the same time as the delivery of each set of quarterly management accounts under Clause 18.1(c), that, to the best of his knowledge, having made all reasonable enquiries, and without personal liability, the Disposal Events which are proposed to take place in the quarter following that to which the quarterly management accounts delivered relate will not result in the Borrower failing to maintain annualised Debt Coverage at below 2.5:1 at any time during the next four full Quarters following the date on which the last of proposed Disposal Events specified in the certificate is due to take place.

5.4  Mandatory cancellation on Excess Cash Flow

     (A) Obligation to cancel: The Borrower agrees to cancel all or part of the Total Commitments in accordance with this sub-clause.

     (B) Circumstances in which obligation to cancel arises: The Borrower will be obliged to make a cancellation under this sub-clause where the Excess Cash Flow in respect of a financial year (including any financial year in which the Facility Termination Date falls) is positive (an "Excess Cash Flow Event").

     (C) Amount of mandatory cancellation: The amount of the Total Commitments which will be cancelled under this sub-clause will be an amount equal to half the amount of the positive Excess Cash Flow described in Clause 5.4(B).

     (D) Timing of mandatory cancellation: The amount of the Total Commitments due to be cancelled under this sub-clause will be cancelled on the earlier of:

          (i) the date 90 days after the date of delivery to the Agent of the certificate relating to Excess Cash Flow described in Clause 18.1(j) (with the date of delivery of this certificate being the "Excess Cash Flow Certificate Delivery Date"); and

          (ii) if Clause 10.3 applies, the first date after the Excess Cash Flow Certificate Delivery Date which is the last day of an Interest Period in respect of an Advance which is in an amount equal to or greater than the amount due for cancellation under this sub-clause.

     (E) Insufficient undrawn Commitments: Clause 10.3 applies to the extent that the amount of the cancellation exceeds the Available Commitments.

     (F) Suspension of mandatory cancellation obligation: The requirement to make a cancellation under this sub-clause will, however, no longer apply after the date on which annualised Debt Coverage (computed in accordance with Clause 8.8(B)) is equal to or below 2.5:1 for two successive Quarters and for so long as the annualised Debt Coverage remains at no more than 2.5:1.

     (G) Excess Cash Flow: In this Agreement "Excess Cash Flow" for any financial year (the "current financial year") means EBITDA for the current financial year:

          (i) minus any non-cash charges included in establishing EBITDA for the current financial year which are provisions for cash expenditure due to be made in the next financial year;

          (ii) plus, to the extent not already taken into account in the calculation of EBITDA, any non-cash charges deducted in establishing Excess Cash Flow for the previous financial year which were provisions for cash expenditure in the current financial year, but where that cash expenditure was not made in the current financial year;

          (iii) plus the amount of any tax rebate or credit in respect of any corporation tax or withholding tax or their equivalent in any relevant jurisdiction actually received in cash by any member of the Borrower's Restricted Group during the current financial year;

          (iv) minus the Net Disposal Proceeds received during the current financial year to the extent applied in (or reserved for) prepayment of the Loan pursuant to Clause 10.2;

          (v)    minus Net Cash Interest for the current financial year;

          (vi) minus all corporation tax and withholding tax or their equivalent in any relevant jurisdiction actually paid or falling due for payment during the current financial year (but excluding any amount paid in the current financial year which was included in the Excess Cash Flow computation for a previous financial year because it fell due in that previous financial year);

          (vii) minus the aggregate principal amount of Indebtedness for Borrowed Money (other than of a revolving nature) falling due for repayment in the current financial year or prepaid in the current financial year under Clause 10.1;

          (viii) minus:

                 (a) all capital expenditure made during the current financial year; less

                 (b) the amount deducted pursuant to sub-paragraph (ix) in the Excess Cash Flow calculation made in respect of the previous financial year less the amount added pursuant to sub-paragraph (x) in respect of the current financial year;

          (ix) minus capital expenditure included in the budget for the current financial year (and not included in the budget for any previous financial year) but not spent in the current financial year, but so that an amount may only be deducted under this sub-paragraph to the extent that a deposit equal to this amount is made, specifically for this purpose, into the Charged Account on or before the date on which the audited financial statements for the current financial year in respect of the Group are delivered to the Agent pursuant to Clause 18.1(b);

          (x) plus the amount determined in accordance with the following formula:

                                A = D - (CE - B)

                 where:

                 A   =  the amount to be determined under this sub-paragraph
                        (but if the result of the computation is to produce a negative number, A will be zero)

                 D   =  the amount deducted pursuant to sub-paragraph (ix) in
                        respect of the previous financial year

                 CE  =  capital expenditure in the current financial year

                 B   =  the capital expenditure in the budget for the current
                        financial year (and not included in the budget for any previous financial year)

                 but so that if CE - B produces a negative result it will be treated as zero and so A = D.

5.5  Mandatory cancellation on flotation

     The Facility will be cancelled automatically upon the occurrence of the circumstances giving rise to an obligation to prepay the Loan as described in Clause 10.4.

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                                       28

5.6  No reborrowing after cancellation

     The Borrower may not borrow any part of the Total Commitments which has been cancelled or which is the subject of a notice of voluntary cancellation.

5.7  Effect of cancellation

     When any cancellation takes effect the Commitments of each of the Lenders will be reduced by an aggregate amount equal to the reduction of the Total Commitments. Each Lender's Commitment will be reduced in the same proportion.

     This does not apply to a cancellation under Clause 11.1(B), Clause 11.2(D) or Clause 11.4(E). Those Clauses set out the manner in which cancellation under their terms takes effect.

5.8  Reduction in Total Commitments

     On each Reduction Date the Total Commitments on that date shall be reduced by the lesser of the amount set opposite the relevant Reduction Date below and the amount of the Total Commitments on that date:

               Reduction Date                    Amount of reduction ((Pounds))
               --------------                    ---------------------

               30th June, 2004                          13,500,000

             31st December, 2004                        13,500,000

               30th June, 2005                          20,500,000

             31st December, 2005                        20,500,000

     Each Lender's Commitment will be reduced in the same proportion.

     If the Total Commitments have not been reduced to zero before the Facility Termination Date they shall be automatically reduced to zero on that date.

                      PART III: UTILISATION OF THE FACILITY

6.   ADVANCES

6.1  Notice to the Agent

     When the Borrower wishes to borrow an Advance under the Facility it will deliver an Advance Request to the Agent. The Advance Request must be properly completed and signed by an Authorised Person on behalf of the Borrower and must specify:

     (A)  the amount to be borrowed;

     (B)  the currency of the borrowing;

     (C)  the length of the Interest Period; and

     (D)  the date of the borrowing. This date must be no sooner than:

          (i) in relation to Advances in sterling, the first Business Day after the date the Agent receives the Advance Request; or

          (ii) in relation to Advances in the Optional Currency, the third Business Day after the date the Agent receives the Advance Request.

     For these purposes if the Agent receives the Advance Request on a day which is not a Business Day or after 10.00 a.m. on a Business Day, it will be treated as having received the Advance Request on the following Business Day.

6.2  Limitations on Advances

     The following limitations apply to Advances:

     (A) No Advance may exceed the Available Commitments of all the Lenders. This limitation will be applied as at the Advance Date. For this purpose:

          (i) any part of the Total Commitments which is subject to a notice of voluntary cancellation will be treated as cancelled;

          (ii) the amount of any Advance due to be repaid on the Advance Date will be treated as having been repaid;

          (iii) any other Advance due to be made on the Advance Date will be treated as having been made; and

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                                       30

          (iv) Advances in the Optional Currency will be taken into account at their Original Sterling Amount.

     (B) Each Advance must be a minimum of (Pounds)5,000,000 and an integral multiple of (Pounds)1,000,000 or be the aggregate of the Available Commitments. An Advance in the Optional Currency must be either:

          (i) a minimum of the Equivalent Amount of (Pounds)5,000,000 and an integral multiple of the Equivalent Amount of (Pounds)1,000,000; or

          (ii) the Equivalent Amount of the uncancelled and undrawn amount of the Facility.

     (C) The Advance Date of any Advance must be a Business Day on or after the Amendment Date and at least one month before the Facility Termination Date.

     (D)  The Interest Period of each Advance must comply with Clause 8.

     (E)  If the Advance is not to be in sterling, Clause 7 applies.

     (F) There must be no more than ten Advances outstanding at any one time. For this purpose, as at any Advance Date any Advance due to be repaid on the Advance Date will be treated as having been repaid on that Advance Date.

6.3  Notice to the Lenders

     The Agent agrees to provide promptly details of each Advance Request to each Lender. These details will also include the amount of the Lender's participation in the Advance.

6.4  Conditions to borrowing

     The Lenders will only be obliged to make an Advance to the Borrower if:

     (A)  the Facility is available in accordance with Clause 2;

     (B) a properly completed and signed Advance Request has been received by the Agent;

     (C) the representations in Clause 17.1 (other than, in the case of any Advance after the first Advance made on or after the Amendment Date, paragraphs (S) and (T) of Clause 17.1) are true on the Advance Date; and

     (D) there is no outstanding Termination Event or Potential Termination Event on the Advance Date,
         but so that paragraph (C) in respect of Clause 17.1(G) and paragraph
         (D) shall not prevent the rollover of an existing Advance (without increasing the amount of this Advance) for an Interest Period of no more than one month at any time when no Termination Event has occurred and is continuing.

6.5      Obligation to advance funds

         If the requirements of this Clause are satisfied each Lender agrees to advance its participation in the Advance to the Borrower. The Advance will be made on the date specified in the Advance Request.

6.6      Consequences of the Advance not being made

         If the Advance Request is delivered but no Advance is made the Lenders may incur losses and expenses as a result. The losses and expenses may include those incurred in liquidating or otherwise utilising amounts borrowed by the Lenders to fund the Advance. They may also include the losses and expenses incurred in terminating commitments relating to the funding or incurred in hedging open positions resulting from the Advance not being made. The Borrower agrees to reimburse each Lender for the amount of these losses and expenses. This sub-clause does not apply if the Advance is not made by reason of a default of a Lender.

7.       CURRENCY OPTION

         This Clause applies if an Advance Request specifies the Optional Currency. In this case the Advance requested will be made if the Advance is required to be made under the terms of this Agreement.

8.       INTEREST

8.1      Interest Periods

         Each Advance will have one Interest Period only.

8.2      Duration of Interest Periods

         Each Interest Period must be a period of 1, 2, 3 or 6 months or any other period not exceeding 12 months which the Agent (acting on the instructions of all the Lenders) and the Borrower may agree in writing.

8.3      Selection of Interest Periods

         (A) Advances: The Borrower may select an Interest Period for an Advance in its Advance Request.

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                                       32

         (B) Failure to select: When the Borrower does not select an Interest Period in accordance with paragraph (A), the Interest Period will be three months or such other period as will comply with Clause 8.4.

8.4      Adjustment of Interest Period

         (A) An Interest Period will end on the last Business Day of a calendar month if it is for a number of complete months and either:

                (i)   it commenced on the last Business Day of a calendar month;
                      or

                (ii) it commenced on a day for which there is no corresponding day in the month in which it is due to end.

         (B) Any Interest Period which would otherwise begin before but end after the Facility Termination Date will, unless paragraph (C) applies, end on the Facility Termination Date.

         (C) Any Interest Period which would otherwise end on a day which is not a Business Day will be extended to the next Business Day, unless that day is in another calendar month. Where it is in another calendar month the Interest Period will end on the preceding Business Day.

8.5      Rate of interest

         The rate of interest applicable during an Interest Period will be:

         (A) in respect of an Advance in sterling, a rate per annum equal to LIBOR for that Advance for that Interest Period plus the Applicable Margin plus the Costs Rate; and

         (B) in respect of an Advance in euros, a rate per annum equal to EURIBOR for that Advance for that Interest Period plus the Applicable Margin.

8.6      Payment of interest

         (A) The Borrower agrees to pay interest accrued on the outstanding amount of each Advance in arrear on the last day of each Interest Period in respect of that Advance. Where an Interest Period is longer than 6 months the Borrower also agrees to pay interest on the day 6 months after the start of that Interest Period.

         (B) The Borrower may give notice to the Agent that it wishes to pay all accrued interest on the Loan on the last Business Day of its financial year. This notice must be received by the Agent no later than five Business Days before that day. In this case the Borrower agrees to pay that amount of interest on that date. Any amount received by the Agent will be paid to the Lenders. Payments which would otherwise have been due under paragraph (A) will be adjusted accordingly.

8.7      Notification of interest rate

         The Agent agrees to notify the Borrower and the Lenders promptly of the determination of a rate of interest under this Agreement.

8.8      Margin

         (A) Computation of Margin: The Applicable Margin will be computed in accordance with this sub-clause.

         (B) Annualised Debt Coverage: The Agent agrees to compute the annualised Debt Coverage as at the end of each Quarter. For this purpose it will use the figures for Financial Indebtedness and EBITDA contained in the certificate of the Certifying Financial Officer delivered pursuant to Clause 18.1(e). In order to work out the annualised Debt Coverage the Agent will use the following formula:

                ADC = the ratio of FI: (EBITDA x 4)

                where:

                ADC = annualised Debt Coverage

                EBITDA = EBITDA for the most recent Quarter

                FI = Financial Indebtedness as at the end of the most recent Quarter.

                Initial Applicable Margin: Unless paragraph (E) applies, the Applicable Margin will be 1.75% for the period from (and including) the Amendment Date to (and including) 31st March 2003 (the "Initial Margin Period").

         (C) Amount of the Applicable Margin: The Applicable Margin computed for the purposes of this sub-clause for:

                (i) Interest Periods which are current at the end of the Initial Margin Period shall be determined by the Agent with effect from the first day after the end of the Initial Margin Period; and

                (ii) Interest Periods starting after the end of the Initial Margin Period shall be determined by the Agent with effect from the first day of that Interest Period in each case, in accordance with the most recent certificate delivered by the Certifying Financial Officer and on the basis of the following table:

                                  (1)                              (2)
                        Annualised Debt Coverage                 Margin

                      Greater than or equal to 3.50:1             2.00%
                      (but without prejudice to
                      paragraph (E) below)

                      Less than 3.50:1 and greater                1.75%
                      than or equal to 2.50:1

                      Less than 2.50:1 and greater                1.50%
                      than or equal to 1.50:1

                      Less than 1.50:1                            1.25%

                      The Agent will determine the margin in column (2) of the table in respect of the annualised Debt Coverage (computed in accordance with paragraph (B)) as at the end of the most recent Quarter. The margin so determined will, however, not apply if paragraph (E) applies.

         (D) Applicable Margin: The adjustment of the Applicable Margin to reflect a change in annualised Debt Coverage as a result of the delivery to the Agent of the certificate of the Certifying Financial Officer pursuant to Clause 18.1(e) will take effect after that delivery from the first day of that Advance.

         (E) Termination Event or Potential Termination Event: The Applicable Margin will be 2.25% in the event that any of the following occur:

                (i)   a Termination Event;

                (ii)  a Potential Termination Event under Clause 21.1(A); or

                (iii) the failure to deliver the certificate pursuant to Clause
                      18.1(e) by the latest date prescribed.

                This adjustment will take effect immediately upon the date of the occurrence any of the events set out in sub-paragraphs (i),
                (ii) or (iii) (as determined by the Agent) and will last for so long (only) as the relevant event subsists unremedied or unwaived.

9.       REPAYMENT

9.1      Repayment of Advances

         (A) The Borrower agrees to repay each Advance made to it on the last day of the Interest Period for that Advance. The Borrower shall repay that Advance in the currency it was made unless paragraph
                (B) applies.

         (B)    Where on any date on which an Advance is to be repaid (the
                "Old Advance") the Borrower borrows a further Advance (the "New Advance") and either:

                (i) the New Advance and the Old Advance are both in sterling or the Optional Currency; or

                (ii) the Old Advance is in the Optional Currency and the New Advance is in sterling or the Old Advance is in sterling and the New Advance is in the Optional Currency,

                then the Agent shall, unless the Borrower requests otherwise, apply the New Advance, subject to paragraph (C), in or towards repayment of the Old Advance. This will be treated as satisfying pro tanto the obligations of the Borrower to repay the Old Advance and of the Lenders to make the New Advance.

         (C)    If paragraph (B)(ii) applies, the Agent shall:

                (i) apply the amount of the New Advance in or towards the purchase of an amount in the currency of the Old Advance; and

                (ii) use the amount it purchases in or towards satisfaction of the Borrower's obligations to repay the Old Advance in the currency in which it is outstanding.

                If the amount purchased by the Agent under sub-paragraph (i) is less than the amount of the Old Advance, the Agent will promptly notify the Borrower and the Borrower must, on the day the Old Advance is due to be repaid, pay an amount to the Agent (in the currency in which the Old Advance is outstanding) equal to the difference.

                If any part of the amount paid to the Agent by the Lenders in order to make the New Advance is not needed to purchase the amount required to be repaid by the Borrower, the Agent will promptly notify the Borrower and pay the Borrower on the day the New Advance is to be made that part of that amount (in the currency of the New Advance).

10.      PREPAYMENT

10.1     Optional prepayment

         The Borrower may give notice that it will prepay the whole (but not part only) of any Advance on any day prior to the Facility Termination Date. Clause 11.7 applies to any prepayment under this sub-clause. This notice must state:

         (A) the date of prepayment which will be at least five Business Days after the notice is received by the Agent;

         (B)    the Advance(s) to be prepaid; and

         (C) the amount to be prepaid which will be a minimum of (Pounds) 5,000,000 and an integral multiple of (Pounds)1,000,000 or all of the Advances outstanding under the Facility.

         The Borrower agrees to prepay the relevant Advance(s) in accordance with its notice.

10.2     Mandatory prepayment on disposals

         (A) Obligation to prepay: The Borrower agrees to prepay the Loan in accordance with this sub-clause.

         (B) Circumstances in which obligation to prepay arises: The Borrower will be obliged to make a prepayment under this sub-clause in the following circumstance:

                (i) the Total Commitments are cancelled (in whole or in part) under Clause 5.3; and

                (ii) as a result of that cancellation (or otherwise), the Loan would otherwise exceed the Total Commitments following the cancellation.

                The amount required to be repaid under this sub-clause on any occasion may be less than (Pounds)5,000,000. In this case the amount which would otherwise be due to be repaid will be reserved, but not repaid. On the next occasion an amount becomes repayable under this sub-clause the amount reserved will be added to that amount and the aggregate will be repayable if it exceeds (Pounds)5,000,000. If it does not exceed (Pounds) 5,000,000 the aggregate amount will be reserved and the previous sentence will apply to this aggregate reserved amount. The Borrower may elect to repay any amount which would otherwise be reserved under this paragraph. In this case it will repay that amount (and any amount previously reserved and not repaid under this paragraph) in accordance with paragraph (D) and that amount will not be reserved.

         (C) Amount of mandatory prepayment: The amount the Borrower is obliged to repay under this sub-clause will be the amount by which the Loan would exceed the Total Commitments as described in Clause 10.2(B)(ii).

         (D) Timing of mandatory prepayment: Subject to paragraph (E), the amount repayable under this sub-clause will become due for repayment on the date the applicable cancellation occurs under Clause 5.3(D). Clause 11.7 applies to any repayment under this sub-clause.

         (E) Break Costs: The Borrower may certify to the Agent that a repayment required under this sub-clause:

                (i) is due on a date other than the last day of the Interest Period applicable to the amount being repaid; or

                (ii) would cause it to incur broken funding costs in respect of one or more of the Hedging Contracts.

                The Borrower's obligation to make a repayment under this sub-clause will be deferred until the last day of the Interest Period applicable to the amount being repaid. This deferral will only apply, however, if the Borrower deposits in the Charged Account an amount equal to the amount which it would otherwise have been obliged to repay (save to the extent the prepayment obligation will be discharged by an amount already standing to the credit of the Charged Account). This deposit must be made on or before the date the repayment would otherwise have been due.

10.3     Mandatory prepayment of Loan on Excess Cash Flow

         (A) Obligation to prepay: The Borrower agrees to prepay the Loan in accordance with this sub-clause.

         (B) Circumstances in which obligation to prepay arises: The Borrower will be obliged to make a prepayment under this sub-clause in the following circumstance:

                (i) the Total Commitments are cancelled (in whole or in part) under Clause 5.4; and

                (ii) as a result of that cancellation (or otherwise), the Loan would otherwise exceed the Total Commitments following the cancellation.

                The requirement to make a prepayment under this sub-clause will no longer apply after the date on which annualised Debt Coverage (computed in accordance with Clause 8.8(B)) is equal to or below 2.5:1 for two successive

                Quarters and for so long as the annualised Debt Coverage remains at no more than 2.5:1.

                The amount required to be repaid under this sub-clause on any occasion may be less than (pound)5,000,000. In this case the amount which would otherwise be due to be repaid will be reserved, but not repaid. On the next occasion an amount becomes repayable under this sub-clause the amount reserved will be added to that amount and the aggregate will be repayable if it exceeds (pound)5,000,000. If it does not exceed (pound)5,000,000 the aggregate amount will be reserved and the previous sentence will apply to this aggregate reserved amount. The Borrower may elect to repay any amount which would otherwise be reserved under this paragraph. In this case it will repay that amount (and any amount previously reserved and not repaid under this paragraph) in accordance with paragraph (D) and that amount will not be reserved.

         (C) Amount of mandatory prepayment: The amount the Borrower is obliged to repay under this sub-clause will be the amount by which the Loan would exceed the Total Commitments as described in Clause 10.3(B)(ii).

         (D) Timing of mandatory prepayment: Subject to paragraph (E), the amount repayable under this sub-clause will become due for repayment on the date the applicable cancellation occurs under Clause 5.4(D). Clause 11.7 applies to any repayment under this sub-clause.

         (E) Break Costs: The Borrower may certify to the Agent that a repayment required under this sub-clause:

                (i) is due on a date other than the last day of the Interest Period applicable to the amount being repaid; or

                (ii) would cause it to incur broken funding costs in respect of one or more of the Hedging Contracts.

                The Borrower's obligation to make a repayment under this sub-clause will be deferred until the last day of the Interest Period applicable to the amount being repaid. This deferral will only apply, however, if the Borrower deposits in the Charged Account an amount equal to the amount which it would otherwise have been obliged to repay (save to the extent the prepayment obligation will be discharged by an amount already standing to the credit of the Charged Account). This deposit must be made on or before the date the repayment would otherwise have been due.

10.4     Mandatory prepayment of Loan on flotation

         (A) Obligation to prepay: The Borrower agrees to prepay the Loan in accordance with this sub-clause.

         (B) Circumstances in which obligation to prepay arises: The Borrower will be obliged to make a prepayment under this sub-clause upon the shares of the Borrower or the Parent or any intermediate Holding Company between the Borrower and the Parent becoming the subject of an initial public offering in connection with the application by the relevant company for the admission of its shares to listing on any stock exchange or its shares being made available for the first time for dealing through any public dealings facility.

         (C) Amount of mandatory prepayment: The amount the Borrower is obliged to repay under this sub-clause will be the full amount of the Loan.

         (D) Timing of mandatory prepayment: The amount repayable under this sub-clause will become due for repayment on the earlier of:

                (i) the date of receipt of the sale or issue proceeds by a member of the Group or any shareholder in any member of the Group; and

                (ii) the date of listing becoming effective. Clause 11.7 applies to any repayment under this sub-clause.

         (E) Effect of prepayment: A prepayment of the Loan under this sub-clause will reduce the Total Commitments to zero.

10.5     Mandatory prepayment on Reduction Dates

         (A) Obligation to prepay: The Borrower agrees to prepay the Loan in accordance with this sub-clause.

         (B) Circumstances in which obligation to prepay arises: The Borrower will be obliged to make a prepayment under this sub-clause in the following circumstance:

                (i)   the Total Commitments are reduced under Clause 5.8; and

                (ii) as a result of that reduction, the Loan would otherwise exceed the Total Commitments following the reduction.

         (C) Amount of mandatory prepayment: The amount the Borrower is obliged to repay under this sub-clause will be the amount by which the Loan would exceed the Total Commitments as described in Clause 10.5(B)(ii).

         (D) Timing of mandatory prepayment: Subject to paragraph (E), the amount repayable under this sub-clause will become due for repayment on the date the applicable reduction occurs under Clause 5.8. Clause 11.7 applies to any repayment under this sub-clause.

         (E) Break Costs: The Borrower may certify to the Agent that a repayment required under this sub-clause:

                (i) is due on a date other than the last day of the Interest Period applicable to the amount being repaid; or

                (ii) would cause it to incur broken funding costs in respect of one or more of the Hedging Contracts.

                The Borrower's obligation to make a repayment under this sub-clause will be deferred until the last day of the Interest Period applicable to the amount being repaid. This deferral will only apply, however, if the Borrower deposits in the Charged Account an amount equal to the amount which it would otherwise have been obliged to repay (save to the extent the prepayment obligation will be discharged by an amount already standing to the credit of the Charged Account). This deposit must be made on or before the date the repayment would otherwise have been due.

10.6     No other prepayment

         The Borrower may not repay the Loan early except in the manner permitted or required by this Agreement.

                 PART IV: CHANGES OF CIRCUMSTANCES AND PAYMENTS

11.      CHANGES OF CIRCUMSTANCES

11.1     Illegality

         (A) Notice: Each Lender may notify the Borrower if it has reasonable cause to believe it is or will be acting illegally in relation to the Facility. The illegality may relate to the performance of the Lender's obligations, the maintenance of the Facility or the Lender's funding arrangements. Each Lender confirms it is not acting illegally in relation to the Facility on the Amendment Date.

         (B) Cancellation and prepayment: If a Lender delivers a notice of illegality, the Commitment of that Lender will be cancelled on the date of that notice. If the Lender certifies that, because of a legal requirement applicable to the Lender, the participation of that Lender in the Loan must be repaid before the last day of any applicable Interest Period the Borrower agrees to repay the participation on the earlier date specified by the Lender. Clause 11.7 applies to any cancellation or repayment under this sub-clause.

11.2     Increased costs

         (A)      Types of increased costs: This sub-clause applies where all of
                  (i), (ii) and (iii) are true:

                  (i)     Either:

                          (a) there is a change in a legal requirement applicable to a Lender Group Company or in any other requirement with which it is accustomed to comply, or a change in its interpretation or application; or

                          (b) a Lender Group Company complies with a direction or request of an authority with whose directions or requests it is accustomed to comply.

                  (ii)    As a result, any of the following occurs:

                          (a)   a Lender Group Company incurs an expense;

                          (b) a Lender Group Company's effective return from the Facility or on its overall capital is reduced;

                          (c) any amount payable to a Lender Group Company is reduced; or

                          (d) a Lender Group Company does not recover an amount which would otherwise have been paid to it.

                          No account will be taken of tax on the overall net income (including overall net profit or gains) of a Lender, or a Lender Group Company, in the country in which it has its principal office or the office through which it is acting for the purposes of this Agreement. Any loss, reduction or expense wholly reflected in the Costs Rate, or which is recoverable under Clause 11.4 (or would have been so recoverable but for Clause 11.5) will also not be taken into account.

                  (iii) The losses, reductions and expenses arising as a result are wholly or partly attributable to the Lender's participation in the Facility or the arrangements made by a Lender in funding its participation in the Facility.

         (B) Notice: Each Lender may notify the Borrower if it becomes aware that this sub-clause applies. This notice will contain reasonable detail of the circumstances which have caused this sub-clause to apply.

         (C) Payment of additional amounts: The Borrower agrees to reimburse each Lender for the losses, reductions, expenses and unrecovered amounts described in paragraph (A).

         (D) Prepayment and cancellation: If a Lender delivers a notice under paragraph (B):

                  (i) the Borrower may deliver to that Lender a notice of prepayment. The Borrower agrees to prepay the participation of that Lender in the Loan five Business Days after the Lender receives this notice (or on any later date or dates specified in the notice). Clause
                          11.7 applies to this prepayment; and/or

                  (ii) the Borrower may deliver to that Lender a notice of cancellation. That Lender's Available Commitment will be reduced to zero on the date of delivery of that notice.

         (E) Basle exception: Paragraph (C) will not oblige the Borrower to compensate any Lender in respect of itself or any other Lender Group Company for any losses, reductions and expenses described in paragraph (A)(ii) which result from the implementation, as at the Amendment Date, of the matters set out in the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards" (the "Basle Report") or the Banking Consolidation Directive (2000/12/EC) (the "Directive"), in each case, as amended prior to the Amendment Date. This exception will not apply if the losses, reductions and expenses described in paragraph (A)(ii) result from any change after the Amendment Date in, or in the interpretation or application of, the Basle Report or the Directive.

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                                       43

11.3     Market disruption

         (A)      Nature of market disruption: This sub-clause applies if any of
                  (i), (ii) or (iii) are true:

                  (i) Lenders with Available Commitments exceeding 35% of the aggregate Available Commitments, or with participations exceeding 35% of the Loan, notify the Agent that they believe that LIBOR or, as the case may be, EURIBOR would not reflect fairly the cost to them of funding an amount outstanding under this Agreement. For the purpose of making this computation, the Agent will disregard a notice from a Lender in circumstances where the Borrower has satisfied the Agent (supported by any evidence that the Agent may reasonably request) that the only reason why LIBOR or, as the case may be, EURIBOR would not reflect fairly the cost to that Lender of funding its participation in an Advance is a deterioration in that Lender's credit standing.

                  (ii) LIBOR or, as the case may be, EURIBOR cannot be determined because no Screen Rate appears for the relevant currency for the necessary period and fewer than two Reference Banks provide quotations.

                  (iii) Lenders with Available Commitments exceeding 35% of the aggregate Available Commitments, or with participations exceeding 35% of the Loan, notify the Agent that they are unable to fund their participations in the Loan in the London inter-bank market or, as the case may be, European inter-bank market.

         (B) Notice: The Agent agrees to notify the Borrower and the Lenders if this sub-clause applies.

         (C) Alternative interest rate arrangements: If the Agent delivers a notice of market disruption each of the following applies:

                  (i) The means of determining the rates of interest applicable to the Advance or Advances affected (the "Affected Advance") will be suspended. Instead the Borrower agrees to pay interest to the Lenders on the Affected Advance in the manner requested by the Agent in accordance with this Clause. A request by the Agent may specify periods to be used for the computation of interest. It must also specify the rate of interest to apply for a period. This rate will be the rate determined by the Agent to reflect the cost to each Lender of funding the Affected Advance for the period plus the Applicable Margin plus the Costs Rate. In order to assist the Agent in this determination each Lender agrees to provide to the Agent any information which the Agent may request. If this information is received by the Agent within any time period specified by the Agent it will be taken into account by the Agent in making its determination.

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                                       44

                  (ii) The Borrower and the Agent will negotiate the terms of an alternative arrangement for determining a rate of interest for the Affected Advance. The negotiations will be carried on in good faith. Neither party is bound to continue the negotiations after the date 30 days after the Borrower receives the Agent's notice. If agreement is reached and if it is approved by all the Lenders the rate of interest will be determined in accordance with the agreement. Sub-paragraph (i) will not apply to the extent that it is expressly excluded by that agreement.

                  (iii) If the circumstances described in paragraph (A) cease to apply the Agent will notify the Borrower and the Lenders. The notice will specify the transitional arrangements proposed by the Agent which as far as possible will be in accordance with the normal interest rate fixing provisions of this Agreement. The Borrower agrees to pay interest to the Lenders on the Affected Advance in the manner described in this notice unless a different arrangement is agreed by the Agent and the Borrower and approved by all the Lenders. In this case the Borrower agrees to pay interest to the Lenders in the manner agreed.

         (D) Prepayment: If this sub-clause applies, the Borrower may deliver a notice of prepayment to the Agent. The Borrower agrees to prepay the Loan or, at the Borrower's election, the Affected Advance or Affected Advances five Business Days after the Agent receives this notice (or on any later date or dates specified in the notice). Clause 11.7 applies to this prepayment.

         (E) Withdrawal: If this sub-clause applies, the Borrower may notify the Agent before 12.30 p.m. on the Advance Date relating to the Affected Advance that it wishes to withdraw the Advance Request relating to the Affected Advance. In this case that Advance Request will be treated as having not been made. Clause 6.6 will not apply in these circumstances.

11.4     Withholdings

         (A) Withholdings and deductions: This sub-clause applies if the Borrower, a Guarantor or the Agent is required by law, or by any requirement of a taxing authority with which it is obliged to comply, to make a payment under this Agreement net of a withholding or deduction.

         (B) Notice: The Borrower agrees to notify the Agent if it becomes aware that this sub-clause applies.

         (C) Grossing up: The Borrower and each Guarantor agrees to increase the amount of any payment from which it has to withhold or deduct any sum. This increase will ensure that the person entitled to the payment will receive, after that sum has been deducted or withheld, the amount it would have received had no sum had to be withheld or deducted.

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                                       45

         (D) Payment of tax: The Borrower and each Guarantor will pay to the appropriate authority all amounts withheld or deducted by it and certify to the Agent's reasonable satisfaction that it has withheld or deducted those sums and paid them to that authority. If a receipt or other evidence of payment can be obtained from that authority without incurring unreasonable cost or expense, the Borrower or that Guarantor agrees to deliver this to the Agent as soon as reasonably practicable.

         (E) Prepayment and cancellation: If this sub-clause applies to payments by the Borrower:

                  (i) the Borrower may deliver to the Agent a notice of prepayment. This notice may relate to any part of the Loan which is subject (or the interest on which is subject) to the withholding or deduction. The Borrower agrees to prepay the Loan (or the part of it which is affected) five Business Days after the Agent receives this notice (or on any later date or dates specified in the notice). Clause 11.7 applies to this prepayment; and/or

                  (ii) the Borrower may deliver to the Agent a notice of cancellation. This notice may relate to any part of the Total Commitments which, if drawn, would be subject (or the interest on which would be subject) to the withholding or deduction. That part of the Total Commitments will be reduced to zero on the date of delivery of that notice.

         (F) Refund of Tax Credits: If the Borrower or a Guarantor makes an increased payment under Clause 11.4(C) (a "Tax Payment") the relevant Lender or, as the case may be, the Agent agrees to notify the Borrower if it has obtained a refund of tax or obtained and used a credit against tax on its overall net income (a "Tax Credit") which that Lender or, as the case may be, the Agent is able to identify as attributable to that Tax Payment. To the extent that it can in its absolute discretion without any adverse consequences for it, that Lender or, as the case may be, the Agent shall reimburse the Borrower or, as the case may be, that Guarantor such amount as the Lender or, as the case may be, the Agent determines to be the proportion of that Tax Credit as will leave the Lender or, as the case may be, the Agent (after that reimbursement) in no better or worse position in respect of its tax liabilities than it would have been in if no Tax Payment had been required. No Lender or, as the case may be, Agent shall be obliged to disclose any information regarding its tax affairs and computations, and this sub-clause does not affect the right of any Lender or, as the case may be, Agent to arrange its tax affairs as it thinks fit.

11.5     Cessation as a Qualifying Lender

         The Borrower and each Guarantor will not be required to pay increased amounts under Clause 11.4 in respect of a payment of interest to a Lender if:

         (A)      the Lender is not or ceases to be a Qualifying Lender; or

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                                       46

         (B) the Lender is a Treaty Lender and the Borrower or relevant Guarantor which would be required to make a Tax Payment is able to demonstrate that such Tax Payment would not be required had the Lender complied with its obligations under Clause 11.6(B).

         This sub-clause does not apply if the Lender has ceased to be a Qualifying Lender as a result of a change in law, double taxation agreement or published concession of any relevant taxing authority or a change in the interpretation or application of law, double taxation agreement or published concession of any relevant taxing authority. Each Lender agrees to notify the Agent if it ceases to be a Qualifying Lender.

11.6     Confirmations from Lenders

         (A) The Borrower or the Agent may request a Lender to confirm whether or not it is a Qualifying Lender. Each Lender agrees to provide the confirmation requested as soon as reasonably practicable.

         (B) A Treaty Lender and each Company which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Company to obtain authorisation to make that payment net of a withholding or deduction.

11.7     Prepayment

         This sub-clause applies if the Borrower is obliged to repay the Loan or any part of it under this Clause, Clause 10 or Clause 21.2. In this event the Borrower agrees to pay on the date repayment is due interest accrued on the Loan (or the amount to be repaid) up to that date. If the date repayment is due is not the last day of an Interest Period applicable to the amount being repaid, the Borrower will reimburse each affected Lender for the losses and expenses that Lender has incurred, or will incur, as a result. These losses and expenses may include those incurred in liquidating or otherwise utilising amounts borrowed by the Lender to fund its participation in the Loan (or the amount repaid). They may also include losses and expenses incurred in hedging open positions resulting from the repayment.

11.8     Mitigation

         This sub-clause does not affect the obligations of the Borrower under the other sub-clauses of this Clause. If this Clause applies to a Lender or the Agent, that Lender or the Agent will take all steps reasonably open to it and, as the case may be, will procure that any Lender Group Company takes all steps reasonably open to it, to reduce the additional amounts payable by the Borrower under this Clause or to avoid or reduce the impact of the circumstances referred to in it. These steps may include the transfer of the Lender's rights and obligations under this Agreement to another branch or bank acceptable to the Borrower. The Lender or Lender Group Company or the Agent will not, however, be obliged to do anything which in its opinion would or might have an adverse effect on it.

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                                       47

12.    PAYMENTS

12.1   Method and timing of payments

       All payments under this Agreement must be made in immediately available and freely transferable funds. Each payment must be received by noon on the due date. Each payment must be for value on the due date.

12.2   Currency of payment

       Each Advance is to be advanced and repaid in the currency in which it is denominated. Interest on an Advance is to be paid in the same currency as the Advance. All other payments are to be made in sterling, unless this Agreement specifies a different currency.

12.3   Payments through the Agent

       (A) Normal arrangements: All payments by the Borrower or by a Lender under this Agreement will be made through the Agent. Each sterling payment will be made to the account of the Agent with The Royal Bank of Scotland plc, Correspondent Banking Branch, 5-10 Great Tower Street, London EC3P 3HX, account name Credit Suisse First Boston, account number 12302000, CHAPS Code 16-52-24. Each euro payment will be made to the account of the Agent with Citibank N.A., London Branch, account name Credit Suisse First Boston, London Branch, account number 8552940. The Agent will pay on an amount received as soon as practicable.

       (B) Alternative arrangements: If the Agent believes that it is, or will be, illegal or impossible for it to pay on to a Lender in accordance with paragraph (A), it agrees to notify the Borrower and that Lender. In this case the Borrower and that Lender may agree alternative arrangements for payments to be made to that Lender. Paragraph (A) will not apply to the extent excluded by those alternative arrangements. That Lender agrees to provide notice of the arrangements to the Agent and will notify the Agent of payments in accordance with Clause 14.1.

       (C) Application of deposit payments: The Borrower is not required to make payments in accordance with this sub-clause to the extent that an amount is debited from the Charged Account in accordance with Clause 3(D) of the Deposit Agreement and Charge on Cash Deposits.

12.4   Payments to the Borrower

       Each payment by the Agent to the Borrower will be made to the account of the Borrower which is notified to the Agent by the Borrower for this purpose.

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                                       48

12.5   Payments to the Lenders

       Each payment by the Agent to a Lender will be made to the account of that Lender notified to the Agent for this purpose.

12.6   Change of account

       The Borrower or a Lender may change any of its receiving accounts by not less than five Business Days' notice to the Agent. The Agent may change any of its receiving accounts by giving not less than five Business Days' notice to the Borrower and the Lenders.

12.7   Refunding of payments by the Agent

       This sub-clause applies if the Agent makes a payment out in the mistaken belief that it has received or will receive an incoming payment on a particular day. In this case the person which received the payment from the Agent agrees to return it. It will also reimburse the Agent for all losses and expenses incurred by the Agent as a result of funding the payment. This sub-clause does not affect the rights of the person which received the payment against the person which failed to make the payment to the Agent.

12.8   Non-Business Days

       If a payment would be due on a non-Business Day the payment obligation will be deferred until the next Business Day unless that day is in another calendar month. Where it is in another calendar month that payment obligation will be brought forward to the previous Business Day. Interest and commitment fees will be adjusted accordingly.

12.9   Payment in full

       All payments by the Borrower will be made in full and without set-off or counterclaim. No payment will be made net of a withholding or deduction, unless this is required by law or by any requirement of a taxing authority with which it is obliged to comply. In this event Clause 11.4 applies.

12.10  Set-off

       If a Company owes money under this Agreement which is due and payable the person to whom it is owed may set-off this obligation against any moneys owed by that person to that Company. The moneys owed by that party may be in a different currency, arise on a separate transaction or involve another branch. This sub-clause applies even where amounts owed to that Company are not due and payable, if there is an outstanding Termination Event or Potential Termination Event. Where amounts are in different currencies the person to whom money is owed under this Agreement may convert amounts into the same currency using the then current exchange rate. If a Lender sets off an obligation under this Agreement, that Lender agrees promptly to notify the Company concerned in accordance with
       24.3. The notice will provide details of the amount set off.

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                                       49

13.    LATE PAYMENT

13.1   Default interest

       The Borrower agrees to pay interest on all amounts unpaid under this Agreement after their due date for payment. This interest will be computed by reference to successive periods selected by the Agent. The first of these periods will start on the due date for payment of the unpaid amount. The rate of interest applicable during each of these periods will be a rate per annum equal to 1% plus:

       (A) in the case of an amount in sterling, LIBOR for that period plus the Costs Rate; or

       (B) in the case of an amount in euros, EURIBOR for that period plus the Costs Rate,

       plus, in either case, the Applicable Margin. This interest will be paid in arrear on the last day of each of these periods and on the date of payment of the unpaid amount. This interest will be payable after as well as before judgment.

13.2   Indemnity

       If the Borrower fails to make a payment on the due date the Borrower agrees to reimburse the person entitled to the payment for the losses and expenses (including loss of profit) that person incurs, or will incur, as a result. The computation of these losses and expenses will take into account any amount received under Clause 13.1.

14.    SHARING AMONG LENDERS

14.1   Notice

       If an amount due to a Lender (the "Recipient") under this Agreement is discharged other than by payment through the Agent the Lender agrees to notify the Agent and the Borrower in accordance with Clause 24.3. This may occur because of the exercise of a right of set-off, by virtue of a combination of accounts or because of a voluntary or involuntary payment by the Borrower or a Guarantor direct to that Lender. The notification will provide details of the amount discharged and will be delivered no later than ten Business Days after the discharge.

14.2   Determination by the Agent

       Where a Lender has issued a notice under Clause 14.1 the Agent will determine what payments, if any, are due under Clause 14.4. This determination will be made on the basis of the information contained in all the notices delivered to the Agent under Clause 14.1. The determination will be notified to the Borrower and the Lenders.

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                                       50

14.3 Litigation

     In determining the amount due under Clause 14.4 no account will be taken of an amount due to a Lender which has declined to participate in legal proceedings which resulted in the payment described in Clause 14.1. This only applies if that Lender could have joined in the proceedings or could have instituted its own proceedings, but failed to do so.

14.4 Payment to the Agent

     The Recipient agrees to pay to the Agent an amount calculated as follows:

                                  P = D (X - Y)

     where

             P =   the amount payable to the Agent

             D = the aggregate amount due to the Recipient out of which an amount has been discharged

             X =   the fraction of D which has been discharged

             Y = the fraction which has been discharged, if any, of the aggregate amount due to the Lender which has the greatest proportion of that amount still outstanding.

     This amount will be paid no later than five Business Days after receipt of a notice from the Agent under Clause 14.2.

14.5 Obligations of the Borrower and the Guarantors

     Any amount due to the Recipient which would otherwise have been discharged as described in Clause 14.1 will be treated as not having been discharged to the extent of an amount which is or will be payable under Clause 14.4 as a result. Accordingly the Borrower and each Guarantor agrees to pay this amount to the Recipient as if it had not been discharged. This payment is required to be made whether or not the Agent has issued a determination under Clause 14.2.

14.6 Distribution

     The Agent agrees to distribute to the Lenders the amount received by it under Clause 14.4 as if that amount had been received from the Borrower in discharge of an amount due under this Agreement. The Borrower will then be treated as having paid that amount.

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                                       51

14.7 Recovery

     This sub-clause applies if an amount discharged as described in Clause 14.1 is recovered from, or is required to be repaid by, the Recipient. In this case each Lender which received the benefit of a payment made under Clause
     14.4 agrees to repay to the Recipient the amount it received. Each of these Lenders will also reimburse the Recipient for any losses or expenses which the Recipient has incurred in connection with the discharged amount or its recovery or repayment. The rights and obligations of the parties shall be restored to the position before any payment became due under Clause 14.4.

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                                       52

                        PART V : GUARANTEE AND INDEMNITY

15.  GUARANTEE

15.1 Guarantee

     Each Guarantor guarantees the due and punctual performance of all obligations of the Borrower (or, as the case may be, each Restricted Subsidiary) under this Agreement, each Hedging Contract and each Overdraft Facility. This guarantee is unconditional and irrevocable.

15.2 Agreement to pay

     Each Guarantor agrees to pay on demand each amount due by the Borrower (or, as the case may be, each Restricted Subsidiary) which is unpaid. The demand may be made at any time on or after the due date for payment. Payment will be made in the same currency as the amount due by the Borrower (or, as the case may be, each Restricted Subsidiary).

15.3 Continuing guarantee

     This guarantee is a continuing guarantee. No payment or other settlement will discharge any Guarantor's obligations until the Borrower's obligations (or, as the case may be, each Restricted Subsidiary's obligations) have been discharged in full.

15.4 Other guarantees and security

     This guarantee is in addition to, and independent of, any other guarantee or Security.

15.5 Enforcement

     This guarantee may be enforced before any steps are taken against the Borrower (or, as the case may be, each Restricted Subsidiary) or any other Guarantor or under any other guarantee or Security.

15.6 Preservation of rights

     This guarantee will only be discharged by (i) the making of payment (in the case of this Agreement, in accordance with Clause 12) in full by the Borrower (or, as the case may be, the relevant Restricted Subsidiary) or any of the Guarantors or (ii) the receipt otherwise of payment in full. It will not be discharged by any other action, omission or fact. Each Guarantor's obligations will, therefore, not be affected by:

     (A) The obligations of the Borrower (or, as the case may be, the relevant Restricted Subsidiary) being or becoming void, invalid, illegal or unenforceable.

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                                       53

     (B) Any change, waiver or release of the Borrower's (or, as the case may be, the relevant Restricted Subsidiary's) obligations.

     (C) Any concession or time being given to the Borrower (or, as the case may be, the relevant Restricted Subsidiary).

     (D) The winding-up or re-organisation of the Borrower (or, as the case may be, the relevant Restricted Subsidiary).

     (E) Any change in the condition, nature or status of the Borrower (or, as the case may be, the relevant Restricted Subsidiary).

     (F) Any of the above events occurring in relation to another Guarantor or any other guarantor or provider of Security or its obligations.

     (G) Any failure to take, retain or enforce any other guarantee or Security.

     (H) Any circumstances affecting or preventing recovery of amounts due by the Borrower.

     (I)  Any other matter which might discharge a Guarantor.

     Any receipt from any person other than a Guarantor will reduce the outstanding balance only to the extent of the amount received.

15.7 Representations of a Guarantor

     Each Guarantor confirms that it does not have the benefit of any Security in respect of this guarantee or the indemnity in Clause 16.

15.8 Covenants of a Guarantor

     Each Guarantor agrees as follows:

     (A) Security: It will not have the benefit of any Security in respect of this guarantee or the indemnity in Clause 16.

     (B) Exercise of rights: It will not, for so long as a Termination Event or Potential Termination Event has occurred and is outstanding:

          (i) take the benefit of any right against the Borrower (or, as the case may be, the relevant Restricted Subsidiary) or any other person in respect of amounts paid under this guarantee or under the indemnity in Clause 16; or

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                                       54

          (ii) claim or exercise against the Borrower (or, as the case may be, the relevant Restricted Subsidiary) any right to any payment (whether or not connection with this Agreement).

      (C) Competing proof: An Instructing Group may request a Guarantor to submit a proof for amounts due to it by the Borrower, another Guarantor or any other guarantor. Each Guarantor agrees to submit a proof promptly in accordance with this request if it is entitled to do so. All amounts received in respect of this proof will be held by that Guarantor on trust for the Agent and the Lenders.

      The obligations in this sub-clause will cease to have effect when the Facility has ceased to be available and there are no amounts outstanding under this Agreement.

15.9  Suspense account

      Any amount received under this guarantee may be placed on suspense account (bearing interest at a commercial rate, which interest shall be credited to the account). Suspense accounts may be held by the Agent or by a Lender. While the amounts are in the suspense account the Agent or any Lender may claim and recover amounts from the Borrower (or, as the case may be, the relevant Restricted Subsidiary), another Guarantor and any other guarantor as if the amount in the suspense account had not been received. Amounts may be taken out of a suspense account by the person holding that account at any time for application against the amounts outstanding under this Agreement or return to the payer of such amounts.

15.10 Discharge conditional

      Any settlement with, or discharge of, a Guarantor will be subject to a condition. This condition is that the settlement or discharge will be set aside if any prior payment, or any other guarantee or security, is set aside, invalidated or reduced. In this event each Guarantor agrees to reimburse each Lender and the Agent for the value of the payment, guarantee or security which is set aside, invalidated or reduced.

15.11 Principal debtor

      Each Guarantor agrees to pay any amount which is expressed to be due from the Borrower (or, as the case may be, the relevant Restricted Subsidiary) but which is not recoverable from a Guarantor as a guarantor. Any amount due under this sub-clause will be recoverable from each Guarantor as though the obligation had been incurred by that Guarantor as sole or principal debtor, but otherwise on the same terms as the obligation was expressed to be incurred by the Borrower (or, as the case may be, the relevant Restricted Subsidiary). This sub-clause is in addition to each Guarantor's obligations as a guarantor. The payment by the Borrower (or, as the case may be, the relevant Restricted Subsidiary) or any Guarantor of any amount payable by virtue of this sub-clause will (subject to Clause 15.10) discharge pro tanto the obligations on each Guarantor to pay the amounts expressed to be payable by it under this sub-clause.

16.  GUARANTOR'S INDEMNITY

16.1 Indemnity

     This Clause applies if the Borrower fails to make a payment expressed to be due under this Agreement on the due date. In this event each Guarantor agrees to reimburse the person entitled to the payment for the losses and expenses (including loss of profit) that person incurs, or will incur, as a result. Each Guarantor also agrees to reimburse each Lender and the Agent for all losses and expenses arising from any obligations of the Borrower being or becoming void, invalid, illegal or unenforceable.

16.2 Amount of loss

     For the purposes of this Clause a Lender and the Agent will be treated as having suffered a loss equal to the amount expressed as being due to it by the Borrower, but which is unpaid (taking into account any amounts paid under Clause 15). If this treatment is incorrect the Lender or the Agent will produce evidence of its loss.

       PART VI : REPRESENTATIONS, COVENANTS AND TERMINATION EVENTS

17.    REPRESENTATIONS

17.1   Representations

       Each Company confirms that each of the following is true as at the Amendment Date (subject, in the case of Clause 17.1(S), as stated in that Clause 17.1(S)):

       (A) Nature of Company: It is a company duly incorporated and validly existing under the laws of its country of incorporation.

       (B) Powers of Company: It has power to own its assets and conduct its business as currently conducted. It also has corporate power to sign and deliver those of the Financing Documents to which it is a party (and which it has signed and delivered) and to exercise its rights and perform its obligations under those of the Financing Documents to which it is a party.

       (C) Authorisations: The signature and delivery on its behalf of those of the Financing Documents to which it is a party (and which it has signed and delivered) and the exercise of its rights and the performance of its obligations under the Financing Documents have been duly authorised by it.

       (D) Binding obligations: This Agreement and the other Financing Documents to which it is a party have been (or, if executed after the Amendment Date, will be when executed) duly signed and delivered by it. Its obligations described in the Financing Documents to which it is a party are (or, if executed after the Amendment Date, will be when executed) its valid and binding obligations in accordance with their terms, subject to the reservations contained in paragraph 8 of the opinion of Slaughter and May (the form of which is set out in Schedule 8) and in any legal opinion delivered under Clause 20.1(R)(i)(c).

       (E) Legality and contraventions: The signature and delivery on its behalf of the Financing Documents to which it is a party and the exercise of its rights and performance of its obligations under such Financing Documents and the creation of Security by it under the Charges (if applicable):

              (i) are not prohibited by applicable law, regulation or order or by its constitutional documents;

              (ii) do not require any approval, filing, registration or exemption (other than the perfection of the Security constituted by the Charges by means of registration at H.M. Land Registry, the Land Register, the Register of Sasines, Companies House and the Trade Marks Registry, or as disclosed in any legal opinion delivered under Clause 20.1(R)(i)(c)); and

              (iii) are not prohibited by, and do not constitute an event of default under, and do not result in an obligation to create Security under, any document or arrangement to which it is a party and which is material in the context of this Agreement (including the Material Contracts).

       (F) Ranking of obligations: Its obligations under the Financing Documents are secured by the Charges. The Charges will, when executed (and subject to the required registrations being made and to any Security permitted by Clause 20.1(C)(ii) and (iii)), constitute a first priority security interest which is valid and enforceable over the assets referred to in the Charges, subject to the reservations (other than reservation 8(F)) contained in paragraph 8 of the opinion of Slaughter and May (the form of which is set out in Schedule 8) and in any legal opinion delivered under Clause 20.1(R)(i)(c). Amounts due under this Agreement will, for security purposes, rank at least equally with amounts due under the Hedging Contracts and the Overdraft Facilities. No amounts have been repaid by the Borrower under the Subordinated Loan Agreement or the Inter-Company Loan Agreement, and no amounts are repayable until all amounts expressed to be owed under the Financing Documents, the Hedging Contracts and the Overdraft Facilities have been paid in full and the Facilities are no longer available.

       (G) No Termination Event: No Termination Event or Potential Termination Event has occurred and is continuing and none will occur as a result of the exercise of its rights or the performance of its obligations under the Financing Documents.

       (H) Accounts: The audited financial statements and the consolidated audited financial statements most recently delivered under Clause
              18.1 (including, as at the Amendment Date, those statements most recently delivered before the Amendment Date under the equivalent of the provision now set out in Clause 18.1) give a true and fair view of the results of each Company's operations and the financial position of the Group taken as a whole. These financial statements were prepared in accordance with Generally Accepted Accounting Principles consistently applied except to the extent that the accompanying notes provide a description of a different treatment.

       (I) Litigation: There exists no litigation which is reasonably likely to have a Material Adverse Effect.

       (J) Security: No Security exists over any of its assets, except as permitted by Clause 20.1(C).

       (K) Representations in the Charges: The representations given by it in the Charges are true as at the time they are made and repeated.

       (L) Material licences: The Borrower has complied with the licences conferred on it to which reference is made in either of the Transmission Agreements, the Sky Access and Technical Services Agreement or in any other transmission agreement to which the Borrower is or becomes a party and which is a Material Contract. The Borrower has complied with the MUX Licences. If there is a breach of any of these licences, but that breach is capable of remedy and that licence has not been terminated or revoked, there will not be a breach of this paragraph.

       Each Guarantor confirms that the following is true:

       (M) Guaranteeing powers: It has the power to guarantee the whole of the sums available under this Agreement and enter into the Charges. The borrowing of the full amount available under this Agreement does not contravene or exceed any guaranteeing limitation on it (or its directors) under its constitutional documents or any other document to which it is a party and which is material in the context of this Agreement.

       Each of the Borrower and the Parent confirms that each of the following is true:

       (N) Borrowing powers: The Borrower has the power to borrow the whole of the sums available under this Agreement. The borrowing of the full amount available under this Agreement does not contravene or exceed any borrowing limitation, and the entering into the Charges does not contravene any limitation on giving security, on it (or its directors) under its Memorandum and Articles of Association or any other document to which it is a party and which is material in the context of this Agreement.

       (O)    No material adverse change:

              (i) There has been no change in the financial condition of the Borrower or (taken as a whole) the Guarantors having a Material Adverse Effect since the last date as at which each of the covenants in Clause 19.2 were measured. The assessment of whether the change in financial condition is material will be measured against the covenants tested on that date.

              (ii) In addition no event or circumstance has occurred and is continuing affecting the business or operations of the Borrower and (taken as a whole) the Guarantors and having a Material Adverse Effect. This assessment will be measured against the business or operations of the Borrower and (taken as a whole) the Parent and the Borrower's Group on the Amendment Date.

       (P)    Agreements effective:

              (i) Each of the Material Contracts, the Subordinated Loan Agreement and the Inter-Company Loan Agreement is in full force and effect, except for a Material Contract which ceases to be in full force and effect because of:

                    (a)  its expiry by effluxion of time; or

                    (b) its replacement on substantially equivalent commercial terms or on commercial terms that are more beneficial to the relevant member of the Borrower's Restricted Group.

               (ii) The Bonds and any guarantees given by any person in respect of CC Finance's obligations under the Bonds are binding obligations.

         (Q) Licences, etc.: All licences, consents and authorisations necessary for the Borrower to conduct its business as currently conducted, and for the members of the Borrower's Restricted Group to conduct the other material businesses operated by the Borrower's Restricted Group (taken as a whole) as currently conducted, are in full force and effect. Without limiting the generality of the foregoing, each of the MUX Licences is in full force and effect.

         (R) Borrowings: No member of the Borrower's Restricted Group has any Indebtedness for Borrowed Money, or has issued any guarantees, indemnities or other similar assurances, except as permitted under Clause 20.1(k) or as agreed by the Agent (acting on the instructions of an Instructing Group).

         (S) Information Memorandum: As at 26th September, 2002 the Information Memorandum:

               (i) the information incorporated in the Information Memorandum is true, accurate and complete in all material respects, has been prepared with reasonable care and is not misleading in any material respect; and

               (ii) no material information has been omitted and the financial projections contained in the Information Memorandum have been prepared on a reasonable basis using reasonable assumptions and have been made in good faith and after careful consideration.

                  In addition, no material adverse change has occurred in relation to the Borrower and (taken as a whole) the Parent and the Borrower's Group after 26th September, 2002 which would require the Borrower, acting reasonably, to update the information contained in the Information Memorandum so as to ensure that this information remained true and correct in all material respects and that there were no material omissions or change in the assumptions used in the preparation of the financial projections in the Information Memorandum.

         The Borrower confirms that the following is true:

         (T) Financial Model: The Financial Model has been prepared on a reasonable basis using reasonable assumptions and the Borrower does not have any reason to believe that it contains a misstatement material in the context of this Agreement.

         (U) Dormant Subsidiaries: As at the Amendment Date each Subsidiary of the Borrower specified in Schedule 12 is dormant (within the meaning of the term as defined in section 249AA(4) of the Companies Act 1985, or such analogous term as may be applicable in any other jurisdiction).

         (V) Standby L/C: It has no obligations or liability on any account whatsoever under or in respect of the Standby L/C, the Standby L/C Application or the Pledge. The Parent confirms that the following is true:

         (W) Standby L/C Application and Pledge: The Standby L/C Application and the Pledge have been duly signed and delivered by it. Its obligations described in the Standby L/C Application and the Pledge are its valid and binding obligations in accordance with their terms, and such obligations are solely for its account.

17.2     Repetition

         All of the representations in Clause 17.1 except those in paragraphs
         (S), (T) and (U) will be deemed repeated on the making of each Advance. The representations in paragraphs (S), (T) and (U) will be deemed repeated on the date of the first Advance on or after the Amendment Date but not subsequently. Where a representation is deemed repeated this repetition will be with reference to the facts on that day.

17.3     Survival of representations

         Each of the representations made by the Borrower under this Agreement shall survive the making of each Advance (but are only repeated to the extent referred to in Clause 17.2).

17.4     Lender representation

         Each Lender represents that it is a Qualifying Lender.

         The representation in this sub-clause does not apply where the representation would be untrue as a result of a change in law, double taxation agreement or published concession of any relevant taxing authority or a change in the interpretation or application of law, double taxation agreement or published concession of any relevant taxing authority.

18.      INFORMATION COVENANTS

18.1     Periodic reports

         Each of the Borrower and the Parent agrees to deliver each of the following to the Agent as soon as they become available and, in any event, by the latest date indicated:

Document/Information                                                            Latest Date
--------------------                                                            -----------
(a)      Annual audited accounts of each Company including profit and           95 days after the end of that
         loss account, balance sheet and, in the case of the Borrower           financial year
         and the Parent, cash flow statement

(b)      (i)      Annual audited consolidated accounts of the Group,            95 days after the end of that
                  including profit and loss account, balance sheet and          financial year
                  cash flow statement

         (ii) A statement extracted from the annual audited consolidated accounts of the Group showing the profit and loss account, balance sheet and cashflow statement of the Borrower's Restricted Group, prepared by the Borrower and agreed by the Borrower's auditors as being accurately extracted in accordance with the terms and conditions of an engagement letter between the Borrower's auditors and the Agent in form and content satisfactory to the Agent.

(c)      Quarterly unaudited management accounts of each Company                50 days after the end of each
         to be correct by the Certifying Financial certified                    quarter of its financial year
         Officer, including profit and loss account, balance sheet, cash flow statement and statement of capital expenditure

Document/Information                                                                  Latest Date
--------------------                                                                  -----------
(d)      (i)      Quarterly consolidated unaudited management accounts of the         50 days after the end of each
                  Group; and                                                          quarter of its financial year

         (ii) A statement extracted from the quarterly consolidated unaudited management accounts of the Group showing the quarterly consolidated unaudited management accounts of the Borrower's Restricted Group (which statement will be prepared by the Borrower and agreed by the Borrower's auditors as being accurately extracted in accordance with the terms and conditions of an engagement letter between the Borrower's auditors and the Agent in form and content satisfactory to the Agent), certified, in each case, to be correct by the Certifying Financial
         Officer, including profit and loss account, balance sheet, cash flow statement and statement of capital expenditure

(e)      A certificate, signed by the Certifying Financial Officer stating:           At the time of delivery of
                                                                                      the Group's quarterly
         (i)      the amount of Financial Indebtedness on the last day of the         financial statements delivered
                  Quarter                                                             under paragraph (d)

         (ii)     EBITDA for that Quarter

Document/Information                                                            Latest Date
--------------------                                                            -----------
(f)      Annual budget for the Borrower's Group and the Borrower's              60 days after the start of each
         Restricted Group including projected profit and loss account,          of its financial years
         balance sheet, cash flow statement and statement of capital expenditure (distinguishing between capital expenditure which is to be financed from operating income and capital
         expenditure which is to  be funded from new equity or
         borrowing)

(g)      Annual budget for the Parent adopted by the Board of                   60 days after the start of each
         Directors of the Parent                                                of its financial years

(h)      A certificate regarding compliance with the financial                  At the time of delivery of the
         covenants in Clause 19.2 setting out the necessary                     Group's quarterly financial
         computations. This certificate is to be signed by the                  statements delivered under
         Certifying Financial Officer                                           paragraph (d)

(i)      A certificate regarding:                                               At the time of delivery of the
                                                                                Group's annual consolidated
         (i)      compliance with the financial covenants in Clause             financial statements delivered
                  19.2;                                                         under paragraph (b)

         (ii)     the amount of Excess Cash Flow; and

         (iii) the amount of capital expenditure in that financial year (distinguishing between capital expenditure which is financed from operating income and capital expenditure which is funded from new equity or borrowing)

         setting out the necessary computations. This certificate is to be signed by the Certifying Financial Officer

Document/Information                                                            Latest Date
--------------------                                                            -----------
(j)      A statement signed by the auditors of the Borrower regarding:          At the time of delivery of the
                                                                                Group's annual consolidated
         (i)      compliance with the financial covenants in Clause             financial statements delivered
                  19.2; and                                                     under paragraph (b)

         (ii)     the amount of Excess Cash Flow

(k)      A certificate of Net Disposal Proceeds, setting out the                At the time of delivery of each
         necessary computations.  This certificate is to be signed by           set of quarterly management
         the Certifying Financial Officer                                       accounts under paragraph (c)

(l)      A certificate of acquisition price, setting out the necessary          At the time of delivery of each
         computations.  This certificate is to be signed by the                 set of quarterly management
         Certifying Financial Officer                                           accounts under paragraph (c)

(m)      Details of any treasury transaction as required by Clause              At the time of delivery of each
         20.1(O)                                                                set of quarterly management
                                                                                accounts under paragraph (c)

(n)      A certificate setting out details of any contract which is a           At the time of delivery of each
         Material Contract.  This certificate is to be signed by the            set of annual audited accounts
         Certifying Financial Officer                                           of the Borrower under paragraph
                                                                                (a)

(o)      A certificate setting out details of the extent to which (i)           At the time of delivery of the
         the Total Annual Investment Limit and (ii) the Unrestricted            Group's quarterly financial
         Entities Investment Limit have been utilised in respect of             statements delivered under
         the current financial year (but taking account of Investment           paragraph (d)
         Amounts in previous financial years if relevant to the
         calculation).  This certificate is to be signed by the
         Certifying Financial Officer

(p)      A certificate setting out the confirmation required in Clause          At the time of delivery of each
         5.3(F)(ii). This certificate is to be signed by the Certifying         set of quarterly management
         Financial Officer.                                                     accounts under paragraph (c).

In each case the Borrower and the Parent agree to deliver the number of copies requested by the Agent.

18.2     GAAP

         The Borrower confirms and agrees that all financial statements to which Clause 18.1 applies will be prepared in accordance with applicable law and Generally Accepted Accounting Principles consistently applied except to the extent that the accompanying notes provide a description of a different treatment.

18.3     Requests

         The Agent may request any Company to deliver to the Agent information about it or its assets, business or financial condition or any other matter. This includes (amongst other things) information about the MUX Licences, ServicesCo and associated multiplexing, transmission, distribution, technical and operational support services. Each Company agrees to deliver promptly to the Agent the information reasonably requested. No Company will be obliged to deliver any information under this sub-clause if that delivery is prohibited by law or by direction of H.M. Government.

18.4     Termination Events and other events

         The Borrower agrees to notify the Agent promptly of:

         (A) the occurrence of a Termination Event or Potential Termination Event upon becoming aware of such occurrence;

         (B) any events or developments that would be reasonably likely to result in the termination of, or any material amendment to or waiver under, any of the Material Contracts, either of the MUX Licences or any other licence, consent or authorisation required for the purposes of its business, upon becoming aware of the same; and

         (C) the occurrence of any event of default or put event under the Bonds upon becoming aware of such occurrence.

18.5     Other information

         Each of the Parent and the Borrower agrees to deliver to the Agent (to the extent not already delivered under this Agreement):

         (A) all information provided to any shareholder in the Parent in its capacity as such;

         (B) all information provided to any holder of the Bonds in its capacity as such;

         (C) a certified copy of any Material Contract, either MUX Licence and any transmission agreement to which the Borrower is or becomes a party and of any amendment to or waiver in respect of any of the foregoing;

         (D) any press releases made by or on behalf of the Borrower, the Parent or CCIC; and

         (E) such information about Real Property Transactions permitted under Clause 20.1(EE) as may be reasonably requested by the Agent.

         Each of the Borrower and the Parent agrees to notify the Agent promptly of any drawing made under the Standby L/C upon becoming aware of the same.

18.6     Change of accounting treatment

         (A) This sub-clause applies if there is a change in the manner in which the financial statements of a Company or of the Group are prepared or in the accounting principles or standards applied in the preparation of those accounts.

         (B) If this sub-clause applies or will apply the Borrower agrees to notify the Agent. The Borrower and the Agent will then negotiate in good faith with a view to making any necessary changes to this Agreement to reflect the change described in paragraph (A). Neither party is bound to continue the negotiations after the date 30 days after the Agent receives the Borrower's notice.

         (C) If this sub-clause applies, and agreement is not reached under paragraph (B), the Borrower agrees to deliver, with each set of financial statements delivered to the Agent and with each statement referred to in Clause 18.1(b)(ii) or Clause 18.1(d)(ii), as the case may be, a reconciliation (audited in the case of audited financial statements). This reconciliation will show the amounts utilised for the purposes of computations required for the purposes of this Agreement as they would have been if no change had occurred. The amounts in this reconciliation will then be used for computations required for the purposes of this Agreement instead of the corresponding amounts in the financial statements delivered under Clause 18.1.

19.      FINANCIAL COVENANTS

19.1     Definitions

         (A)   In this Agreement: "Borrower's Restricted Group" means:

               (i) if the Borrower has no Restricted Subsidiaries, the Borrower; and

               (ii) if the Borrower has Restricted Subsidiaries, the Borrower and its Restricted Subsidiaries taken as a whole.

                    "Debt Coverage" for a period means the ratio of Financial Indebtedness at the end of that period to EBITDA for that period.

                    "EBITDA" for any period means, subject to Clause 19.1(B)(iii), the profit of the Borrower's Restricted Group for that period:

                    (i) before taking into account all Extraordinary Items (whether positive or negative) but after taking into account all Exceptional Items (whether positive or negative);

                    (ii) before deducting tax, including corporation tax and their equivalents in any relevant jurisdiction;

                    (iii) before deducting amortisation of any goodwill and any costs incurred in relation to acquisitions (to the extent that these are expensed);

                    (iv) before taking into account Net Cash Interest accrued during that period, whether or not paid, deferred or capitalised (before taking into account financing costs in relation to Financial Reporting Standard 4 (Capital Instruments)) during that period;

                    (v) before taking into account amortisation of financing costs calculated in accordance with Financial Reporting Standard 4 (Capital Instruments) during that period;

                    (vi)      before deducting any non-cash charges;

                    (vii) before deducting any management fee incurred by the Borrower in favour of CCIC and which is not paid in cash, but limited in any financial year of the Borrower to a maximum aggregate amount of (Pounds)5,000,000;

                    (viii) after deducting any gain, and adding back any loss, relative to book value arising on the sale, lease or other disposal of any asset during that period and after deducting any gain, and adding back any loss, arising on revaluation of any asset during that period, in each case to the extent that it would otherwise be taken into account;

                    (ix)      before deducting depreciation; and

                    (x) before deducting non-cash stock and share option charges.

                    "Exceptional Items" has the meaning given to it in Financial Reporting Standard 3 issued by the Accounting Standards Board, but excluding any Extraordinary Items.

                    "Extraordinary Items" has the meaning given to it in Financial Reporting Standard 3 issued by the Accounting Standards Board, and includes those items listed in paragraph 20 thereof.

                  "Financial Indebtedness" on any date means the amount of Indebtedness for Borrowed Money of the Borrower's Restricted Group on that date. For this purpose:

                  (i) any amounts under paragraph (E) of the definition of "Indebtedness for Borrowed Money" in Clause 1.1 will be excluded;

                  (ii) only the principal element of obligations (accounted for as such in accordance with Generally Accepted Accounting Principles) in respect of any finance lease to which a member of the Borrower's Restricted Group is a party as lessee will be taken into account under paragraph (F) of that definition;

                  (iii)   no amount of Interest will be included; and

                  (iv) no amount outstanding under the Subordinated Loan Agreement will be included.

                  "Interest" means interest and amounts in the nature of interest.

                  "Net Cash Interest" for any period means the Interest due and payable during that period as an obligation of any member of the Borrower's Restricted Group (whether or not paid or capitalised during or deferred (but to the extent that deferred Interest is included in Net Cash Interest in such period, any such deferred Interest shall not be included in the calculation of Net Cash Interest in the following period) for payment after such period), but adjusted to take account of:

                  (i) any amount (other than, in the case of currency hedging agreements or instruments, the original principal amount) receivable or payable during that period by any member of the Borrower's Restricted Group (after deducting all taxes applicable to that amount receivable) under interest rate and/or currency hedging agreements or instruments; and

                  (ii) any amount constituting Interest receivable during that period by any member of the Borrower's Restricted Group (after deducting all taxes applicable thereto) in respect of any investment, deposit or loan, in either case under which all parties are in compliance with their material obligations.

                  "Total Interest Payable" for any period means the Interest due and payable during that period as an obligation of any member of the Borrower's Restricted Group (whether or not paid or capitalised during or deferred (but to the extent that deferred Interest is included in Total Interest Payable in such period, any such deferred Interest shall not be included in the calculation of Total Interest Payable in the following period) for payment after such period), adjusted to take account of any amount (other than, in the case of currency hedging agreements or instruments, the original principal amount) receivable or payable during that period by any member of the Borrower's Restricted Group (after deducting all taxes applicable to that amount receivable) under interest rate and/or currency hedging agreements or instruments under which all parties are in compliance with their material obligations.

         (B)      (i)     All the terms defined in paragraph (A) are to be
                          determined in accordance with the Generally Accepted
                          Accounting Principles and are to be computed from:

                          (a) the financial statements of the Borrower (if the Borrower has no Restricted Subsidiaries); or

                          (b) the consolidated financial statements of the Borrower and its Restricted Subsidiaries (if the Borrower has Restricted Subsidiaries),

                          in each case, delivered pursuant to Clause 18.1.

                  (ii) For the purposes of Clause 19.1 no item shall be deducted or credited more than once in any calculation.

                  (iii) For the purposes of calculating EBITDA for use in the financial covenants in Clause 19.2 for the Quarters ending on 31st March, 2002, 30th June, 2002, 30th September, 2002, 31st December, 2002 and 31st March, 2003 only, there shall not be included as an Exceptional Item any charge used to create a provision relating to redundancy and restructuring costs incurred by the Borrower during its financial year ended 31st December, 2002 to the extent that the aggregate amount thereof shall not exceed (Pounds)6,400,000. Any amount in excess of that figure shall however be included as an Exceptional Item for these purposes.

19.2     Financial covenants

         The Borrower agrees to ensure that the following financial covenants are complied with:

         (A) The ratio of EBITDA to Total Interest Payable, computed on the basis of the annualised EBITDA and annualised Total Interest Payable (in each case calculated by multiplying by two the figure which is the aggregate of EBITDA or, as the case may be, Total Interest Payable for the last two Quarters) as at the end of each Quarter, is not to be less than:

                    Quarter ending                     Required Ratio

                    30th September, 2002               3.50 :1
                    31st December, 2002                3.50 :1
                    31st March, 2003                   4.00 :1
                    30th June, 2003                    4.00 :1
                    30th September, 2003               4.00 :1

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                                       70

                    Quarter ending                     Required Ratio

                    31st December, 2003                4.00 :1
                    31st March, 2004                   4.50 :1
                    Thereafter                         4.50 :1

         (B) Debt Coverage computed on the basis of the annualised EBITDA (calculated by multiplying by two the figure which is the aggregate of EBITDA for the last two Quarters) and tested each Quarter (using the amount of Financial Indebtedness on that last day of that Quarter), is not to be more than:

                    Quarter ending                     Required Ratio

                    30th September, 2002               3.50:1
                    31st December, 2002                3.25:1
                    31st March, 2003                   3.25:1
                    30th June, 2003                    3.25:1
                    30th September, 2003               3.00:1
                    31st December, 2003                3.00:1
                    31st March, 2004                   2.75:1
                    30th June, 2004                    2.75:1
                    30th September, 2004               2.75:1
                    31st December, 2004                2.75:1
                    31st March, 2005                   2.50:1
                    Thereafter                         2.50:1

20.      GENERAL COVENANTS

20.1     Covenants

         Each Company agrees that, unless otherwise agreed by the Agent (acting on the instructions of an Instructing Group):

         (A) Ranking of Obligations: It will ensure that its obligations under this Agreement, the Hedging Contracts and (but only to the extent provided in the relevant Overdraft Bank Agreement) the Overdraft Facilities are at all times secured by the Charges to which it is a party.

         (B) Compliance: It will exercise its rights and perform its obligations under the Financing Documents without contravention of applicable laws. If approvals are required to do this it will obtain and maintain them and will comply with their terms. It will also make any necessary filings in respect of the Financing Documents unless these are required to be, or are, made by another person.

         (C) Negative pledge: It will not create or allow to exist (and will procure that no Restricted Subsidiary creates or allows to exist) any Security over any of its assets. This prohibition does not, however, apply to the following:

                  (i)     Security created by the Charges.

                  (ii) Liens or rights of set-off arising in the ordinary course of trading or by operation of law.

                  (iii) Title retention or hire purchase arrangements in respect of goods. These arrangements must arise in the ordinary course of trading and on customary terms.

                  The exceptions in sub-paragraphs (ii) and (iii) do not permit any Security to be created over the Borrower's rights under any of the Material Contracts or either of the MUX Licences. This paragraph applies to the Parent to the extent only that it relates to the shares which the Parent holds in the Borrower.

         (D) Disposal of assets: It will not (and will procure that each Restricted Subsidiary will not) dispose of any of its assets. This does not apply to Permitted Disposals.

                  No disposal of any of the Borrower's rights under any of the Material Contracts will be a Permitted Disposal in any circumstances. In addition, a Permitted Disposal is only permitted if the Borrower will be able to carry on the Analogue Transmission Business and the DTT Transmission Business substantially as before. For this purpose the Agent is entitled to rely on a certificate from the Borrower (signed by a Certifying Financial Officer) to this effect.

                  For the purposes of this paragraph, the grant of a lease or licence (other than a lease or licence given as part of a site sharing arrangement in the ordinary course of business) is treated as a disposal, but this paragraph does not apply to Real Property Transactions permitted under Clause 20.1(EE).

                  This paragraph also does not, however, apply to an assignment, sub-licence or other transfer (in any such case on an arm's length basis on commercial terms) of either or both of the MUX Licences or of any multiplex capacity conferred by such MUX Licences or either of them.

                  This paragraph also does not apply to disposals falling with paragraphs (v) and (vi) of Clause 5.3(B).

                  Any Permitted Disposal which would otherwise be permitted is not permitted to the extent that each of the following applies:

                  (i) the Net Disposal Proceeds of any disposal of that asset by the acquiror would not, by reason of applicable law, be capable of being made available to the Borrower for the purposes of making a disposal prepayment which would otherwise be payable under Clause 10.2 as a result of that disposal by the acquiror; and

                  (ii) at the time of the original disposal to the acquiror any member of the Borrower's Restricted Group was aware or should have been aware that

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                                       72

                          the Net Disposal Proceeds would not be available to the Borrower for the purpose of making that disposal prepayment.

                  This paragraph does not apply to the Parent, who (subject to paragraphs (Z) and (AA)) may dispose of its assets as it sees fit.

         (E) Compliance with laws: It will (and will procure that each Restricted Subsidiary will) comply with all applicable laws and regulations, and the terms of all permits, authorisations and licences to which it (or such Restricted Subsidiary, as the case may be) is a party. These licences include, amongst others, the MUX Licences. This paragraph includes, amongst other things, compliance with environmental laws, regulations, permits, authorisations and licences but in this case compliance need only be in all material respects. If there is a breach of any such permit, authorisation or licence, but that breach is capable of remedy and the permit, authorisation or licence has not been terminated or revoked, there will not be a breach of this paragraph. This paragraph does not apply to the Parent.

         (F) Insurance: It will (and will procure that each Restricted Subsidiary will) maintain insurance relating to its assets and activities against those risks and at those levels which are consistent with the insurance maintained by similar businesses. It also agrees to provide to the Agent evidence of all insurance arranged. This paragraph does not apply to the Parent.

         (G) Maintenance of representations: It will take all steps necessary to ensure that those representations in Clause 17.1 which are deemed to be repeated by reason of Clause 17.2 remain true and correct when so deemed to be repeated.

         (H) Agreements with CCIC: It will ensure that all agreements between it and CCIC or any other shareholder of the Parent are on an arm's length basis on commercial terms. This paragraph does not apply to the Parent.

         (I) Enforcement of Material Contracts: It will (and will procure that each Restricted Subsidiary will) enforce its rights under all Material Contracts in accordance with their terms where failure to do so is reasonably likely to have a Material Adverse Effect. This paragraph does not apply to the Parent.

         (J) Performance of Material Contracts: It will (and will procure that each Restricted Subsidiary will) perform its obligations under Material Contracts (including under any licences, roll-out or transmission system modification requirements or other performance covenants set out in any of them) in all material respects in accordance with their terms. Defaults:

                  (i) under any Material Contract giving rise to charges, service credits or liquidated damages under that Material Contract of less than (Pounds)500,000 in any financial year; or

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                                       73

                  (ii) under more than one Material Contract giving rise to charges, service credits or liquidated damages of less than (Pounds)1,500,000 in aggregate in any financial year,

                  and defaults under any licence which would not be in breach of paragraph (E) are to be treated as not material. This paragraph does not apply to the Parent.

         (K) Borrowings: It will not (and it will procure that each Restricted Subsidiary will not) have any Indebtedness for Borrowed Money, or issue any guarantees, indemnities or other similar assurances (each being for the purposes of this paragraph a "guarantee"), except (at any time):

                  (i) amounts due under: (a) this Agreement; (b) the Overdraft Facilities (as long as the amount outstanding does not exceed (Pounds)5,000,000); and
                          (c) the Hedging Contracts;

                  (ii) amounts due under finance leases where the aggregate principal elements of obligations in respect of those leases does not exceed (Pounds)3,500,000 in aggregate;

                  (iii) guarantees of the Borrower's obligations under this Agreement;

                  (iv) amounts borrowed by the Borrower or a Restricted Subsidiary (which is a wholly-owned member of the Borrower's Restricted Group) from a Restricted Subsidiary (which is a wholly-owned member of the Borrower's Restricted Group) or from the Borrower;

                  (v) guarantees by the Borrower or a Restricted Subsidiary (which is a wholly-owned member of the Borrower's Restricted Group) of obligations (which are not prohibited by the terms of the Financing Documents) of a Restricted Subsidiary (which is a wholly-owned member of the Borrower's Restricted Group) or the Borrower;

                  (vi) amounts due from the Borrower to the Parent under the Subordinated Loan Agreement;

                  (vii) amounts due from the Borrower to CC Finance under the Inter-Company Loan Agreement;

                  (viii) guarantees of CC Finance's obligations under the Bonds. This applies to guarantees relating to the first issue of bonds under the Bonds. It does not apply to guarantees relating to any issue of further or other bonds;

                  (ix) guarantees of amounts not exceeding (Pounds)2,000,000 in aggregate;

                  (x) Indebtedness for Borrowed Money incurred by, provided by or otherwise made available by the Borrower's Restricted Group in relation to Unrestricted Entities so long as the aggregate amount of Indebtedness for Borrowed Money incurred by, provided by or otherwise made by the Borrower's Restricted Group and outstanding at such time in relation to Unrestricted Entities does not exceed the Unrestricted Entities Investment Limit when aggregated with any other Investment Amounts which have been previously incurred by, provided by or otherwise made available by members of the Borrower's Restricted Group in relation to Unrestricted Entities and which (in the case of Indebtedness for Borrowed Money) are outstanding at such time;

               (xi)    guarantees permitted under Clause 20.1(L)(vii); and

               (xii) other borrowings not exceeding (Pounds)5,000,000 in aggregate.

               This paragraph does not apply to the Parent, who may have Indebtedness for Borrowed Money, or issue guarantees, as it sees fit.

           (L) Acquisitions and joint ventures:

               (i) It will not (and will procure that any Restricted Subsidiary will not):

                       (a) acquire any business; or

                       (b) make any investment in any company; or

                       (c) enter into any joint venture or any joint venture
                           agreement or arrangement where, in any case, it has any obligation to lend to, guarantee, transfer assets to or otherwise fund or incur any liability in respect of this joint venture or to acquire any shares in or assets of this joint venture,

                       (each a "Permitted Acquisition") unless each of the conditions set out in sub-paragraphs (ii), (iii), (iv) and (v) are satisfied.

               (ii) The Permitted Acquisition must involve a business related to that of the Borrower.

               (iii) The consideration for the Permitted Acquisition, when aggregated with the consideration for all other Permitted Acquisitions in the same financial year of the Borrower, must not exceed 10% of the gross assets of the Borrower's Restricted Group (as shown in the statement extracted from the latest annual audited consolidated accounts of the Group delivered to the Agent under Clause 18.1(b)(ii) at the time the relevant calculation in respect of the financial year in question is being made). For this purpose the aggregate consideration paid will include any deferred purchase price payable (which, in the case of any earn-out, will be a fair estimate of the value of this earn-out) and any fair estimate of contingent costs or liabilities assumed in connection with the Permitted Acquisition (which shall include, in the case of joint ventures, any obligation of the type referred to in Clause 20.1(L)(i)(c) details of which,

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                                       75

                        in each case, must be set out in reasonable detail in the certificate delivered to the Agent by the Certifying Financial Officer under Clause 18.1(l).

                  (iv) The Agent must have been provided with any information (financial or otherwise) in relation to the Permitted Acquisition as it may reasonably request.

                  (v) The Certifying Financial Officer must confirm in writing to the Agent that, to the best of his knowledge having made all reasonable enquiries and without personal liability, the Permitted Acquisition will not result in it failing to comply with any of its obligations under Clause 19.2 at all times during the next four full Quarters following the date on which the Permitted Acquisition takes place.

                  (vi)  In addition, this paragraph will not apply:

                        (a) after the date on which the annualised Debt Coverage is first established to be not more than 3:1 for two successive Quarters; and

                        (b) for so long as the annualised Debt Coverage remains at no more than 3:1.

                        Annualised Debt Coverage will be calculated as set out in Clause 8.8.

                  (vii) This paragraph does not apply to any investment in
                        ServicesCo or any joint venture or joint venture arrangement where ServicesCo is the subject of that joint venture, but only if the aggregate amount of the investment and any loans, guarantees, indemnities or other similar assurances, contributed assets, funding and other liabilities made or incurred by the Borrower and its Restricted Subsidiaries in respect thereof does not exceed (Pounds)1,500,000.

                  This paragraph does not apply to the Parent, who may acquire businesses or make investments in companies as it sees fit.

             (M) Investments: It will not (and will procure that each Restricted Subsidiary will not) invest any surplus cash other than in cash deposits with UK clearing banks or in cash equivalent investments. For the purpose of this paragraph "cash equivalent investments" means investments in:

                  (i) marketable obligations of or guaranteed by any of the United Kingdom, the Republic of France or the United States of America or issued by an agency of any of them and backed by any of the same;

                  (ii) certificates of deposit, notes and acceptances issued by banks which are authorised institutions for the purposes of the Financial Services and Markets Act 2000 or which are European authorised institutions under the Banking Consolidation Directive and which are entitled to accept deposits in the United Kingdom or by building societies under the Building Societies Act 1986, so long as such bank or building society's long term senior debt immediately prior to the making of such an investment is rated not less than A- by Standard & Poor's Corporation or not less than A3 by Moody's Investors Services Inc., or (where a bank or building society is rated by both Standard & Poor's Corporation and by Moody's Investors Services Inc.) is rated not less than A- by Standard & Poor's Corporation and not less than A3 by Moody's Investors Services Inc.;

             (iii) commercial paper with not more than 187 days to maturity provided that immediately prior to the making of such an investment the issuer (or guarantor) of the commercial paper is rated for short term obligations not less than A1 by Standard & Poor's Corporation or not less than P1 by Moody's Investors Services, Inc., or (where a bank or building society is rated by both Standard & Poor's Corporation and by Moody's Investors Services Inc.) is rated not less than A1 by Standard & Poor's Corporation and not less than P1 by Moody's Investors Services Inc.; or

             (iv) any Indebtedness for Borrowed Money issued by persons with a rating of A+ or higher by Standard & Poor's Corporation or A1 or higher by Moody's Investors Services Inc.,

             provided that any investment made pursuant to sub-paragraphs (ii),
             (iii) and (iv) above in or guaranteed by a single bank, building society or other body corporate in excess of (Pounds)2,500,000 shall not be permitted. This paragraph does not apply to the Parent.

         (N) Loans: It will not (and will procure that each Restricted Subsidiary will not) provide loans or other credit, other than:

             (i)   normal trade credit;

             (ii)  loans not exceeding (Pounds)500,000 in aggregate;

             (iii) loans to the Borrower or a Restricted Subsidiary (which is a wholly-owned member of the Borrower's Restricted Group) permitted by paragraph 20.1(K)

             (iv) loans or other credit which, when aggregated with all other Investment Amounts incurred by, provided by, or otherwise made available by members of the Borrower's Restricted Group and which (in the case of Indebtedness for Borrowed Money) are outstanding at such time, do not exceed either:

                   (a) in respect of Investment Amounts which are incurred by, provided by, or otherwise made available by members of the

                     Borrower's Restricted Group in the current financial year, the Total Annual Investment Limit applicable to this financial year; or

                 (b) in respect of Investment Amounts which are (1) incurred by, provided by, or otherwise made available by members of the Borrower's Restricted Group in the current or any previous financial years and (2) relate to loans or other credit made available to Unrestricted Entities, the Unrestricted Entities Investment Limit; and

          (v)    loans to ServicesCo permitted by Clause 20.1(L)(vii).

          This paragraph does not apply to the Parent, who may provide loans or other credit as it sees fit.

     (O) Treasury transactions: It will not (and will procure that each Restricted Subsidiary will not) enter into any interest rate swap, cap, ceiling, collar or floor or any swap, future or option in relation to currency or equity or any commodity contract or option (in any of these cases, whether over the counter or exchange traded) or any similar treasury transaction, other than:

          (i)    in the case of the Borrower, the Hedging Contracts;

          (ii) spot foreign exchange contracts entered into in the ordinary course of business (other than for speculative purposes); and

          (iii) the hedging of actual or projected foreign exchange exposures arising in the ordinary course of its business.

          Where a Company enters into one of the transactions permitted by sub-paragraphs (ii) or (iii) it will provide details of that transaction to the Agent at the time of delivery of each set of quarterly management accounts under Clause 18.1(c) to the extent that such details have not been previously provided to the Agent. No details need be provided, however, of any transaction involving a notional or actual principal amount of less than (Pounds)10,000,000.

          This paragraph does not apply to the Parent, who may enter into treasury transactions as it sees fit.

     The Borrower agrees that, unless otherwise agreed by the Agent (acting on the instructions of an Instructing Group):

     (P) Carry on business: It will carry on the Analogue Transmission Business and the DTT Transmission Business. These businesses will be conducted in accordance with applicable law.

     (Q) Intellectual property: It will maintain all material intellectual property rights required for the purpose of the Analogue Transmission Business, the DTT

          Transmission Business or any other material business conducted by it in all appropriate jurisdictions.

     (R)  Subsidiaries:

          (i) It will ensure that each of its Subsidiaries becomes a guarantor of amounts due under this Agreement unless it is designated an Unrestricted Subsidiary in accordance with sub-paragraph (ii) or unless sub-paragraph (v) applies. When a company is required to be a Guarantor for the purposes of this paragraph the Borrower agrees to ensure that:

               (a) that company duly executes and delivers an Additional Guarantor Agreement substantially in the form set out in
                    Schedule 6 (and for this purpose the Borrower is authorised to execute the Additional Guarantor Agreement on behalf of each Company);

               (b) that company duly executes a document of a type described in paragraph (C) or (D) of the definition of "Charges" in Clause 1.1; and

               (c) there is delivered to the Agent evidence reasonably satisfactory to the Agent that the Additional Guarantor Agreement and the document referred to in sub-paragraph (b) above are valid and binding on that Company and (in the case of the document referred to in sub-paragraph (b) above) creates first ranking security (subject to Security permitted under Clause 20.1(c)(ii) and (iii)). This evidence may include items equivalent to those described in paragraphs 4, 5 and 6 of Schedule 3.

               Each of the requirements in sub-paragraphs (a), (b) and (c) above must be satisfied within 30 days of a company becoming a Subsidiary of the Borrower. The obligations contained in this paragraph do not apply to:

               (1) CC Finance (which shall be deemed to be an Unrestricted Subsidiary); or

               (2) any Subsidiary of the Borrower whose sole business is to hold and administer pension funds on behalf of the employees of companies in the Group; or

               (3) any Subsidiary which is designated an Unrestricted Subsidiary in accordance with sub-paragraph (ii) or in relation to which sub-paragraph (v) applies.

          (ii) Where a Permitted Acquisition which is permitted under paragraph (L) involves the acquisition of, or subscription for shares in, a company (a

                 "New Company") which owns, or is established for the purpose of owning, the business to be acquired or invested in, the Borrower will:

                 (a) have the right, if the New Company is a Subsidiary (a "New Subsidiary"), to designate the New Subsidiary as an "Unrestricted Subsidiary" or to apply to the Agent under sub-paragraph (v); and

                 (b) upon the acquisition of, or subscription for, the shares of the New Company by it or by any Restricted Subsidiary to which sub-paragraph (v) does not apply, grant, or procure the granting of, a first equitable charge in respect of such shares in favour of the Agent but provided that the Lenders' rights under the equitable charge are subject to any pre-emption rights granted by the relevant member of the Borrower's Restricted Group under any joint venture agreement entered into in connection with the acquisition of, or subscription for, shares in the New Company so long as these pre-emption rights provide for the transfer of the shares to which they relate at fair market value. In such circumstances, the Borrower will not be required to ensure the execution and delivery of the documents and evidence referred to in sub-paragraphs (i)(a),(b) and (c).

          (iii) It will ensure that any Unrestricted Subsidiary does not at any time grant to any third party a fixed or floating charge over any assets or property which it shares with or which is owned or used by or in connection with the business of any member of the Borrower's Restricted Group except with the prior written consent of the Agent.

          (iv) At any time subsequent to an acquisition of an Unrestricted Subsidiary the Borrower may elect to designate a New Subsidiary as a "Restricted Subsidiary", which designation will take effect upon all the documents and evidence referred to in sub-paragraphs (i)(a), (b) and (c) being delivered to the Agent in a form satisfactory to the Agent.

          (v)    This sub-paragraph (v) applies where:

                 (a) the Borrower or a Restricted Subsidiary is proposing to acquire, or subscribe for, shares in a company which upon the proposed acquisition or subscription taking place would become a Subsidiary of the Borrower or a Restricted Subsidiary, and the Borrower demonstrates to the satisfaction of the Agent that it would be impossible or highly impracticable (having regard to the value of any security or guarantees otherwise required to be provided to the Agent) for the proposed Subsidiary to execute and deliver either or both of the documents referred to in paragraph (R)(i)(a) and (b) and/or comply with the requirement set out in paragraph (Z); or

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                                       80

                        (b) a Subsidiary of the Borrower is, at the Amendment
                            Date and for so long as it so remains, a Dormant Subsidiary.

                        In this event, the Agent will permit the proposed Subsidiary on becoming a Subsidiary or (as the case may be) the Dormant Subsidiary to be designated a "Restricted Subsidiary" notwithstanding that such Subsidiary will not comply with the requirements set out in paragraph (R)(i)(a), (b) and (c) and/or set out in paragraph (Z).

                        In the case of sub-paragraph (v)(a) above, the Borrower will provide:

                        (1) legal opinions (in a form and content satisfactory
                            to the Agent) which explain why satisfying the requirements set out in paragraph (R)(i)(a), (b) and/or (c) and/or paragraph (Z) are impossible or highly impracticable.

                        (2) any information (financial or otherwise) in relation
                            to the proposed Subsidiary as the Agent may reasonably request.

                        (3) a certificate of the Certifying Financial Officer
                            confirming that, to the best of his knowledge having made all reasonable enquiries and without personal liability, the investment in the proposed Subsidiary will not result in it failing to comply with any of its obligations under Clause Error! Reference source not found. at all times during the next four full Quarters following the date on which the proposed investment takes place.

                 (vi)   This sub-paragraph (vi) applies where:

                        (a) the Borrower notifies the Agent that it wishes a
                            CCIC Affiliate to be designated a "Restricted Subsidiary"; and

                        (b) the Borrower has ensured that this CCIC Affiliate
                            has provided the Agent with the documents and evidence set out (and as specified in) in paragraph
                            (R)(i)(a), (b) and (c).

                        In this event, the Agent will permit that CCIC Affiliate to be designated a "Restricted Subsidiary" and therefore a member of the Borrower's Restricted Group and to be deemed to be a wholly-owned member of the Borrower's Restricted Group, in each case for the purpose of the Financing Documents.

                 (vii) It will ensure that each of its Subsidiaries which are Dormant Subsidiaries shall remain dormant within the meaning of section 249AA(4) of the Companies Act 1985 or, as the case may be, under any other law applicable to the relevant Subsidiary in its jurisdiction of incorporation.

                 This paragraph does not apply to a Subsidiary that is or has become a Guarantor and has delivered to the Agent all the documents and evidence referred to in sub-paragraphs (i)(a),
                 (b) and (c) in a form satisfactory to the Agent.

          (viii) It will ensure that CC Finance remains its wholly-owned Subsidiary.

     (S) Distribution: It will not make any Distribution, and it will not pay any amounts in respect of interest or principal under the Subordinated Loan Agreement.

     (T) Change of business: It will not change in any material respect the general nature or scope of its business or (taken as a whole) that of its Subsidiaries from that carried on at the Amendment Date, being the ownership and operation of towers and other equipment for the provision of broadcast transmission services, the holding of the MUX Licences and the co-location of wireless transmission equipment, telecommunications network installation, maintenance and engineering consultancy services and other related wholesale businesses. These businesses will be conducted in accordance with applicable law.

     (U) Accounting reference date: It will retain 31st December as its accounting reference date and will make no change to the duration of any of its financial years.

     (V)  Bonds: It will procure that:

          (i) (save for the correction of typographical inconsistencies or manifest errors) the terms and conditions of the Bonds are not amended or waived in any way at the request of CC Finance (or any other member of the Group); and

          (ii) CC Finance's obligations under the Bonds are not defeased to any other person, and no other person is substituted for or assumes the obligations of CC Finance in respect of the Bonds.

     (W) Use of Facility: It will not use the proceeds of the Facility to finance, either in whole or in part, the acquisition and development of BT exchange site rooftops under the BT Site Acquisition Agreement.

     (X)  Inter-Company Loan Agreement: It will procure that:

          (i) the terms of Inter-Company Loan Agreement are not amended or waived in any way;

          (ii) (save, in the case of the Borrower, for the Charges) neither party to the Inter-Company Loan Agreement assigns its rights or novates its rights and obligations under the Inter-Company Loan Agreement; and

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                                       82

          (iii) no payment is made under the Inter-Company Loan Agreement which is greater, or is made earlier, than is required to be made under the terms of the Inter-Company Loan Agreement.

     (Y) Abandonment of DTT: It will not abandon all or any material part of its DTT transmission network. This paragraph does not apply to the abandonment of such part of the Borrower's DTT transmission network as was used for the purposes of providing transmission services to ITV Digital plc and is not otherwise necessary or required for the performance by the Borrower of its obligations under any of the Material Contracts or (to the extent non-performance by the Borrower would be reasonably likely to have a Material Adverse Effect) either of the MUX Licences.

     (Z) Fully paid shares: It will ensure that all shares directly owned by it, or by any member of the Borrower's Restricted Group (other than a member to which paragraph (R)(v) applies) are charged to the Agent and that all those shares are fully paid, have no liability attaching to the holder and, as against the Agent upon enforcement of the Charges, are free from any restriction on transfer and any rights of pre-emption (except as provided in paragraph (R)(ii)(b)). It will also ensure that the share certificates for all those shares are delivered to the Agent as soon as reasonably practicable after the relevant company obtains possession of those share certificates in its name or in the name of its nominee. This paragraph does not require the Borrower, or any member of the Borrower's Restricted Group, to charge its shares in ServicesCo to the Agent.

     The Parent agrees that, unless otherwise agreed by the Agent (acting on the instructions of an Instructing Group):

     (AA) (i) Borrower as a Subsidiary: It will ensure that the Borrower remains its wholly-owned Subsidiary.

          (ii) Standby L/C: It will not amend or waive any term of the Standby L/C Application or the Pledge. It will at all times maintain on deposit with JPMorgan Chase Bank and subject to the Standby L/C Application and the Pledge sums sufficient to meet in full the BT Obligations as they fall due and any liabilities of the Parent in respect of the Standby L/C Application.

     Each of the Borrower and the Parent agrees that, unless otherwise agreed by the Agent (acting on the instructions of an Instructing Group):

     (BB) Subordinated Loan Agreement: It will not amend or waive any term of the Subordinated Loan Agreement. This paragraph does not, however, prohibit an increase in the principal amount available to the Borrower under the Subordinated Loan Agreement.

     The Borrower agrees that, unless otherwise agreed by the Agent (acting on the instructions of an Instructing Group):

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                                       83

     (CC) Hedging Policy: It will use its best efforts to hedge its interest rate exposure in accordance with the Hedging Policy and the following requirements:

          (i)    Each Hedging Contract will comply with the requirements of
                 Schedule 11.

          (ii) Security may be granted to a Hedging Bank only on an equal basis with the Lenders. This may only be achieved by the counterparty to the Hedging Contract executing and delivering a Hedging Bank Agreement with the Agent substantially in the form of Schedule 10.

          (iii) It will use its best efforts to ensure that all Hedging Contracts required by the Hedging Policy are effective by the Amendment Date.

          (iv) The counterparties in all Hedging Contracts must at all times be Lenders or their affiliates.

          (v) The aggregate notional principal amount under all the Hedging Contracts will not exceed the Commitments (provided that, to the extent that the notional principal amount exceeds the Loan, the Borrower will supply the Agent with details of proposed Advances to be made by it in respect of this amount).

          (vi) The Borrower will notify the Agent before executing any Hedging Contract and before agreeing any transaction under a Hedging Contract. This notification will include details of the commercial terms of the Hedging Contract. In the notification the Borrower will confirm that the proposed Hedging Contract or transaction will not infringe the requirements of this paragraph.

     (DD) (i) BT Site Acquisition Agreement: It will not amend or waive any provision of the BT Site Acquisition Agreement in a manner or to an extent that is detrimental to any member of the Group.

          (ii) Joint ventures: It will not (and will procure that none of its Restricted Subsidiaries will) enter into or acquire any interest in any company, partnership or other unincorporated person for the purpose of implementing any joint venture other than by:

                 (a) the acquisition of stocks, shares or securities in a limited liability company; or

                 (b) through a limited liability company established for the purpose of implementing the relevant joint venture.

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                                       84

     It is agreed that:

     (EE) Real property transactions: The Borrower and any Restricted Subsidiary may enter into the following transactions ("Real Property Transactions") without the need for Lenders' consent:

          (i) the surrender of a leasehold interest or licence for a freehold interest;

          (ii)   entry into supplemental leases or licence for additional land;

          (iii) the variation of leases or licences (including the addition of sharers) with landlord's consent;

          (iv) renewal of leases or licences on substantially the same terms upon the expiry of the term by effluxion of time; and

          (v) the surrender of a leasehold interest or licence in return for the grant of a different leasehold interest or licence to replace it provided that the aggregate Net Value Reduction of all such transactions in any financial year of the Borrower does not exceed 10% of the gross assets of the Borrower's Restricted Group(as shown in the statement extracted from the latest annual audited consolidated accounts of the Group delivered to the Agent under Clause 18.1(b)(ii)), provided that none of such transactions has or is reasonably likely to have a Material Adverse Effect on the Security created by the Charges or its value, and provided that when carrying out Real Property Transactions under this paragraph the Borrower must continue to comply with its obligations under Clause 3.7 of the Debenture.

          "Net Value Reduction" means in respect of a disposal of a leasehold interest or licence in return for replacing it with a different leasehold interest or licence, the amount by which the value (both income and/or capital as applicable) of the original leasehold interest or licence has been reduced by the replacement leasehold interest or licence. The Borrower shall only be obliged to provide an independent valuation of the value of each leasehold interest or licence to be surrendered and granted where the Net Value Reduction exceeds (Pounds)200,000.

     (FF) Crown Castle Communications Limited: CCCL will not, and the Borrower will procure that CCCL will not, without the prior written consent of an Instructing Group, trade, carry on any business (other than to the extent it is trading or carrying on business as at the Amendment Date) or acquire or agree to acquire any assets (including any acquisition which would otherwise be permitted pursuant to Clause 20.1(L)) or incur on or after the Amendment Date any further or greater liabilities than CCCL has as at that date.

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                                       85

20.2   Duration of covenants

       The obligations under this Clause and Clauses 18 and 19 will cease to have effect when the Facility has ceased to be available and there are no amounts outstanding under the Facility.

21.    TERMINATION EVENTS

21.1   Termination Events

       Each of the following is a Termination Event:

       (A) Non-payment: A Company fails to pay an amount due under a Financing Document or a Hedging Contract unless the reason for the failure is technical or administrative. In that case there will be a Termination Event only if that amount is not paid by that or any other Company within 3 Business Days of the due date.

       (B) Other defaults: A Company fails to perform any of its other obligations under a Financing Document or a Hedging Contract. There will not, however, be a Termination Event under this paragraph if the failure is capable of remedy and is cured within 14 days of the Borrower becoming aware of the failure.

       (C) Untrue representations: Any statement made, or deemed repeated, in a Financing Document or a Hedging Contract or in any document delivered by a Company under a Financing Document or a Hedging Contract is untrue in any material respect or misleading in any material respect when that statement is made or deemed repeated.

       (D) Cross default: Any Indebtedness for Borrowed Money of any Company other than under a Financing Document or a Hedging Contract:

            (i) is not paid or repaid when due for payment or repayment or within any applicable grace period; or

            (ii) is, or becomes capable of being, declared due and payable before its stated date of payment in accordance with its terms and by reason of an event of default (however described).

            There will not be a Termination Event under this paragraph unless the aggregate amount of the Indebtedness for Borrowed Money to which
            (i) or (ii) applies exceeds (Pounds)2,000,000.

       (E) Insolvency and reorganisation: Any procedure is commenced with a view to the winding-up or re-organisation of any Company or with a view to the appointment of an administrator, receiver or trustee in bankruptcy in relation to any Company or any of its assets. This procedure may be a court procedure or any other step which under applicable law is a possible means of achieving any

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                                       86

          of those results. It will not be a Termination Event, however, if any procedure is commenced with a view to the insolvent winding-up of any Company and this procedure is contested in good faith and dismissed within 28 days of its commencement.

     (F) Enforcement of Security: The holder of any Security over any of the assets of any Company commences the enforcement of that Security in accordance with its terms. This will not be a Termination Event if the aggregate amount secured by the Security is (Pounds)100,000 or less.

     (G) Attachment or distress: Any assets of any Company are subject to attachment, sequestration, execution or any similar process in respect of Indebtedness for Borrowed Money of more than (Pounds)100,000.

     (H)  Inability to pay debts: Any Company:

          (i) is unable to pay its debts as they fall due within the meaning of section 123(1) of the Insolvency Act 1986 unless, in the case of section 123(1)(a) only, a statutory notice has been withdrawn, stayed or dismissed within 21 days;

          (ii) admits its inability to pay its debts as and when they fall due or seeks a composition or arrangement with its creditors or any class of them; or

          (iii)  suspends payments of its debts as they fall due,

          or the value of the assets of any Company is less than the amount of its liabilities, taking into account its contingent and prospective liabilities at their valued amounts, calculated in accordance with Generally Accepted Accounting Principles.

     (I) Insolvency equivalence: Anything analogous to any of the events described in paragraphs (E) to (H) (inclusive) occurs in any relevant jurisdiction.

     (J) Unlawfulness or repudiation: It is unlawful for a Company to comply with, or it repudiates, its material obligations under a Financing Document.

     (K) Cessation of business: The Borrower ceases or threatens to cease to carry on a material part of the Analogue Transmission Business, the DTT Transmission Business or any other material part of its business, or any member of the Borrower's Restricted Group ceases or threatens to cease to carry on any other material business operated by the Borrower's Group (taken as a whole). This paragraph does not apply in respect of disposals which are permitted under Clause 20.1(D) or 20.1(EE).

     (L) Change of control - Analogue Transmission Agreement: Any event or circumstance described in Clause 13.5.1 of the Analogue Transmission

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                                       87

          Agreement occurs and subsists as a result of which the BBC is entitled to terminate the Analogue Transmission Agreement (whether or not it exercises its rights to terminate) by virtue of Clause 13.5.1 of the Analogue Transmission Agreement. For the purposes of this paragraph (save where sub-paragraph (iii) applies) any amendment made to the Analogue Transmission Agreement, and any waiver or consent granted by the BBC, will be disregarded. However, there will not be a Termination Event under this paragraph in any of the following cases:

          (i)    If all the Lenders have given their prior written consent.

          (ii) If the event or circumstance is a flotation of shares as described in Clause 10.4(B).

          (iii) If the BBC is not entitled to terminate the Analogue Transmission Agreement by virtue of that event or circumstance because the Analogue Transmission Agreement has been amended or the BBC has granted a waiver or consent and an Instructing Group has given its prior written consent.

     (M) Change of control - BBC DTT Transmission Agreements: Any event or circumstance described in Clause 12.7.1 of the BBC DTT Transmission Agreement No. 1 or Clause 11.7 of the BBC DTT Transmission Agreement No. 2 occurs and subsists as a result of which the BBC is entitled to terminate the relevant BBC DTT Transmission Agreement (whether or not it exercises its rights to terminate) by virtue of Clause 12.7.1 of the BBC DTT Transmission Agreement No.1 or Clause 11.7 of the BBC DTT Transmission Agreement No. 2 (as the case may be). For the purposes of this paragraph (save where sub-paragraph (iii) applies) any amendment made to the relevant BBC DTT Transmission Agreement, and any waiver or consent granted by the BBC, will be disregarded. However, there will not be a Termination Event under this paragraph in any of the following cases:

          (i)    If all the Lenders have given their prior written consent.

          (ii) If the event or circumstance is a flotation of shares as described in Clause 10.4(B).

          (iii) If the BBC is not entitled to terminate the relevant BBC DTT Transmission Agreement by virtue of that event or circumstance because that BBC DTT Transmission Agreement has been amended or the BBC has granted a waiver or consent and an Instructing Group has given its prior written consent.

     (N)  Material adverse change: Either of the following occurs:

          (i) There is a change in the financial condition of the Borrower or (taken as a whole) the Parent and the Borrower's Group having a Material Adverse Effect since the last date as at which each of the covenants in

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                                       88

                 Clause 19.2 was measured. The assessment of whether the change in financial condition is material will be measured against the covenants tested on that date.

          (ii) An event or circumstance occurs and is continuing affecting the business or operations of the Borrower and (taken as a whole) the Parent and the Borrower's Group and having a Material Adverse Effect. The assessment of whether there has been a Material Adverse Effect will be measured against the business or operations of the Borrower and (taken as a whole) the Parent and the Borrower's Group on the Amendment Date.

     (O) Litigation: A Company is involved in litigation which is reasonably likely to have a Material Adverse Effect.

     (P)  Illegality or termination of Material Contracts and MUX Licences:

          (i) It is or becomes illegal for any party to a Material Contract or (to the extent such illegality would be reasonably likely to have a Material Adverse Effect) a MUX Licence to or comply with its material obligations thereunder.

          (ii) Any of the Material Contracts or either of the MUX Licences is terminated or ceases to be in full force and effect other than:

                 (a)  upon expiry by effluxion of time; or

                 (b) where replaced by a contract or licence (as the case may be) on substantially equivalent commercial terms or on commercial terms that are more beneficial to the relevant member of the Borrower's Restricted Group; or

                 (c) in the case of either of the MUX Licences, where such termination or cessation would not be reasonably likely to have a Material Adverse Effect.

     (Q) Default by the BBC: The BBC is due to pay, but has not paid within five Business Days of the due date, amounts under:

          (i) the Analogue Transmission Agreement or the BBC DTT Transmission Agreement No. 1, in either case in an aggregate amount exceeding (Pounds)10,000,000, or

          (ii) the BBC DTT Transmission Agreement No. 2, in an aggregate amount exceeding (Pounds)5,000,000,

          (which figures in (i) and (ii) above shall be increased each year by applying an indexation factor equivalent to that obtained from the indexation provisions set

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                                       89

            out in the relevant agreement which relates to the scheduled monthly payments as and when such indexation calculation under the relevant transmission agreement takes place). The Agent may rely on a certificate of the Borrower as to the prevailing default limit figure resulting from such indexation.

       (R) Default by Sky: Sky is due to pay, but has not paid within five Business Days of the due date, amounts under the Sky Access and Technical Services Agreement in either case in an aggregate amount exceeding (Pounds)5,000,000 (which figure shall be increased each year by applying an indexation factor equivalent to that obtained from the indexation provisions set out in the Sky Access and Technical Services Agreement which relates to the scheduled monthly payments as and when such indexation calculation under the Sky Access and Technical Services Agreement takes place). The Agent may rely on a certificate of the Borrower as to the prevailing default limit figure resulting from such indexation.

       (S) Force Majeure: Any event or circumstances constituting force majeure (as defined in the relevant Material Contract) occurs under any of the Material Contracts. This will only be a Termination Event if it has a Material Adverse Effect.

       (T) Bonds: The Bonds are redeemed or repurchased in whole or in part at any time prior to their final maturity for any reason or are declared due and payable before their stated date of payment in accordance with their terms and by reason of an event of default. This does not apply to redemptions or repurchases of part where that part, when aggregated with any other such redemptions or repurchases, amounts to not more than (Pounds)500,000 in principal amount.

       (U) BT Obligations: Payment of the BT Obligations falls due, is not contested in good faith and is not satisfied either by:

            (i)    payment by the Parent; or

            (ii)   payment under the Standby L/C.

            However there will be a Termination Event if payment is made under the Standby L/C and the issuer of the Standby L/C (or any transferee of the issuer) makes any demand or claim for payment from the Borrower in connection with the liability which the issuer (or transferee) incurs under or in respect of the Standby L/C.

21.2   Consequences of a Termination Event

       If a Termination Event occurs and is continuing the Agent may by notice to the Borrower:

       (A)  cancel the Facility; or

       (B)  demand immediate repayment of the Advances or any of them

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                                       90

       or both. The Agent agrees to deliver a notice under this sub-clause if an Instructing Group instructs the Agent to do so. In the case of cancellation the Lenders will be under no further obligation to make an Advance. In the case of a demand for repayment the Borrower agrees to pay the Lenders in accordance with the notice.

21.3   Indemnity

       If there is a Termination Event the Borrower agrees to reimburse the Agent and each Lender for the losses and expenses the Agent or that Lender incurs, or will incur, as a result. Clause 11.7 also applies.

21.4   Currency indemnity

       This sub-clause applies where a payment due by a Company under or in connection with a Financing Document is made or is required to be made in a currency other than the specified currency. To the extent that the amount received, when converted into the specified currency, is less than the amount due the Borrower agrees to reimburse the person entitled to the payment for the difference. For the purposes of the computation of this amount that person will apply to the amount received a rate of exchange prevailing on the date of receipt. If, however, that person is unable to use the amount received to buy the specified currency on the date of receipt, the rate of exchange prevailing on the first date on which that person could buy the specified currency will be used instead. The obligation in this sub-clause is a separate and independent obligation.


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                                       91

                            PART VII : MISCELLANEOUS

22.   THE AGENT AND THE MANDATED LEAD ARRANGERS

22.1  Appointment

      The Agent is appointed as an agent by each Lender. The Agent is not acting as agent of any Company under this Agreement except for the limited purpose of signing Substitution Certificates in accordance with Clause 25.3.

22.2  Authority

      The Agent is authorised to exercise the rights, powers, discretions and duties which are specified by the Financing Documents. The Agent may also act in a manner reasonably incidental to these matters.

22.3  Duties

      In addition to the obligations of the Agent set out elsewhere in the Financing Documents the Agent agrees as follows:

      (A) Notices: The Agent will as soon as reasonably practicable notify each Lender of the contents of each notice received from a Company under the terms of a Financing Document. If the notice only affects particular Lenders the Agent may elect to notify only those Lenders, in which case it will do so as soon as reasonably practicable.

      (B) Other documents: When a Company delivers to the Agent any other document required to be delivered under a Financing Document the Agent will as soon as reasonably practicable provide a copy to each Lender. The Borrower agrees to reimburse the Agent for the costs of preparing any copies required for this purpose.

      (C) Termination Events: The Agent will notify each Lender of any Termination Event or Potential Termination Event. This obligation will not arise, however, until the Agent receives express notice with reasonable supporting evidence of the Termination Event or Potential Termination Event. Until this time the Agent is entitled to assume that there is no Termination Event or Potential Termination Event. The Agent is not required to make inquiries. Information referred to in Clause 22.11 does not have to be disclosed under this sub-clause.

      (D) Information: The Agent will request the Borrower to deliver to the Agent under Clause 18.3 any information reasonably requested by a Lender.

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                                       92

22.4 Powers

     In addition to the powers of the Agent set out elsewhere in the Financing Documents the Agent has the following powers:

     (A) Professional advisers: The Agent may instruct professional advisers to provide advice in connection with the Facility.

     (B) Authority from Instructing Group: The Agent may take any action which is not inconsistent with the Financing Documents and which is authorised by an Instructing Group.

     (C) Views of Instructing Group: In exercising any of its rights, powers or discretions the Agent may seek the views of an Instructing Group. If it exercises those rights, powers or discretions in accordance with those views the Agent will incur no liability.

     (D) Proceedings: The Agent may institute legal proceedings against a Company in the name of those Lenders which authorise it to take those proceedings.

     (E) Compliance with law: The Agent may take any action necessary for it to comply with applicable laws.

     (F) Hedging and Overdrafts: The Agent may sign any Hedging Bank Agreement or Overdraft Bank Agreement and the Subordinated Loan Agreement.

     The Agent is not required to exercise any of these powers and will incur no liability if it fails to do so. In the context of legal proceedings the Agent may decline to take any step until it has received indemnities or security satisfactory to it.

22.5 Reliance

     The Agent is entitled to rely upon each of the following:

     (A) Advice received from professional advisers.

     (B) A certificate of fact received from a Company and signed by an Authorised Person.

     (C) Any communication or document believed by the Agent to be genuine.

     The Agent will not be liable for any of the consequences of relying on these items.

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                                       93

22.6 Extent of Agent's duties

     (A) No other duties: The Agent has no obligations or duties other than those expressly set out in the Financing Documents, the Hedging Bank Agreements and the Overdraft Bank Agreements.

     (B) Illegality and liability: The Agent is not obliged to do anything which is illegal or which may expose it to liability to any person.

     (C) Not trustee: The Agent is not acting as a trustee for any purpose in connection with this Agreement, except for its role described in Clause 22.13, 22.14 and 22.15, and as described in the Hedging Bank Agreements and Overdraft Bank Agreements.

22.7 Responsibility of the Lenders

     Each Lender is responsible for its own decision to become involved in the Facility and its decision to take or not take action under the Facility. It should make its own credit appraisal of each Company and the terms of the Facility. Neither the Agent nor any of the Mandated Lead Arrangers makes any representation that any information provided to a Lender before, on or after the date of this Agreement is true. Accordingly each Lender should take whatever action it believes is necessary to verify that information. In addition neither the Agent nor any Mandated Lead Arranger is responsible for the legality, validity or adequacy of any Financing Document or the efficacy of the Security under the Charges. Each Lender will satisfy itself on these issues.

22.8 Limitation of liability

     (A) Agent: The Agent will not be liable to the Lenders for any action or non-action under or in connection with the Financing Documents unless caused by its gross negligence or willful misconduct.

     (B) Directors, employees and agents: No director, employee or agent of the Agent will be liable to a Lender or a Company in relation to the Financing Documents. Each Lender and each Company agrees not to seek to impose this liability upon them. Any director, employee or agent of the Agent may rely on this Clause 22.8(B) subject to Clause 1.6 and the Contracts (Rights of Third Parties) Act 1999.

22.9 Business of the Agent

     Despite its role as agent of the Lenders the Agent may:

     (A) participate as a Lender in the Facility or as a Hedging Bank or an Overdraft Bank,

     (B) carry on all types of business with any Company, and

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                                       94

      (C) act as agent for other groups of lenders to any Company or other borrowers.

22.10 Indemnity

      Each Lender agrees to reimburse the Agent for all losses and expenses incurred by the Agent as a result of its appointment as Agent or arising from its activities as Agent. These losses and expenses will take into account amounts reimbursed to the Agent by the Borrower. The liability of each Lender under this sub-clause will be limited to the share of the total losses and expenses which corresponds to that Lender's share of the Commitments or, if an Advance has been made and is outstanding, the Loan. If the losses or expenses are attributable to an activity of the Agent which relates to only some of the Lenders the Agent may instead notify the Lenders of a different sharing arrangement. In this case the limit of liability of a Lender under this sub-clause will be determined by the Agent. The Lenders are not liable for losses and expenses arising from the gross negligence or willful misconduct of the Agent.

22.11 Confidential information

      The Agent is not required to disclose to the Lenders any information:

      (A) which is not received by it in its capacity as Agent, or

      (B) which it receives, with its consent, on a confidential basis.

22.12 Resignation and removal

      The Agent may resign by giving notice to the Borrower and the Lenders. The Agent may be removed by notice given by an Instructing Group to the Agent and the Borrower. In either event the following apply:

      (A) Appointment by Instructing Group: An Instructing Group may appoint a new Agent after consultation with the Borrower.

      (B) Appointment by the resigning Agent: If the Agent has resigned and the Instructing Group has not appointed a new Agent within 30 days after the resigning Agent's notice, the resigning Agent may appoint a new Agent after consultation with the Borrower.

      (C) Mode of appointment: A new Agent will be appointed by notice to the Borrower and the Lenders. A new Agent cannot be appointed without its consent.

      (D) Timing of appointment: If the Agent has resigned, the new Agent will become Agent at a time agreed between the new Agent and the resigning Agent. If no time is agreed the new Agent will become Agent 10 Business Days after the notice referred to in paragraph (C). Any resignation or removal of the Agent will not be effective until a new Agent has been appointed and accepted its appointment.

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                                       95

      (E) Effect of appointment: Upon a new Agent becoming Agent the resigning/removed Agent will cease to be Agent. Accordingly it will be discharged from its obligations and duties as Agent. It will, however, continue to be able to rely on the terms of this Clause in respect of all matters relating to the period of its appointment. The new Agent will assume the role of Agent. It will have all the rights, powers, discretions and duties of the Agent provided for in this Agreement.

      (F) Transition: The resigning/removed Agent and the new Agent agree to co-operate to ensure an orderly transition. The resigning/removed Agent agrees to deliver or make available to the new Agent all records, files and information held by it as Agent. This obligation will not require the resigning/removed Agent to disclose any confidential information. the resigning/removed Agent also agrees to transfer the benefit of the Charges, and all rights relating to the Charges, to the new Agent. The Borrower agrees to co-operate, to the extent reasonably necessary, with this transfer. If required by the new Agent the Borrower agrees to execute new Charges in favour of the new Agent on identical terms as the then existing Charges.

22.13 Obligation to pay to the Agent

      Each Company agrees to pay to the Agent on demand each amount due and payable by that Company to a Lender under any of the Financing Documents. This obligation will be satisfied to the extent that the amount is paid to the Lender in accordance with Clause 12.3. It does not affect the rights of the Lender or the obligation of the Company to the Lender. A payment of an amount under this sub-clause will, however, satisfy that Company's obligation to pay that amount to the Lender.

22.14 Holding as security trustee

      The Agent agrees that it holds the benefit of:

      (A) Clause 22.13; and

      (B) the Charges and all Security arising from the Charges,

      as trustee on behalf of:

          (i)   the Lenders;

          (ii) each Hedging Bank which executes a Hedging Bank Agreement in accordance with Clause 20.1(CC)(ii); and

          (iii) each Overdraft Bank.

      All the Agent's rights and claims arising under the items mentioned in paragraphs (A) and (B) are vested in it on this basis.

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                                       96

22.15 Security

      (A)  Perfection of security and title:  The Agent:

           (i) is not liable for any failure, omission or defect in perfecting the Security constituted by any Charge;

           (ii) may accept without enquiry the title to the property over which Security is intended to be created by any Charge.

      (B) Custody: The Agent is not under any obligation to hold any title deeds, security documents or any other documents in connection with the property charged by any Charge or to take any steps to protect or preserve these documents. The Agent may permit a Company to retain all these documents in its possession or may deposit them with a nominee or custodian. This paragraph does not apply to documents held in relation to a legal mortgage over, or over an interest in, real property or shares.

22.16 The Mandated Lead Arrangers

      The Mandated Lead Arrangers have no continuing role in connection with the Facility and are not liable in respect of any matter concerning the Facility. They are not the agents for any Lender.

22.17 Confirmation of each Lender

      Each Lender confirms to the Agent that, unless it notifies the Agent to the contrary, it will be a Qualifying Lender.

23.   EVIDENCE AND CERTIFICATES

23.1  Evidence of debt

      The Agent will maintain in its books an account showing all liabilities accrued and payments made in relation to the Financing Documents. Details of amounts outstanding recorded in this account will be evidence of each Company's obligations unless there is shown to be an error.

23.2  Certificates

      Each certificate delivered under this Agreement must contain reasonable detail of the matters being certified. Certificates delivered by the Agent or a Lender will be evidence unless there is shown to be an obvious error.

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                                       97

24.  NOTICES

24.1 Nature of notices

     No notice delivered by a Company under this Agreement may be withdrawn or revoked. Each notice delivered by a Company must be unconditional. It must also be signed by an Authorised Person.

24.2 Delivery of notices

     A notice under this Agreement will only be effective if it is in writing and is received. Telexes and faxes are permitted.

24.3 Notices through the Agent

     Each notice from a Company or a Lender will be delivered to the Agent. The Agent agrees to pass on the details of notices received by it to the appropriate recipient as soon as reasonably practicable.

24.4 Address details

     Notices will be delivered to the address of the intended recipient as set out on the signature page. A Company or a Lender may change its address details by notice to the Agent. The Agent may change its address details by notice to each Company and each Lender.

25.  ASSIGNMENT AND NOVATION

25.1 Company

     The rights of a Company under this Agreement are personal to it. Accordingly they are not capable of assignment.

25.2 Assignment by a Lender

     A Lender may assign in whole or in part its rights under this Agreement if:

     (A) At the same time the proposed assignee assumes the whole or (as the case may be) the relevant part of the Lender's obligations under this Agreement to the satisfaction (acting reasonably) of the Agent and the Borrower;

     (B) It is assigning an amount of its Commitments which when these amounts are expressed as a proportion of the Total Commitments results in the same figure;

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                                       98

     (C) The principal amount to be assigned (or, in the case of an amount in the Optional Currency, the Original Sterling Amount) must equal or exceed (Pounds)2,500,000 (or be the remaining amount of its Commitment); and

     (D) It obtains the written consent of the Borrower in advance. The Borrower agrees that it will not unreasonably withhold this consent. If the Borrower does not reply to a written request for consent within 10 Business Days it will be treated as having given its consent. No consent is required where the assignment:

         (i)   is to another Lender;

         (ii) is to an affiliate or Subsidiary or Holding Company of the assignor;

         (iii) occurs when there is an outstanding Termination Event; or

         (iv) is part of the syndication process arranged by the Facility Arrangers.

     Neither the Agent nor any Lender will be obliged to treat any person to whom a Lender makes an assignment as an assignee until that person agrees to pay to the Agent the fee mentioned in Clause 25.3(D).

25.3 Novation by a Lender

     A Lender (the "Existing Lender") may be released from its obligations and surrender its rights under this Agreement to the extent that exactly corresponding obligations and rights are assumed by another lender (the "New Lender") in accordance with the following:

     (A) The Existing Lender must novate an amount of its Commitments which when these amounts are expressed as a proportion of the Total Commitments, results in the same figure.

     (B) The principal amount to be novated (or, in the case of an amount in the Optional Currency, the Original Sterling Amount) must equal or exceed (Pounds)2,500,000 (or be the remaining amount of its Commitment).

     (C) The Existing Lender must obtain the prior written consent of the Borrower to the proposed novation. The Borrower agrees that it will not unreasonably withhold this consent. If the Borrower does not reply to a written request for consent within 10 Business Days it will be treated as having given its consent. No consent is required where the novation:

         (i)   is to another Lender;

         (ii) is to an affiliate or Subsidiary or Holding Company of the Existing Lender;

         (iii) occurs when there is an outstanding Termination Event; or

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                                       99

          (iv) is part of the syndication proess arranged by the Facility Arrangers.

      (D) Once the Borrower's written consent is obtained (or treated as obtained), the Existing Lender will deliver to the Agent a Substitution Certificate. This must be signed by both the Existing Lender and the New Lender and be properly completed. It must have attached to it the Borrower's consent. Alternatively it must have attached to it the Existing Lender's request for a consent and a certificate of an officer of the Existing Lender to the effect that such request was received by the Borrower and that no reply was received within 10 Business Days. The Existing Lender will also arrange for the payment of a processing fee to the Agent. The amount of this fee is (Pounds)1,000 (plus any reasonable expenses) unless the Agent has notified the Lenders of a different amount which has been agreed with an Instructing Group. No fee is payable where the novation is part of the syndication process arranged by the Facility Arrangers.

      (E) The Agent will sign the Substitution Certificate no later than 5 Business Days after its receipt and the payment of the processing fee. This signature will be made on behalf of the other Lenders and the Companies as well as itself. Each Lender and each Company irrevocably authorises the Agent to sign in this manner.

      (F) The Substitution Certificate will take effect on the date it specifies. On this date:

          (i) The Existing Lender is released from its obligations and surrenders its rights to the extent described in the Certificate.

          (ii) The New Lender assumes obligations and rights exactly corresponding to those released and surrendered by the Existing Lender.

          The Commitment of the Existing Lender will be reduced accordingly and the New Lender will assume a Commitment of the amount of the corresponding reduction.

25.5  Disclosure of information

      A Lender may disclose to an assignee or New Lender, or to a proposed assignee or New Lender, any information received by the Lender under or in connection with the Financing Documents, including a copy of each of those documents. A Lender may not disclose this information to any of these persons unless that person has executed a confidentiality undertaking substantially in the form set out in Schedule 7 or in any other form agreed between the Borrower and the Agent.

25.6  Limitation on certain obligations of Borrower

      This sub-clause applies to any novation or assignment by a Lender and any change of office through which a Lender is acting. If, at the time it is effected, circumstances exist which would oblige the Borrower to pay to the New Lender, assignee or Lender under Clause 11 any sum in excess of the sum (if any) which it would have been obliged to pay to the Existing Lender, assignor or that Lender under Clause 11 in the absence of that novation, assignment or change, the Borrower shall not be obliged to pay that excess.

26.   WAIVERS, AMENDMENTS AND RELEASES OF SECURITY

26.1  Writing required

      A waiver or amendment of a term of this Agreement will only be effective if it is in writing.

26.2  Authority of the Agent

      If authorised by an Instructing Group the Agent may grant waivers and agree amendments of any Financing Document with any Company. These waivers and amendments will be granted on behalf of the Lenders and be binding on all of them, including those which were not part of the Instructing Group. This sub-clause does not authorise the Agent to grant any waiver or agree any amendment affecting any of the following:

      (A) The identity of any Company.

      (B) The amount of the Facility.

      (C) The amount or method of calculation of interest, Applicable Margin or commitment fee.

      (D) The manner, currency or timing of repayment of the Loan or of the payment of any other amount.

      (E) The definition of "Facility Termination Date".

      (F) The definition of "Instructing Group", "Restricted Subsidiary" or "Unrestricted Subsidiary".

      (G) The obligations of the Lenders.

      (H) Any requirement (including the one in this sub-clause) that all the Lenders or a certain proportion of them consent to a matter or deliver a notice.

      (I) Clause 3, 14 or 25.1.

      (J) Subject to Clause 26.3, the release of any Security constituted by the Charges.

      (K) This Clause 26.2.

      Waivers or amendments affecting these matters require the consent of all Lenders.

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                                       101

26.3  Release of Security for permitted disposals

      The Agent is authorised by the Lenders to effect the release of any Security constituted by the Charges over any assets which are disposed of by a member of the Borrower's Restricted Group as permitted under Clause 20.1(D) or by way of a surrender permitted under Clause 20.1(EE).

26.4  Expenses

      The Borrower agrees to reimburse the Agent and each Lender for the expenses they incur as a result of any proposal made by the Borrower to waive or amend a term of this Agreement or to release any Security.

27.   MISCELLANEOUS

27.1  Exercise of rights

      If the Agent or a Lender does not exercise a right or power when it is able to do so this will not prevent it exercising that right or power. When it does exercise a right or power it may do so again in the same or a different manner. The Agent's and the Lenders' rights and remedies under this Agreement are in addition to any other rights and remedies they may have. Those other rights and remedies are not affected by this Agreement.

27.2  Counterparts

      There may be several signed copies of this Agreement. There is intended to be a single Agreement and each signed copy is a counterpart of that Agreement.

28.   LAW

      This Agreement is to be governed by and construed in accordance with English law.

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                                       102

                                   SCHEDULE 1:
                             LENDERS AND COMMITMENTS

                                                 Commitment
                                                 ((Pounds))
Lender

Credit Suisse First Boston                       18,333,334

Mizuho Corporate Bank, Ltd                       18,333,333

The Royal Bank of Scotland plc                   18,333,333

Credit Lyonnais                                  15,000,000

The Governor and Company of the Bank
of Scotland                                      15,000,000

Fortis Bank S.A./N.V.                            15,000,000

Scotiabank Europe plc                            10,000,000

KBC Finance Ireland                              10,000,000

                                         --------------------------
                                             120,000,000.00

                                         --------------------------

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                                       103

                                   SCHEDULE 2:
                                   COSTS RATE

1. The Costs Rate is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2. On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the "Additional Cost Rate") for each Lender, in accordance with the paragraphs set out below. The Costs Rate will be calculated by the Agent as a weighted average of the Lenders' Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Advance) and will be expressed as a percentage rate per annum.

3. The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Agent. This percentage will be certified by that Lender in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender's participation in all Advances made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4. The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Agent as follows:

     (a)  in relation to a sterling Advance:

          AB + C(B-D) + E x 0.01
          ----------------------
                  100-(A+C)      \\per cent. per annum\\

     (b)  in relation to an Advance in an Optional Currency:

          E x 0.01
          --------
             300   \\per cent. per annum.\\

     Where:

     A is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

     B is the percentage rate of interest (excluding the Applicable Margin and the Costs Rate and, if the Advance is unpaid after its due date for payment, the additional rate of interest specified in Clause 13.1 (Default interest)) payable for the relevant Interest Period on the related Advance.

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                                       104

     C is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

     D is the percentage rate per annum payable by the Bank of England to the Agent on interest bearing Special Deposits.


     E is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Agent pursuant to paragraph 7 below and expressed in pounds per (Pounds)1,000,000.

5.   For the purposes of this Schedule:

     (a) "Eligible Liabilities" and "Special Deposits" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

     (b) "Fees Rules" means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

     (c) "Fee Tariffs" means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate);

     (d) "Tariff Base" has the meaning given to it in, and will be calculated in accordance with, the Fees Rules; and

     (e) "Facility Office" means the office or offices through which each Lender will perform its obligations under this Agreement.

6. In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7. If requested by the Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per (Pounds)1,000,000 of the Tariff Base of that Reference Bank.

8. Each Lender shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender

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                                       105

     shall supply the following information on or prior to the date on which it becomes a Lender:

     (a)  the jurisdiction of its Facility Office; and

     (b) any other information that the Agent may reasonably require for such purpose.

     Each Lender shall promptly notify the Agent of any change to the information provided by it pursuant to this paragraph.

9. The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Agent to the contrary, each Lender's obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

10. The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11. The Agent shall distribute the additional amounts received as a result of the Costs Rate to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12. Any determination by the Agent pursuant to this Schedule in relation to a formula, the Costs Rate, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties to this Agreement.

13. The Agent may from time to time, after consultation with the Borrower and the Lenders, determine and notify to all parties to this Agreement any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties to this Agreement.

                                   SCHEDULE 3:
       CONDITIONS PRECEDENT TO UTILISATION ON OR AFTER THE AMENDMENT DATE

1. A copy of the Memorandum and Articles of Association of the Borrower. This copy must be certified by a director, the secretary or the Director of Legal Services of the Borrower to be complete, up-to-date and in full force and effect.

2. A copy of a resolution of the board of directors of the Borrower approving the Facility, authorising the signature and delivery of the Amending Documents (as defined below) to which it is a party and approving the borrowing of the aggregate Available Commitments. The copy must be certified by a director, the secretary or the Director of Legal Services of the Borrower to be a true copy of a duly passed resolution which is in full force and effect.

3. Specimen signatures of all persons authorised by the resolutions referred to in paragraph 2 above. These signatures must be certified by a director, the secretary or the Director of Legal Services of the Borrower to be genuine.

4. A copy of the Memorandum and Articles of Association of the Parent and each other Guarantor. This copy must be certified by a director, the secretary or the Director of Legal Services of the Parent and the relevant Guarantor to be complete, up-to-date and in full force and effect.

5. A copy of a resolution of the board of directors of the Parent and each other Guarantor authorising the signature and delivery of the Amending Documents (as defined below) to which it is a party. The copy must be certified by a director, the secretary or the Director of Legal Services of the Parent and the relevant Guarantor to be a true copy of a duly passed resolution which is in full force and effect.

6. A legal opinion from Slaughter and May, English legal advisers to the Agent, substantially in the form set out in Schedule 8.

7. Copy of the Register of Insurances prepared by the Borrower's insurance brokers in the agreed form.

8. To the extent not previously delivered, copies certified by the Borrower (or, in the case of sub-paragraph (n) below, the Parent) as true, complete and up-to-date (or, in the case of amending documents, executed originals) of the following documents:

     (a) Fee letter from Credit Suisse First Boston in its capacity as a Mandated Lead Arranger and as Agent, counter-signed by the Borrower;

     (b)  Supplemental and Amendment Deed;

     (c)  Deposit Charge Amendment Agreement;

     (d)  Supplemental and Amendment Indenture;

     ((a), (b), (c) and (d) together the "Amending Documents")

     (e)  Transmission Agreements;

     (f)  NTL Site Sharing Agreement;

     (g)  BT Site Acquisition Agreement;

     (h)  Hutchison 3G Agreement;

     (i)  MUX Licences;

     (j)  Sky Access and Technical Services Agreement;

     (k)  Subordinated Loan Agreement;

     (l)  Inter-Company Loan Agreement;

     (m)  Multiplex Related Agreements; and

     (n)  Standby L/C Application, the Pledge and Standby L/C.

     In respect of any document set out in sub-paragraphs (a) to (m) and previously delivered to the Agent, the Borrower may satisfy its obligation under this paragraph 8 by delivering a certificate of a director, the secretary or the Director of Legal Services of the Borrower, identifying the document which has been previously delivered and certifying that either:

     (i) there have been no amendments to that document and certifying that the copy of such document previously delivered to the Agent remains true, complete and up-to-date; or

     (ii) enclosing a copy of any amendment to such document and certifying that the copy of such document previously delivered to the Agent, with the amendment, is true, complete and up-to-date.

9. Share certificates in respect of all the issued share capital in the Borrower, and blank transfers of these shares duly executed by the Parent with the name of the transferee left blank and stamped.

10. A copy of the share register of the Borrower showing the Parent as the registered holder of the entire issued share capital of the Borrower. This copy must be certified by a director, the secretary or the Director of Legal Services of the Borrower to be complete and up-to-date, as at the Amendment Date.

11. To the extent not previously delivered, completed Land Registry cover (and the relevant fee in each case) in respect of the properties listed in
     Schedule 1 of the debenture described in paragraph (A) of the definition of "Charges" in Clause 1.1 together with, in the case of those properties with registered title, the land or charge certificate and in the case of those properties for which an application for first registration has to be made, all relevant title deeds and documents and the results of all pre-completion searches including Land Charges Act search results.

12. Evidence satisfactory to the Agent of delivery to each of the counterparties to the Material Contracts of a notice in the form set out in
     Schedule 3 to the Debenture.

13. Evidence satisfactory to the Agent of comfort given by CCIC as to maintenance of support of, and levels of shareholding, in the Borrower (through the Parent) so as not to entitle the BBC to exercise its right to terminate the Analogue Transmission Agreement or any BBC DTT Transmission Agreement on a change of control of the Borrower.

14. The Financial Model addressed to the Agent (for the benefit of itself and the Lenders).

15.  The Hedging Policy.

16. A certificate of the Certifying Financial Officer stating (a) the amount of Financial Indebtedness on the last day of the Quarter immediately preceding the date of delivery of this certificate and (b) EBITDA for that Quarter.

17. All share certificates relating to the shares held by the Borrower in CCCL and blank transfers of these shares duly executed by the Borrower with the name of the transferee left blank and stamped.

18. To the extent not previously delivered, copies certified by the Borrower as true, complete and up-to date and in full force and effect of restrictive covenant indemnity insurance acceptable to the Agent (acting reasonably) in respect of each of the following properties as the same are more particularly described in Part 2 of Schedule 1 to the Debenture, namely:

     (i)    Bolehill;

     (ii)   Droitwich; and

     (iii)  Postwick,

     each having a note of the Lenders' interest noted thereon.

19. To the extent not previously delivered, property title certificates or reports on the properties subject to the Scottish Charge and the Northern Irish Charge.

20. Property certificate of title in respect of the property located at West Runton (as described in Schedule 1, Part 2 to the Debenture) addressed to the Agent (for the benefit of itself and the Lenders) in the agreed form.

21. Evidence satisfactory to the Agent that all documentation and fees necessary to perfect, preserve or protect the Scottish Charge and the Northern Irish Charge have been procured.

22. A supplemental legal opinion from Shepherd & Wedderburn, Scottish legal advisers to the Agent, relating to the validity of the Scottish Charge and of the security interests constituted thereby.

23. A supplemental legal opinion from Johns Elliot, Northern Irish legal advisers to the Agent, relating to the validity of the Northern Irish Charge and of the security interests constituted thereby.

24. Evidence satisfactory to the Agent of moneys standing to the credit of an account with JPMorgan Chase Bank which is subject to the Pledge in an amount sufficient to meet in full the BT Obligations as they fall due and any liabilities of the Parent in respect of the Standby L/C Application.

25. A legal opinion from Haynes and Boone, U.S. legal advisers to the Agent, in form and content satisfactory to the Agent.

                                   SCHEDULE 4:
                        FORM OF SUBSTITUTION CERTIFICATE

                             CROWN CASTLE UK LIMITED

   (Pounds)120,000,000 REVOLVING LOAN FACILITY UNDER LOAN AGREEMENT DATED 28TH
                          FEBRUARY, 1997 (AS AMENDED)

                            SUBSTITUTION CERTIFICATE

To:  [Name and address of the Agent]

This certificate is delivered to you for the purposes of Clause 25.3 of the Loan Agreement under which you are currently Agent.

     Name of Existing Lender:   ____________________________

     Name of New Lender:        ____________________________

     Details of substitution:

[Insert details distinguishing between the Facility and between undrawn commitment and participation in the Loan and other amounts due under the Facility]

     Date of effect of substitution:    ____________________

The substitution described above will take effect in accordance with Clause 25.3 of the Loan Agreement.

The Existing Lender and the New Lender agree as follows:

1. The New Lender is responsible for its own decision to become involved in the Facility. It should make its own credit appraisal of the Companies and the terms of the Facility. Neither the Existing Lender nor the Agent makes any representation that any information provided to the New Lender before, on or after the date of this certificate is true. Accordingly the New Lender should take whatever action it believes is necessary to verify that information. In addition neither the Existing Lender nor the Agent is responsible for the legality, validity or adequacy of the Loan Agreement. The New Lender will satisfy itself on these issues.

2. There is no obligation on the Existing Lender to accept any novation or assignment back of the rights and obligations referred to in this certificate. The Existing Lender accepts no obligation to indemnify the New Lender for any losses incurred as a result of a failure by the Borrower or any Guarantor to perform its obligations or for any other losses. The New Lender acknowledges this is the case.

The New Lender represents that it is a Qualifying Lender. This representation does not apply where the representation would be untrue as a result of a change in law, double taxation agreement or published concession of any relevant taxing authority or a change in the interpretation or application of law, double taxation agreement or published concession of any relevant taxing authority.

This certificate is to be governed by and construed in accordance with English law.

Existing Lender                              New Lender

[Name of Existing Lender]                    [Name of New Lender]

By:                                          By:

Agent (on behalf of the other Lenders, the Companies and itself)

[Name of Agent]

By:

Date:

Notice details for New Lender

(if it is not already a Lender):

Address:

Fax Number:

Telex Number:

Attention:

                                   SCHEDULE 5:
                             FORM OF ADVANCE REQUEST

To:           [Name of Agent]

              Attention: [.]

From:         Crown Castle UK Limited                      Date: [.]

Dear Sirs,

   (Pounds)120,000,000 REVOLVING LOAN FACILITY UNDER LOAN AGREEMENT DATED 28TH
                          FEBRUARY, 1997 (AS AMENDED)

1. We refer to the above agreement between yourselves as Agent, us as Borrower and various other parties (the "Agreement"). Terms defined in the Agreement have the same meaning in this notice.

2. We would like to draw an Advance in [currency] in the amount of [amount] on [date].

3.     The Interest Period should be [.] months.

4. Please pay the above Advance to account number [.] with [.] in favour of ourselves.

5.     We confirm that, today and on the Advance Date:

       (a) the representations in Clause 17.1 of the Agreement [(other than paragraphs (S), (T) and (U))] are true*; and

       (b) there is [and will be] no outstanding Termination Event [or Potential Termination Event.]**

6.     The purpose of the Advance is [.].

                                      Yours faithfully,



                             ____________________________________
                             duly authorised for and on behalf of
                                   Crown Castle UK Limited

_____________

* [Note: The representations in Clause 17.1(S), Clause 17.1(T)and Clause 17.1(U) are to be given on the date of the first Advance on or after the Amendment Date.]

** [Note: the statement in square brackets will not be required to be made where the notice is given to roll over an existing Advance (without increasing the amount of this Advance) for an Interest Period of no more than one month at any time when no Termination Event has occurred and is continuing.]

                                   SCHEDULE 6:
                     FORM OF ADDITIONAL GUARANTOR AGREEMENT

                         ADDITIONAL GUARANTOR AGREEMENT

DATE :

PARTIES

1. [.], a company incorporated in [.] (number [.]), of [address] (the "New Guarantor");

2. CROWN CASTLE UK LIMITED, a company incorporated in England (number 3196207) whose registered office is at Warwick Technology Park, Gallows Hill, Heathcote Lane, Warwick CV34 6TN, on its own behalf and on behalf of each of the existing Guarantors (each as defined in the Loan Agreement referred to below); and

3. CREDIT SUISSE FIRST BOSTON (the "Agent"), on its own behalf and on behalf of each of the Lenders (as defined in the Loan Agreement).

BACKGROUND

A Loan Agreement (the "Loan Agreement") was made on 28th February, 1997 (and amended on 21st May, 1997, on 18th June, 1999, on 21st August, 2001 and 22nd November, 2002) between (1) Crown Castle UK Limited (formerly known as Castle Transmission International Ltd.) as borrower, (2) Crown Castle UK Holdings Limited (formerly known as Castle Transmission Services (Holdings) Ltd.) and Crown Castle Communications Limited (formerly known as Millennium Communications Limited) as guarantors, (3) the lenders listed in the Loan Agreement, (4) Credit Suisse First Boston as Agent, (5) Credit Suisse First Boston, Mizuho Corporate Bank, Ltd, and The Royal Bank of Scotland as mandated lead arrangers and others. Under the terms of the Loan Agreement the Lenders agreed to provide to the Borrower a (Pounds)120,000,000 credit facility.

Under Clause 20.1(R) of the Loan Agreement the New Guarantor needs to become a guarantor.

The parties agree as follows:

1.     INTERPRETATION

       Unless a contrary intention is indicated, words and expressions defined in the Loan Agreement will have the same meanings when used in this Agreement. References to the Loan Agreement are to that agreement as amended or supplemented.

2.     INCORPORATION OF ADDITIONAL GUARANTOR

       With effect from the date of this Agreement the New Guarantor will:

       (a) become a party to the Loan Agreement as if it had been an original signatory as a guarantor; and

       (b) become a "Guarantor" within the definition in Clause 1.1 of the Loan Agreement.

       The New Guarantor, each other Company, each Lender and the Agent agrees to be bound by the Loan Agreement on this basis.

3.     REPRESENTATIONS BY THE NEW GUARANTOR

       The New Guarantor confirms in respect of itself that the representations in Clause 17.1(A) to (M) inclusive of the Loan Agreement if stated at the date of this Agreement with reference to the New Guarantor and the facts subsisting on the date of this Agreement, are true.

4.     CONSTRUCTION

       This Agreement and the Loan Agreement will be read and construed as one document. References in the Loan Agreement to the Loan Agreement (however expressed) will be read and construed as references to the Loan Agreement and this Agreement.

5.     NOTICES

       The notice details of the New Guarantor for the purpose of 24.4 of the Loan Agreement are as follows:

       [.]

       Fax number:    [.]
       Telex number:  [.]
       Attention:     [.]

6.     LAW

       This Agreement is to be governed by and construed in accordance with English law. The New Guarantor intends to execute this Agreement as a deed and agrees to execute and deliver it as a deed. [Jurisdiction clause and appointment of agent for the service of process to be inserted in the case of a New Guarantor incorporated outside England.]

SIGNATURES



[Name of New Guarantor]

Executed as a deed by the signatures
of a director and the secretary or of
two directors of the company

By:                                (Director)

By:                                (Director/Secretary)

Crown Castle UK Limited

By:



[Name of Agent]

By:

                                   SCHEDULE 7:
                       FORM OF CONFIDENTIALITY UNDERTAKING

                  [Letterhead of Seller/Seller's agent/broker]

To:

=====================================================
                                                      [insert name of Potential

                                                      Purchaser/Purchaser's
                                                      agent/broker]

=====================================================


Re:      The Agreement

=====================================================
Borrower:  Crown Castle UK Limited

Date:

Amount:    (Pounds)120,000,000

Agent:     Credit Suisse First Boston

=====================================================


Dear Sirs

We understand that you are considering [acquiring]/1/ /[arranging the acquisition of]/2/ an interest in the Agreement (the "Acquisition"). In consideration of us agreeing to make available to you certain information, by your signature of a copy of this letter you agree as follows:

1. Confidentiality Undertaking You undertake (a) to keep the Confidential Information confidential and not to disclose it to anyone except as provided for by paragraph 2 below and to ensure that the Confidential Information is protected with security measures and a degree of care that would apply to your own confidential information, (b) to use the Confidential Information only for the Permitted Purpose, (c) to use all reasonable endeavours to ensure that any person to whom you pass any Confidential Information (unless disclosed under paragraph 2[(c)/(d)]/3/ below) acknowledges and complies with the provisions of this letter as if that person were also a party to it, and (d) not to make


_________________

/1/ delete if addressee is acting as broker or agent.

/2/ delete if addressee is acting as principal.

/3/ delete as applicable.

     enquiries of any member of the Group or any of their officers, directors, employees or professional advisers relating directly or indirectly to the Acquisition.

2.   Permitted Disclosure We agree that you may disclose Confidential
     Information:

     (a) to members of the Purchaser Group and their officers, directors, employees and professional advisers to the extent necessary for the Permitted Purpose and to any auditors of members of the Purchaser Group;

     [(b) subject to the requirements of the Agreement, in accordance with the Permitted Purpose so long as any prospective purchaser has delivered a letter to you in equivalent form to this letter;]

     [(b/c)]/3/     subject to the requirements of the Agreement, to any person to (or through) whom you assign or transfer (or may potentially assign or transfer) all or any of the rights, benefits and obligations which you may acquire under the Agreement or with (or through) whom you enter into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, the Agreement or the Borrower or any member of the Group so long as that person has delivered a letter to you in equivalent form to this letter; and

     [(c/d)]/3/     (i) where requested or required by any court of competent
                    jurisdiction or any competent judicial, governmental, supervisory or regulatory body, (ii) where required by the rules of any stock exchange on which the shares or other securities of any member of the Purchaser Group are listed or (iii) where required by the laws or regulations of any country with jurisdiction over the affairs of any member of the Purchaser Group.

3. Notification of Required or Unauthorised Disclosure You agree (to the extent permitted by law) to inform us of the full circumstances of any disclosure under paragraph 2[(c)/(d)]/3/ or upon becoming aware that Confidential Information has been disclosed in breach of this letter.

4. Return of Copies If we so request in writing, you shall return all Confidential Information supplied to you by us and destroy or permanently erase all copies of Confidential Information made by you and use all reasonable endeavours to ensure that anyone to whom you have supplied any Confidential Information destroys or permanently erases such Confidential Information and any copies made by them, in each case save to the extent that you or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under paragraph 2[(c)/(d)]/3/ above.

5. Continuing Obligations The obligations in this letter are continuing and, in particular, shall survive the termination of any discussions or negotiations between you and us. Notwithstanding the previous sentence, the obligations in this letter shall cease (a) if you become a party to or otherwise acquire (by assignment or sub-participation) an interest, direct or indirect, in the Agreement or (b) twelve months after you have returned all

       Confidential Information supplied to you by us and destroyed or permanently erased all copies of Confidential Information made by you (other than any such Confidential Information or copies which have been disclosed under paragraph 2 above (other than sub-paragraph 2(a)) or which, pursuant to paragraph 4 above, are not required to be returned or destroyed).

6. No Representation; Consequences of Breach, etc You acknowledge and agree that:

       (a) neither we, [nor our principal]4 nor any member of the Group nor any of our or their respective officers, employees or advisers (each a "Relevant Person") (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by us or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by us or be otherwise liable to you or any other person in respect to the Confidential Information or any such information; and

       (b) we [or our principal]/4/ or members of the Group may be irreparably harmed by the breach of the terms hereof and damages may not be an adequate remedy; each Relevant Person may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by you.

7. No Waiver; Amendments, etc This letter sets out the full extent of your obligations of confidentiality owed to us in relation to the information the subject of this letter. No failure or delay in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privileges hereunder. The terms of this letter and your obligations hereunder may only be amended or modified by written agreement between us.

8. Inside Information You acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation relating to insider dealing and you undertake not to use any Confidential Information for any unlawful purpose.

9. Nature of Undertakings The undertakings given by you under this letter are given to us and (without implying any fiduciary obligations on our part) are also given for the benefit of [our principal,]4 the Borrower and each other member of the Group.

10.    Third Party Rights

       (a) Subject to this paragraph 10 and to paragraphs 6 and 9, a person who is not a party to this letter has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce or to enjoy the benefit of any term of this letter.

____________________________

/4/ delete if letter is sent out by the Seller rather than the Seller's broker or agent.

       (b) The Relevant Persons may enjoy the benefit of the terms of paragraphs 6 and 9 subject to and in accordance with this paragraph 10 and the provisions of the Third Parties Act.

       (c) Notwithstanding any provisions of this letter, the parties to this letter do not require the consent of the Relevant Persons to rescind or vary this letter at any time.

11. Governing Law and Jurisdiction This letter (including the agreement constituted by your acknowledgement of its terms) shall be governed by and construed in accordance with the laws of England and the parties submit to the non-exclusive jurisdiction of the English courts.

12. Definitions In this letter (including the acknowledgement set out below) terms defined in the Agreement shall, unless the context otherwise requires, have the same meaning and:

       "Confidential Information" means any information relating to the Borrower, the Group, the Agreement and/or the Acquisition provided to you by us or any of our affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that
       (a) is or becomes public knowledge other than as a direct or indirect result of any breach of this letter or (b) is known by you before the date the information is disclosed to you by us or any of our affiliates or advisers or is lawfully obtained by you thereafter, other than from a source which is connected with the Group and which, in either case, as far as you are aware, has not been obtained in violation of, and is not otherwise subject to, any obligation of confidentiality;

       "Group" means the Borrower and each of its holding companies and subsidiaries and each subsidiary of each of its holding companies (as each such term is defined in the Companies Act 1985);

       "Permitted Purpose" means [subject to the terms of this letter, passing on information to a prospective purchaser for the purpose of]2 considering and evaluating whether to enter into the Acquisition; and

       "Purchaser Group" means you, each of your holding companies and subsidiaries and each subsidiary of each of your holding companies (as each such term is defined in the Companies Act 1985).

       Please acknowledge your agreement to the above by signing and returning the enclosed copy.

       Yours faithfully

       -----------------------------
       For and on behalf of

       [Seller/Seller's agent/broker]

       To:    [Seller]

                     [Seller's agent/broker]
                     The Borrower and each other member of the Group



       We acknowledge and agree to the above:

       ---------------------------
       For and on behalf of
       [Potential Purchaser/Purchaser's agent/broker]

                                   SCHEDULE 8:
                      FORM OF OPINION OF SLAUGHTER AND MAY

Credit Suisse First Boston,
One Cabot Square,
London E14 4QJ



for itself as Agent and for the Lenders
(as defined in the Loan Agreement referred to below).

                                                                      ____, 2002

Dear Sirs,

Introduction

1.       We refer to:

         (A) the "Loan Amendment Agreement", being the loan amendment agreement dated 20th November, 2002 and made between (1) Crown Castle UK Limited (formerly known as Castle Transmission International Ltd.) (the "Borrower"), (2) Crown Castle UK Holdings Limited (formerly known as Castle Transmission Services (Holdings) Ltd.) (the "Parent") and Crown Castle Communications Limited (formerly known as Millennium Communications Limited) ("CCCL") (together, known as the "Guarantors"), (3) the Lenders listed in Schedule 1 to the Loan Amendment Agreement (the "Lenders"), (4) Credit Suisse First Boston, Mizuho Corporate Bank, Ltd, and The Royal Bank of Scotland as mandated lead arrangers, (5) Credit Lyonnais, The Governor and Company of the Bank of Scotland and Fortis Bank S.A./N.V. as lead arrangers, (6) Scotiabank Europe plc and KBC Finance Ireland as arrangers and (7) Credit Suisse First Boston as agent, amending the (Pounds)162,500,000 term and revolving facilities agreement dated 28th February, 1997 as amended on 21st May, 1997, 18th June, 1999 and 21st August, 2001 and as acceded to by CCCL with effect from 27th October, 1998 (the "Loan Agreement");

         (B) the "Supplemental and Amendment Deed", being the supplemental and amendment deed dated 20th November, 2002 made between (1) the Borrower, (2) the Parent, (3) CCCL and (4) Credit Suisse First Boston as agent, amending the debenture dated 28th February, 1997, as amended on 18th June, 1999, which was made between the same parties (except CCCL) and acceded to by CCCL with effect from 27th October, 1998 (the "Debenture"); and

         (C) the "Deposit Charge Amendment Agreement" being the deposit charge amendment agreement dated 20th November, 2002 amending the deposit agreement and charge on cash deposits dated 28th February, 1997, as amended on 21st May, 1997 and 18th June, 1999, and made between (1) Credit Suisse First Boston (as trustee for the Lenders) and (2) the Borrower (the "Deposit Charge Agreement").

2. Terms and expressions defined in, or by reference in, the Loan Amendment Agreement, the Supplemental and Amendment Deed and the Deposit Charge Amendment Agreement (the "Documents") which are not otherwise defined in this letter have the same meanings when used in this letter.

3. We have acted as English legal advisers on your behalf in connection with the Documents. We have taken our instructions solely from Credit Suisse First Boston as a mandated lead arranger.

4. This letter sets out our opinion on certain matters of English law as at today's date. We have not made any investigation of, and do not express any opinion on, any other law. This letter is to be construed in accordance with English law.

Documents and investigations

5.       For the purposes of this letter, we have examined the following:

         (A) A signed copy of the Loan Amendment Agreement and the Deposit Charge Amendment Agreement and an executed copy of the Supplemental and Amendment Deed.

         (B) A copy of each of the Loan Agreement, the Debenture and the Deposit Charge Agreement (in each case, in the form in effect immediately before the signing and execution of the Documents).

         (C) A copy, certified by the company secretary or a director of the Borrower to be a true, complete and up-to-date copy, of the Memorandum and Articles of Association of the Borrower.

         (D) A copy, certified by the company secretary or a director of the Parent to be a true, complete and up-to-date copy, of the Memorandum and Articles of Association of the Parent.

         (E) A copy, certified by the company secretary or a director of CCCL to be a true, complete and up-to-date copy, of the Memorandum and Articles of Association of CCCL.

         (F) A copy, certified by the company secretary or a director of the Borrower to be a true, complete and up-to-date copy and as being in full force and effect, of the minutes of a meeting of the board of directors of the Borrower held on 11th November, 2002.

         (G) A copy, certified by the company secretary or a director of the Parent to be a true, complete and up-to-date copy and as being in full force and effect, of the minutes of a meeting of the board of directors of the Parent held on 11th November, 2002.

         (H) A copy, certified by the company secretary or a director of CCCL to be a true, complete and up-to-date copy and as being in full force and effect, of the minutes of a meeting of the board of directors of CCCL held on 11th November, 2002.

         (I) The entries shown on the CH Direct print outs obtained by us from the Companies House database on 20th November, 2002 of the file of each of the Borrower, the Parent and CCCL maintained at Companies House (the "Company Searches").

         (J) The certificates (the "CCCL Share Certificates") in respect of the shares (the "CCCL Shares") held by the Borrower in CCCL and the certificates (the "CCUK Share Certificates") in respect of the shares (the "CCUK Shares") held by the Parent in the Borrower.

         (K) A copy, certified by the company secretary or director of CCCL to be true, complete and up-to-date and as showing all the current members of CCCL as at 20th November, 2002, of an extract from the Register of Members of CCCL.

         (L) A copy, certified by the company secretary or director of the Borrower to be true, complete and up-to-date and as showing all the current members of the Borrower as at 20th November, 2002, of an extract from the Register of Members of the Borrower.

         (M) A certificate from the company secretary of CCCL that CCCL does not maintain a share register outside England and that CCCL has not received notice of any order of any court or other authority which may affect the CCCL Shares.

         (N) A certificate from the company secretary of the Borrower that the Borrower does not maintain a share register outside England and that the Borrower has not received notice of any order of any court or other authority which may affect the CCUK Shares.

Assumptions

6.       For the purposes of this letter, we have assumed each of the following:

         (A)      (i)   The information disclosed by the Company Searches and by
                        our telephone search on 20th November, 2002 at the Central Registry of Winding-up Petitions in relation to the Borrower, the Parent and CCCL was then accurate and complete and has not since then been altered or added to.

                  (ii) The Company Searches and such enquiries did not fail to disclose any information relevant for the purposes of this opinion.

         (B)      The board minutes referred to in sub-paragraphs 5(F), (G) and
                  (H) truly record the proceedings described therein of duly convened, constituted and quorate meetings of the boards of directors of each of the Borrower, the Parent and CCCL, respectively, these boards of directors were acting in the best interests and for the proper purposes of the Borrower, the Parent and CCCL, and the meetings were duly held and the resolutions passed and authorisations given at those meetings have not subsequently been amended, revoked or superseded.

         (C) None of the Borrower, the Parent or CCCL has made any proposal for a voluntary arrangement under Part I of the Insolvency Act 1986 or has passed any voluntary winding up resolution, no petition has been presented or order made by a court for the winding up, dissolution or administration of the Borrower, the Parent or CCCL and no receiver, administrative receiver, trustee in bankruptcy, administrator or similar officer has been appointed in relation to the Borrower, the Parent or CCCL or any of their assets or revenues.

         (D) Each of the parties to the Documents (other than the Borrower, the Parent and CCCL) has the capacity, power and authority to sign or execute and deliver the Documents and to exercise its rights and perform its obligations under the Documents.

         (E) All documents submitted to us as copies are complete and accurate as of today's date and conform with the originals and the statements contained in the certificates referred to in sub-paragraphs 5(M) and (N) are true, complete and accurate as at today's date.

         (F)      All signatures are genuine.

         (G) Each of the Documents has been duly signed or executed and unconditionally delivered by each of the parties thereto.

         (H) That no law of any jurisdiction outside England would render such execution or delivery illegal or ineffective and that, in so far as any obligation under the Documents falls to be performed in, or is otherwise subject to, any jurisdiction other than England, its performance will not be illegal or ineffective by virtue of the law of that jurisdiction.

         (I) The Supplemental and Amendment Deed and the Deposit Charge Amendment Agreement will be delivered for registration with the Registrar of Companies in accordance with Part XII of the Companies Act 1985 as recommended in paragraph 8(A) below, and that the Supplemental and Amendment Deed will be delivered for registration with H.M. Land Registry as recommended in paragraph 8(B) below.

         (J) The execution and delivery of each of the Documents by each of the Borrower, the Parent and CCCL party thereto is (i) in the furtherance of the objects authorised by its memorandum of association, and (ii) to its commercial advantage and in its interests.

         (K) All matters set out as assumptions and contained in paragraph 6 of the opinion set out in a letter to you of 28th February, 1997, in paragraph 6 of the opinion set out in a letter to you of 21st May, 1997 and in paragraph 6 of the opinion set out in a letter to you of 18th June, 1999.

         (L) The extract from the Register of Members of CCCL referred to in sub-paragraph 5(K) is true, complete and accurate as at today's date, shows all the current members of CCCL and does not fail to disclose any information relevant for the purposes of this letter.

         (M) The extract from the Register of Members of the Borrower referred to in sub-paragraph 5(L) is true, complete and accurate as at today's date, shows all the current members of the Borrower and does not fail to disclose any information relevant for the purposes of this letter.

         (N) That the CCCL Share Certificates are the only certificates in respect of the CCCL Shares and that the CCCL Shares referred to in those CCCL Share Certificates represent the whole of the issued share capital of CCCL.

         (O) That the CCUK Share Certificates are the only certificates in respect of the CCUK Shares and that the CCUK Shares referred to in those CCUK Share Certificates represent the whole of the issued share capital of the Borrower.

Opinion

7. Based on and subject to the foregoing, and subject to the reservations mentioned in paragraph 8 below and to any matters not disclosed to us, we are of the opinion that:

         (A) Each of the Borrower, the Parent and CCCL is a limited liability company duly incorporated and validly existing under English law and has all requisite corporate power and authority to enter into and perform its obligations under the Documents to which it is a party.

         (B) All necessary corporate action required to authorise the execution, delivery and performance by each of the Borrower, the Parent and CCCL of the Documents to which it is a party has been taken.

         (C) The Loan Agreement (as amended by the Loan Amendment Agreement, together the "Amended Loan Agreement"), the Debenture (as amended by the Supplemental and Amendment Deed, together the "Amended Debenture") and the Deposit Charge Agreement (as amended by the Deposit Charge Amendment Agreement, together the "Amended Deposit Charge Agreement") create valid and binding obligations under English law of the Borrower and (as regards the Amended Loan Agreement and the Amended Debenture) of the Parent and CCCL.

         (D) The following security rights have, among others, been created by the Amended Debenture:

                  (i) a legal mortgage over each of the real properties described in Schedule 1 to the Amended Debenture;

                  (ii) an equitable fixed charge over the other real property of the Borrower, the Parent and CCCL;

                  (iii) an equitable fixed charge over the CCCL Shares and the CCUK Shares (together, the "Shares");

                  (iv) an equitable fixed charge over the Borrower's rights to payment under or in connection with the Material Contracts referred to in clause 3.1 of the Amended Debenture;

                  (v) an equitable fixed charge over the sums standing from time to time to the credit of the Account (as defined in the Amended Deposit Charge Agreement); and

                  (vi) a floating charge over the undertaking, property and assets of the Borrower, the Parent and CCCL.

                  Security has, however, expressly not been created over shares held by the Borrower in ServicesCo.

         (E) It is not necessary, in order to ensure the validity of the Documents or the security referred to therein to obtain any authorisation, consent, approval, licence or permission of, or to effect any filing, declaration or registration with, any governmental authority of England, save as provided in paragraphs 8(A) and (B) below.

         (F) No stamp duty, registration or similar tax is required to be paid in relation to the execution or performance of the Amended Loan Agreement, the Amended Debenture or the Amended Deposit Charge Agreement.

Reservations

8.       Our reservations are as follows:

         (A) A company registered under the Companies Act 1985 (the "Act") must, in order to ensure that certain classes of security over its assets are not rendered void against the liquidator or any creditor of the company, deliver the instrument creating or evidencing the security, together with the prescribed particulars thereof, to the Registrar of Companies for registration within 21 days after the creation of such security. Each of the Borrower and the Parent and CCCL is registered under the Act. The classes of security which must be registered include a charge on land, a charge on book debts and a floating charge on the company's undertaking or property. In respect of a charge on shares, although the better view is that a fixed charge over shares is not included in the classes of security which must be registered, it is recommended that registration of such a charge should be effected because it could constitute a charge on book debts

                  (namely the dividends arising under the shares). There is no procedure under the Act for registering variations to prescribed particulars delivered to the Registrar of Companies under the Act. However, we would recommend that details of the Supplemental and Amendment Deed and the Deposit Charge Amendment Agreement (together with an original executed copy of the Supplemental and Amendment Deed and of the Deposit Charge Amendment Agreement) be submitted to the Registrar of Companies for registration.

         (B) Prior to the registration at H.M. Land Registry of a charge by way of legal mortgage created over property registered at H.M. Land Registry, that charge takes effect in equity only. In order that the mortgagee obtains the rights and powers of a legal mortgage, the charge would need to be delivered for registration at H.M. Land Registry, together with a duly completed application form and fee and the relevant land or charge certificate, and the mortgagee would need to be registered as proprietor of such charge. The registration at H.M. Land Registry of the charge by way of legal mortgage created over the property set out in Parts 1 and 2 of Schedule 1 to the Amended Debenture has already been effected. However, because the Supplemental and Amendment Deed varies the Debenture we would recommend that an original executed copy of the Supplemental and Amendment Deed be submitted to H.M. Land Registry for registration.

         (C) The security interest in the Shares constituted by the Amended Debenture is not proposed to be perfected by the registration of the Shares in the name of the Agent or its nominee. That security interest therefore constitutes only an equitable charge and, as such, is not as favourable to the Agent or the Lenders as a perfected legal charge and suffers from the disadvantages inherent in equitable (as opposed to legal) charges. In particular, but without prejudice to the foregoing, such an equitable charge may be defeated if the Shares are disposed of to a person who acquires the legal title to the Shares in good faith for value without notice (actual or constructive) of the equitable charge. The risk of the above occurring is somewhat reduced so long as the share certificates relating to the Shares are held by the Agent or a nominee of the Agent and replacement certificates therefor are not issued.

                  We recommend, nonetheless, that the Shares are not registered in the name of the Agent or its nominee. If they were there is a risk that the Agent and the Lenders could be construed as being "connected" with the Parent for the purposes of Section 249 of the Insolvency Act 1986. This would have a number of disadvantageous consequences under that Act.

         (D) Floating charges are subject to a number of disadvantages which do not apply to fixed charges. In particular:

                  (i) a floating charge created by a company within twelve months of the commencement of its winding up is, unless it is proved that the company is solvent immediately after the creation of the charge, invalid except to the amount of any cash paid to the company at the time of or subsequent to the creation of, and in consideration for, the floating charge together with interest thereon at a prescribed rate;

                  (ii) a floating charge is, on enforcement, subject to the rights of, and accordingly ranks after, unsecured but statutorily preferred creditors such as the Inland Revenue; and

                  (iii) a fixed charge created after the creation of, and over the same assets as, a floating charge may rank ahead of the floating charge unless the floating charge contains a prohibition on the creation of other charges ranking prior thereto or pari passu therewith and the holder of the fixed charge has actual notice of such prohibition at the time of taking his charge.

         (E) We express no opinion as to whether any of the charges created by the Amended Debenture and the Amended Deposit Charge Agreement will amount to fixed rather than floating charges. Despite being expressed in words which would suffice to create a fixed charge, an English court would treat security as a floating charge where effective control of the charged assets has not been transferred to the person holding the benefit of the security; for example where it appears that it was intended that the person granting the charge over the charged assets should have the licence to dispose of those charged assets in the ordinary course of its business.

         (F) We express no opinion as to the priority of the security interests under or referred to in the Amended Debenture or the Amended Deposit Charge Agreement, whether as regards other security that may already exist at the time of the creation of the relevant security interest under the Amended Debenture or the Amended Deposit Charge Agreement or as regards security that may be created thereafter. So far as the latter is concerned, English law is unclear as to priority where a subsequent charge is created and further utilisations are subsequently made in reliance of the prior charge.

         (G) We express no opinion as to the title of the Borrower, the Parent or CCCL to the assets to be subject to the security created by the Amended Debenture and the Amended Deposit Charge Agreement. We would, however, refer you to:

                  (i) the Report prepared by us dated 23rd January, 1997 in respect of the Certificate of Title issued by Linklaters & Paines, solicitors for the British Broadcasting Corporation, dated 27th September, 1996 (as amended by the Supplemental Certificate dated 22nd January, 1997); and

                  (ii) the Report prepared by us dated 17th June, 1999 in respect of the Certificate of Title issued by Norton Rose, solicitors for the Borrower, dated 17th June, 1999.

         (H) We express no opinion as to the efficacy of the Amended Debenture in so far as it relates to assets which are situated or deemed to be situated outside England and Wales or are subject to any law other than English law. Furthermore, we have not made any investigation of the assets which are subject to the floating charges created by the Amended Debenture and accordingly our opinions set out above must be read subject to any limitations or qualifications which may be necessary as a result of the nature of, or any matter relating to, such assets.

         (I) Rights and obligations under the Amended Loan Agreement, the Amended Debenture and the Amended Deposit Charge Agreement will be subject to any law from time to time in force relating to insolvency, liquidation or administration or any other law or legal procedure affecting generally the enforcement of creditors' rights.

         (J) In so far as any obligation under the Amended Loan Agreement, the Amended Debenture or the Amended Deposit Charge Agreement is to be performed in any jurisdiction other than England, an English court may have to have regard to the law of that jurisdiction in relation to the manner of performance and the steps to be taken in the event of non-performance or defective performance.

         (K) We express no opinion as to whether the equitable remedies of specific performance or injunctive relief would be available in respect of any obligation of the Borrower, CCCL or the Parent. These remedies are subject to the discretion of the English courts.

         (L) We express no opinion as to the validity or the binding effect of the obligations as set out in Clause 13.1 of the Amended Loan Agreement which provide for the payment of interest on overdue amounts. An English court would not give effect to such provisions if it could be established that the amount expressed as being payable was such that such a clause was in the nature of a penalty (that is to say a requirement for a stipulated sum to be paid irrespective of, or necessarily greater than, the loss likely to be sustained).

         (M) Clause 15.6 of the Amended Loan Agreement provides that the obligations of the Guarantors will not be affected by certain circumstances. We express no opinion whether this will be effective without the agreement of the Guarantors.

         (N) Clause 15.8 of the Amended Loan Agreement restricts the taking of security and the exercise by the Guarantors of certain rights in connection with the obligations of the Guarantors under Clause 16 of the Amended Loan Agreement. This is reinforced by the provision that the Guarantors will hold on trust for the Agent and the Lenders all amounts received in respect of a proof for amounts due to it by the Borrower or any other Guarantor. We express no opinion as to the effectiveness of the provisions regarding this trust or the effectiveness of the trust itself.

         (O) We express no opinion on Clause 26.1 of the Amended Loan Agreement. Any term of the Amended Loan Agreement may in certain circumstances be waived or amended other than in writing.

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                                      130

         (P) We express no opinion as to the validity or binding effect of provisions set out in Clause 27 of the Amended Debenture and Clause 15 of the Amended Deposit Charge Agreement relating to invalidity and severability.

         (Q) There could be circumstances in which a certificate, determination or the like given or made, or discretion exercised, pursuant to the Amended Loan Agreement, the Amended Debenture and the Amended Deposit Charge Agreement would not be treated as final, for example if it could be shown that a certificate, determination or the like had an unreasonable or arbitrary basis or was not made in good faith.

         (R) We express no opinion on European Union law as it affects any jurisdiction other than England.

         (S) We express no opinion as to any undertaking in the Amended Loan Agreement, the Amended Debenture or the Amended Deposit Charge Agreement purporting to require payment or reimbursement of the costs of any litigation.

         (T) We express no opinion as to any provisions of the Amended Debenture which purport to permit retention of security after discharge of the liabilities secured by the Amended Debenture.

         (U) We express no opinion on whether stamp duty, registration or similar tax will be payable in the event of any enforcement of the security constituted by the Amended Debenture which involves a transfer upon sale of any stampable assets.

Reliance

9. This opinion is addressed to you for your own benefit and as agent for and on behalf of the Lenders in connection with the Amended Loan Agreement, the Amended Debenture and the Amended Deposit Charge Agreement. It may not be relied upon by any person other than yourselves or the Lenders or used for any other purpose and, without our prior written consent, neither its contents nor its existence may be disclosed to any other person.



                                Yours faithfully,

                                   SCHEDULE 9:
                        FORM OF OVERDRAFT BANK AGREEMENT

                            OVERDRAFT BANK AGREEMENT

DATE:

PARTIES

1.       [.] of [.] (the "Overdraft Bank");

2. [.] a company incorporated in England (number [.]) whose registered office is at [Warwick Technology Park, Gallows Hill, Heathcote Lane, Warwick CV34 6TN], on its own behalf and on behalf of each of the existing Guarantors (each as defined in the Loan Agreement referred to below) (the "Overdraft Borrower");/5/ and

3. CREDIT SUISSE FIRST BOSTON (the "Agent"), on its own behalf and on behalf of each of the Lenders (as defined in the Loan Agreement).

BACKGROUND

A Loan Agreement (the "Loan Agreement") was made on 28th February, 1997 (and amended on 21st May, 1997, 18th June, 1999, on 21st August, 2001 and on 22nd November, 2002) between (1) Crown Castle UK Limited (formerly known as Castle Transmission International Ltd.) as borrower, (2) Crown Castle UK Holdings Limited (formerly known as Castle Transmission Services (Holdings) Ltd.) and Crown Castle Communications Limited (formerly known as Millennium Communications Limited) as guarantors, (3) the lenders named in the Loan Agreement, (4) Credit Suisse First Boston as Agent and others. Under the terms of the Loan Agreement the Lenders agreed to provide to Crown Castle UK Limited a (Pounds)120,000,000 credit facility.

The Overdraft Bank has provided overdraft facilities (the "Overdraft Facilities") to the Overdraft Borrower and wishes the Overdraft Borrower's obligations under those Overdraft Facilities to be secured by the Charges.

The parties agree as follows:

1.       INTERPRETATION

         Unless a contrary intention is indicated, words and expressions defined in the Loan Agreement and which are not defined in this Agreement will have the same meanings when used in this Agreement. References to the Loan Agreement are to that agreement as amended or supplemented.

2.       UNDERTAKINGS OF THE OVERDRAFT BANK

__________________________________________________________________

/5/ Insert details of relevant entity which must be the Borrower or any Restricted Subsidiary.

         The Overdraft Bank agrees that:

         (A) The Overdraft Bank has delivered to the Agent a copy of the document (if any exists) describing the terms of the Overdraft Facilities.

         (B) The Overdraft Bank will notify the Agent of the termination or breach of the Overdraft Facilities (or any event which, upon the giving of notice, lapse of time or both would give cause for a termination of the Overdraft Facilities).

3.       SECURITY

         By virtue of the execution of this Agreement the amounts due by the Overdraft Borrower under the Overdraft Facilities become secured under the Charges. Only a maximum of (Pounds)[.]/6/ of the amount outstanding under the Overdraft Facilities will, however, rank equally with amounts outstanding under the Loan Agreement. The remainder, if any, will rank behind.

4.       THE AGENT

4.1      Appointment

         The Agent is appointed as an agent by the Overdraft Bank. The Agent is not acting as agent of any Company under this Agreement.

4.2      Authority

         The Agent is authorised to exercise the rights, powers, discretions and duties which are specified by the Financing Documents. The Agent may also act in a manner reasonably incidental to these matters.

4.3      Duties

         In addition to the obligations of the Agent set out elsewhere in the Financing Documents the Agent agrees as follows:

         (A) Notices: The Agent will as soon as reasonably practicable notify the Overdraft Bank of the contents of each notice received from a Company under the terms of a Financing Document. If the notice does not affect the Overdraft Bank the Agent may elect not to notify the Overdraft Bank.

         (B) Other documents: When a Company delivers to the Agent any other document required to be delivered under a Financing Document the Agent will as soon as reasonably practicable provide a copy to the Overdraft Bank. The Overdraft Borrower agrees to reimburse the Agent for the costs of preparing any copies required for this purpose.

__________________________________________

/6/ The aggregate maximum amount included in this space for all Overdraft Banks must not exceed (Pounds)5,000,000. See Clause 20.1(K)(i).

         (C) Termination Events: The Agent will notify the Overdraft Bank of any Termination Event or Potential Termination Event. This obligation will not arise, however, until the Agent receives express notice with reasonable supporting evidence of the Termination Event or Potential Termination Event. Until this time the Agent is entitled to assume that there is no Termination Event or Potential Termination Event. The Agent is not required to make inquiries. Information referred to in Clause 4.11 does not have to be disclosed under this sub-clause.

         The duties under this sub-clause will be discharged if the Agent performs the corresponding duties to the Overdraft Bank or its affiliate in is capacity as a Lender.

4.4      Powers

         In addition to the powers of the Agent set out elsewhere in the Financing Documents the Agent has the following powers:

         (A) Professional advisers: The Agent may instruct professional advisers to provide advice in connection with this Agreement and the Overdraft Facilities.

         (B) Authority from Instructing Group: The Agent may take any action which is not inconsistent with the Financing Documents and which is authorised by an Instructing Group.

         (C) Views of Instructing Group: In exercising any of its rights, powers or discretions the Agent may seek the views of an Instructing Group. If it exercises those rights, powers or discretions in accordance with those views the Agent will incur no liability.

         (D) Proceedings: The Agent may institute legal proceedings against a Company in the name of the Overdraft Bank if the Overdraft Bank authorises it to take those proceedings.

         (E) Compliance with law: The Agent may take any action necessary for it to comply with applicable laws.

         The Agent is not required to exercise any of these powers and will incur no liability if it fails to do so. In the context of legal proceedings the Agent may decline to take any step until it has received indemnities or security satisfactory to it.

4.5      Reliance

         The Agent is entitled to rely upon each of the following:

         (A)      Advice received from professional advisers.

         (B) A certificate of fact received from a Company and signed by an Authorised Person.

         (C) Any communication or document believed by the Agent to be genuine.

         The Agent will not be liable for any of the consequences of relying on these items.

4.6      Extent of Agent's duties

         (A) No other duties: The Agent has no obligations or duties other than those expressly set out in this Agreement, the Financing Documents and the other Overdraft Bank Agreements.

         (B) Illegality and liability: The Agent is not obliged to do anything which is illegal or which may expose it to liability to any person.

         (C) Not trustee: The Agent is not acting as a trustee for any purpose in connection with this Agreement, except for its role described in Clause 4.13, 4.14 and 4.15.

4.7      Responsibility of the Overdraft Bank

         The Overdraft Bank is responsible for its own decision to become involved in the Overdraft Facilities and its decision to take or not take action under the Overdraft Facilities. It should make its own credit appraisal of the Overdraft Borrower and the terms of the Overdraft Facilities. The Agent makes no representation that any information provided to the Overdraft Bank before or after the date of this Agreement is true. Accordingly the Overdraft Bank should take whatever action it believes is necessary to verify that information. In addition the Agent is not responsible for the legality, validity or adequacy of any Financing Document or the efficacy of the Security under the Charges. The Overdraft Bank will satisfy itself on these issues.

4.8      Limitation of liability

         (A) Agent: The Agent will not be liable to the Overdraft Bank for any action or non-action under or in connection with the Financing Documents unless caused by its gross negligence or wilful misconduct.

         (B) Directors, employees and agents: No director, employee or agent of the Agent will be liable to the Overdraft Bank in relation to the Financing Documents. The Overdraft Bank agrees not to seek to impose this liability upon them. Any director, employee or agent of the Agent may rely on this Clause 4.8(B) subject to Clause 7 and the Contracts (Rights of Third Parties) Act 1999.

4.9      Business of the Agent

         Despite its role as agent of the Overdraft Bank the Agent may:

         (A) participate as a Lender in the Facility or as a Hedging Bank or an Overdraft Bank,

         (B)      carry on all types of business with any Company, and

         (C) act as agent for other groups of lenders to any Company or other borrowers.

4.10     Indemnity

         The Overdraft Bank agrees to reimburse the Agent for all losses and expenses incurred by the Agent as a result of its appointment as Agent or arising from its activities as Agent in relation to this Agreement. These losses and expenses will take into account amounts reimbursed to the Agent by the Overdraft Borrower. The Overdraft Bank is not liable for losses and expenses arising from the gross negligence or willful misconduct of the Agent.

4.11     Confidential information

         The Agent is not required to disclose to the Overdraft Bank any information:

         (A)      which is not received by it in its capacity as Agent, or

         (B)      which it receives, with its consent, on a confidential basis.

4.12     Resignation and removal

         The Agent may resign or be removed in accordance with the terms of the Loan Agreement. In this case the Overdraft Bank agrees to co-operate, to the extent reasonably necessary, with the transfer of function to a new Agent.

4.13     Obligation to pay to the Agent

         The Overdraft Borrower agrees to pay to the Agent on demand each amount due and payable by the Overdraft Borrower to the Overdraft Bank under the Overdraft Facilities. This obligation will be satisfied to the extent that the amount is paid to the Overdraft Bank. It does not affect the rights of the Overdraft Bank or the obligations of the Overdraft Borrower to the Overdraft Bank. A payment of an amount under this sub-clause will, however, satisfy the Overdraft Borrower's obligation to pay that amount to the Overdraft Bank.

4.14     Holding as security trustee

         The Agent agrees that it holds the benefit of:

         (A)      Clause 4.13; and

         (B)      the Charges and all Security arising from the Charges,

         as trustee on behalf of:

                  (i)     the Lenders;

                  (ii) each Hedging Bank which executed a Hedging Bank Agreement in accordance with Clause 20.1(CC)(ii); and

                  (iii)   each Overdraft Bank.

         All the Agent's rights and claims arising under the items mentioned in paragraphs (A) and (B) are vested in it on this basis.

4.15     Security

         (A)      Perfection of security and title: The Agent:

                  (i) is not liable for any failure, omission or defect in perfecting the Security constituted by any Charge;

                  (ii) may accept without enquiry the title to the property over which Security is intended to be created by any Charge.

         (B) Custody: The Agent is not under any obligation to hold any title deeds, security documents or any other documents in connection with the property charged by any Charge or to take any steps to protect or preserve these documents. The Agent may permit a Company to retain all these documents in its possession or may deposit them with a nominee or custodian. This paragraph does not apply to documents held in relation to a legal mortgage over, or over an interest in, real property or shares.

5.       NOTICES

         Any notice to be delivered to the Overdraft Bank may be delivered to it, or its affiliate, as a Lender in the manner described in the Loan Agreement.

6.       LAW

         This Agreement is to be governed by and construed in accordance with English law.

7.       THE CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

         (A) Clause 4.8(B) confers a benefit on the directors, employees and agents of the Agent (each a "Third Party") and, subject to the remaining provisions of this Clause 7, is intended to be enforceable and relied on by a Third Party by virtue of the Contracts (Rights of Third Parties) Act 1999.

         (B) The parties to this agreement do not intend that any of its terms, apart from Clause 4.8(B), should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to it.

         (C) Notwithstanding the provisions of paragraph (A), this Agreement may be rescinded or varied in any way and at any time by the parties to this Agreement without the consent of any Third Party.

SIGNATURES



[Name of Overdraft Bank]

By:



[Name of Overdraft Borrower]

By:



[Name of Agent]

By:

                                  SCHEDULE 10:
                         FORM OF HEDGING BANK AGREEMENT

                             HEDGING BANK AGREEMENT

DATE:

PARTIES

1.       [.] of [.] (the "Hedging Bank");

2. CROWN CASTLE UK LIMITED (formerly Castle Transmission International Ltd.), a company incorporated in England (number 3196207) whose registered office is at Warwick Technology Park, Heathcote Lane, Warwick CV34 5DS, on its own behalf and on behalf of each of the existing Guarantors (each as defined in the Loan Agreement referred to below); and

3. CREDIT SUISSE FIRST BOSTON (the "Agent"), on its own behalf and on behalf of each of the Lenders (as defined in the Loan Agreement).

BACKGROUND

A Loan Agreement (the "Loan Agreement") was made on 28th February, 1997 (and amended on 21st May, 1997, on 18th June, 1999, on 21st August, 2001 and on 22nd November, 2002) between (1) Crown Castle UK Limited (formerly known as Castle Transmission International Ltd.) as borrower, (2) Crown Castle UK Holdings Limited (formerly known as Castle Transmission Services (Holdings) Ltd.) and Crown Castle Communications Limited (formerly known as Millennium Communications Limited) as guarantors, (3) the lenders named in the Loan Agreement, (4) Credit Suisse First Boston as Agent and others. Under the terms of the Loan Agreement the Lenders agreed to provide to the Borrower a (Pounds)120,000,000 credit facility.

The Hedging Bank has entered into a Hedging Contract with the Borrower and wishes the Borrower's obligations under that Hedging Contract to be secured by the Charges.

The parties agree as follows:

1.       INTERPRETATION

         Unless a contrary intention is indicated, words and expressions defined in the Loan Agreement and which are not defined in this Agreement will have the same meanings when used in this Agreement. References to the Loan Agreement are to that agreement as amended or supplemented.

2.       UNDERTAKINGS OF THE HEDGING BANK

         The Hedging Bank agrees that:

         (A)      The Hedging Contract complies with the requirements of
                  Schedule 11 to the Loan Agreement.

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                                      139

         (B) The Hedging Bank will notify the Agent of the termination or breach of the Hedging Contract (or any event which, upon the giving of notice, lapse of time or both would give cause for a termination of the Hedging Contract).

         (C) The Hedging Bank has delivered to the Agent a copy of the Hedging Contract. It will deliver to the Agent copies of all confirmations under the Hedging Contract. Before entering into a transaction which is to be incorporated in the Hedging Contract the Hedging Bank will use reasonable endeavours to ensure that:

                  (i) the proposed transaction will not cause the Borrower to be in default under Clause 20.1(CC) of the Loan Agreement; and

                  (ii) the transaction forms part of the implementation of the Hedging Policy.

                  This obligation may be discharged by the Hedging Bank receiving a certificate from the Borrower to this effect.

         (D) If an Event of Default (as described in the Hedging Contract) occurs and is continuing under the Hedging Contract, the Agent (acting on the instructions of an Instructing Group) shall be entitled, by notice in writing to the Hedging Bank and the Borrower, to require the Hedging Contract to be terminated and closed out in accordance with its terms as soon as possible after the notice is given. If there is a net amount payable to the Borrower under the Hedging Contract upon its termination and close out, the Hedging Bank shall pay that net amount to the Agent to discharge amounts due under the Financing Documents, any other Hedging Contracts and the Overdraft Facilities, or (where no such amounts are due) into an account held with the Agent or a nominee of the Agent and charged to the Agent.

         (E) Any waiver of a Termination Event given by the Agent under the Loan Agreement will be treated as given by the Hedging Bank in the same terms in respect of the equivalent Event of Default under the Hedging Contract.

3.       SECURITY

         By virtue of the execution of this Agreement the amounts due by the Borrower under the Hedging Contract with the Hedging Bank become secured under the Charges.

4.       THE AGENT

4.1      Appointment

         The Agent is appointed as an agent by the Hedging Bank. The Agent is not acting as agent of any Company under this Agreement.

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                                      140

4.2      Authority

         The Agent is authorised to exercise the rights, powers, discretions and duties which are specified by the Financing Documents. The Agent may also act in a manner reasonably incidental to these matters.

4.3      Duties

         In addition to the obligations of the Agent set out elsewhere in the Financing Documents the Agent agrees as follows:

         (A) Notices: The Agent will as soon as reasonably practicable notify the Hedging Bank of the contents of each notice received from a Company under the terms of a Financing Document. If the notice does not affect the Hedging Bank the Agent may elect not to notify the Hedging Bank.

         (B) Other documents: When a Company delivers to the Agent any other document required to be delivered under a Financing Document the Agent will as soon as reasonably practicable provide a copy to the Hedging Bank. The Borrower agrees to reimburse the Agent for the costs of preparing any copies required for this purpose.

         (C) Termination Events: The Agent will notify the Hedging Bank of any Termination Event or Potential Termination Event. This obligation will not arise, however, until the Agent receives express notice with reasonable supporting evidence of the Termination Event or Potential Termination Event. Until this time the Agent is entitled to assume that there is no Termination Event or Potential Termination Event. The Agent is not required to make inquiries. Information referred to in Clause 4.11 does not have to be disclosed under this sub-clause.

         The duties under this sub-clause will be discharged if the Agent performs the corresponding duties to the Hedging Bank or its affiliate in is capacity as a Lender.

4.4      Powers

         In addition to the powers of the Agent set out elsewhere in the Financing Documents the Agent has the following powers:

         (A) Professional advisers: The Agent may instruct professional advisers to provide advice in connection with this Agreement and the Hedging Contract.

         (B) Authority from Instructing Group: The Agent may take any action which is not inconsistent with the Financing Documents and which is authorised by an Instructing Group.

         (C) Views of Instructing Group: In exercising any of its rights, powers or discretions the Agent may seek the views of an Instructing Group. If it exercises those rights, powers or discretions in accordance with those views the Agent will incur no liability.

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                                       141

     (D) Proceedings: The Agent may institute legal proceedings against a Company in the name of the Hedging Bank if the Hedging Bank authorises it to take those proceedings.

     (E) Compliance with law: The Agent may take any action necessary for it to comply with applicable laws.

     The Agent is not required to exercise any of these powers and will incur no liability if it fails to do so. In the context of legal proceedings the Agent may decline to take any step until it has received indemnities or security satisfactory to it.

4.5  Reliance

     The Agent is entitled to rely upon each of the following:

     (A) Advice received from professional advisers.

     (B) A certificate of fact received from a Company and signed by an Authorised Person.

     (C) Any communication or document believed by the Agent to be genuine.

     The Agent will not be liable for any of the consequences of relying on these items.

4.6  Extent of Agent's duties

     (A) No other duties: The Agent has no obligations or duties other than those expressly set out in this Agreement, the Financing Documents, any other Hedging Bank Agreements and the Overdraft Bank Agreements.

     (B) Illegality and liability: The Agent is not obliged to do anything which is illegal or which may expose it to liability to any person.

     (C) Not trustee: The Agent is not acting as a trustee for any purpose in connection with this Agreement, except for its role described in Clause 4.13, 4.14 and 4.15.

4.7  Responsibility of the Hedging Bank

     The Hedging Bank is responsible for its own decision to become involved in the Hedging Contract and its decision to take or not take action under the Hedging Contract. It should make its own credit appraisal of the Borrower and the terms of the Hedging Contract. The Agent makes no representation that any information provided to the Hedging Bank before or after the date of this Agreement is true. Accordingly the Hedging Bank should take whatever action it believes is necessary to verify that information. In addition the Agent is not responsible for the legality, validity or adequacy of any Financing Document or the efficacy of the Security under the Charges. The Hedging Bank will satisfy itself on these issues.

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                                      142

4.8  Limitation of liability

     (A) Agent: The Agent will not be liable to the Hedging Bank for any action or non-action under or in connection with the Financing Documents unless caused by its gross negligence or wilful misconduct.

     (B) Directors, employees and agents: No director, employee or agent of the Agent will be liable to the Hedging Bank in relation to the Financing Documents. The Hedging Bank agrees not to seek to impose this liability upon them. Any director, employee or agent of the Agent may rely on this Clause 4.8(B) subject to Clause 7 and the Contracts (Rights of Third Parties) Act 1999.

4.9  Business of the Agent

     Despite its role as agent of the Hedging Bank the Agent may:

     (A) participate as a Lender in the Facility or as a Hedging Bank or an Overdraft Bank,

     (B) carry on all types of business with any Company, and

     (C) act as agent for other groups of lenders to any Company or other borrowers.

4.10 Indemnity

     The Hedging Bank agrees to reimburse the Agent for all losses and expenses incurred by the Agent as a result of its appointment as Agent or arising from its activities as Agent in relation to this Agreement. These losses and expenses will take into account amounts reimbursed to the Agent by the Borrower. The Hedging Bank is not liable for losses and expenses arising from the gross negligence or willful misconduct of the Agent.

4.11 Confidential information

     The Agent is not required to disclose to the Hedging Bank any information:

     (A) which is not received by it in its capacity as Agent, or

     (B) which it receives, with its consent, on a confidential basis.

4.12 Resignation and removal

     The Agent may resign or be removed in accordance with the terms of the Loan Agreement. In this case the Hedging Bank agrees to co-operate, to the extent reasonably necessary, with the transfer of function to a new Agent.

4.13 Obligation to pay to the Agent

     The Borrower agrees to pay to the Agent on demand each amount due and payable by the Borrower to the Hedging Bank under the Hedging Contract. This obligation will be

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                                      143

     satisfied to the extent that the amount is paid to the Hedging Bank. It does not affect the rights of the Hedging Bank or the obligation of the Borrower to the Hedging Bank. A payment of an amount under this sub-clause will, however, satisfy the Borrower's obligation to pay that amount to the Hedging Bank.

4.14 Holding as security trustee

     The Agent agrees that it holds the benefit of:

     (A) Clause 4.13; and

     (B) the Charges and all Security arising from the Charges,

     as trustee on behalf of:

         (i)   the Lenders;

         (ii) each Hedging Bank which executes a Hedging Bank Agreement in accordance with Clause Error! Reference source not found. of the Loan Agreement; and

         (iii) each Overdraft Bank.

     All the Agent's rights and claims arising under the items mentioned in paragraphs (A) and (B) are vested in it on this basis.

4.15 Security

     (A) Perfection of security and title: The Agent:

         (i) is not liable for any failure, omission or defect in perfecting the Security constituted by any Charge;

         (ii) may accept without enquiry the title to the property over which Security is intended to be created by any Charge.

     (B) Custody: The Agent is not under any obligation to hold any title deeds, security documents or any other documents in connection with the property charged by any Charge or to take any steps to protect or preserve these documents. The Agent may permit a Company to retain all these documents in its possession or may deposit them with a nominee or custodian. This paragraph does not apply to documents held in relation to a legal mortgage over, or over an interest in, real property or shares.

5.   NOTICES

     Any notice to be delivered to the Hedging Bank may be delivered to it, or its affiliate, as a Lender in the manner described in the Loan Agreement.

6.   LAW

     This Agreement is to be governed by and construed in accordance with English law.

7.   THE CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

     (A) Clause 4.8(B) confers a benefit on the directors, employees and agents of the Agent (each a "Third Party") and, subject to the remaining provisions of this Clause 7, is intended to be enforceable and relied on by a Third Party by virtue of the Contracts (Rights of Third Parties) Act 1999.

     (B) The parties to this agreement do not intend that any of its terms, apart from Clause 4.8(B), should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to it.

     (C) Notwithstanding the provisions of paragraph (A), this Agreement may be rescinded or varied in any way and at any time by the parties to this Agreement without the consent of any Third Party.

SIGNATURES

[Name of Hedging Bank]

By:


Crown Castle UK Limited

By:


[Name of Agent]

By:

                                  SCHEDULE 11:
                       REQUIREMENTS FOR HEDGING CONTRACTS

         Each Hedging Contract is to be on the terms of the International Swaps & Derivatives Association, Inc. ("ISDA") 1992 Master Agreement (Multicurrency-Cross Border) (the "ISDA Agreement"). Each Hedging Contact will provide for, together with such other terms as the relevant Hedging Bank and the Borrower may agree and which do not conflict with, the following:

         (a) Sections 5(a)(i) to (viii) of the ISDA Agreement not to apply as Events of Default with respect to the Borrower. The Termination Events (as defined in the Loan Agreement) shall be the only Events of Default with respect to the Borrower for the purposes of the ISDA Agreement and, accordingly, the automatic termination provisions of Section 6(a) of the ISDA Agreement shall not be applicable.

         (b) Any notice given pursuant to Section 5 or Section 6 of the ISDA Agreement to also be given contemporaneously to the Agent.

         (c) If any Event of Default under the ISDA Agreement occurs (as referred to in paragraph (a) above) the relevant Hedging Bank to be entitled to designate a day as an Early Termination Date (by notice to the Borrower in accordance with Section 6(a) of the ISDA Agreement) only if all principal amounts outstanding under the Facility are due and payable or if the Agent has cancelled the Facility or demanded immediate repayment of the Loan under Clause Error! Reference source not found. of this Agreement or required the Hedging Contract to be terminated under Clause 2(D) of the Hedging Bank Agreement with that Hedging Bank. This notice must also be given to the Agent.

         (d) No contractual rights of set-off to either party additional to such rights contained in the unamended form of the ISDA Agreement.

         (e) Section 2(c)(ii) of the ISDA Agreement not to apply to any Transactions and thus payments under all Transactions under the same Hedging Contract to be made in the same currency on the same day shall be netted.

         (f) An acknowledgement of the existence of this Agreement and the Charges.

         (g) An election for "Second Method and Market Quotation" in the "Schedule" as the payment method applicable.

         (h)  The governing law to be English law.

         Terms used in this schedule have the meanings given to them in the ISDA Agreement or, where the context does not so permit, the meanings given to them in this Agreement.

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                                      146

                                  SCHEDULE 12:
                              DORMANT SUBSIDIARIES


           Company Name                                    Company Number
           ------------                                    --------------
           Crown Castle UK Pension Trust Limited           3390775 (incorporated in England)

           Mercator Developments Limited                   3844675 (incorporated in England)

           Terracom Estates Limited                        3120642 (incorporated in England)

           Wandasset Limited                               4245109 (incorporated in England)

           Crown Castle BV                                 Not applicable

           Terracom Design & Development Limited           2816853 (incorporated in England)

           Triscape Planning Limited                       3246721 (incorporated in England)